EXECUTION COPY









                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1997



                       Mortgage Pass-Through Certificates

                                 Series 1997-S10







NY1-221875.4

                                                 TABLE OF CONTENTS
                                                                      Page

                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.              Definitions.....................................3
                           -----------
                   Accrued Certificate Interest............................3
                   Adjusted Mortgage Rate..................................4
                   Advance.................................................4
                   Affiliate...............................................4
                   Agreement...............................................4
                   Amount Held for Future Distribution.....................4
                   Appraised Value.........................................5
                   Assignment..............................................5
                   Assignment Agreement....................................5
                   Assignment of Proprietary Lease.........................5
                   Available Distribution Amount...........................5
                   Bankruptcy Amount.......................................6
                   Bankruptcy Code.........................................6
                   Bankruptcy Loss.........................................6
                   Book-Entry Certificate..................................6
                   Business Day............................................6
                   Buydown Funds...........................................6
                   Buydown Mortgage Loan...................................7
                   Cash Liquidation........................................7
                   Certificate.............................................7
                   Certificate Account.....................................7
                   Certificate Account Deposit Date........................7
                   Certificateholder or Holder.............................7
                   Certificate Owner.......................................7
                   Certificate Principal Balance...........................8
                   Certificate Register and Certificate
                   Registrar...............................................9
                   Class...................................................9
                   Class A Certificate.....................................9

Class  A-1  Scheduled  Percentage:   With  respect  to  the  Class  A-1
Certificates and each Distribution Date, the percentage set forth for such Certificates on such Distribution Date in Exhibit R hereto.

                   Class A-6 Collection Shortfall.........................9
                   Class A-6 Principal Distribution Amount................ 9
                   Class A-7 Certificates................................ 9
                   Class A-7 Notional Amount or Notional Amount...........10
                   Class A-7 Subclass Notional Amount.....................10
                   Class B Certificate....................................10
                   Class B Percentage.....................................10
                   Class B-1 Percentage...................................10
                   Class B-1 Prepayment Distribution Trigger..............10
                   Class B-2 Percentage...................................10
                   Class B-2 Prepayment Distribution Trigger..............10


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                                                    i

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                                                                        Page

Class B-3 Percentage.......................................................11
Class B-3 Prepayment Distribution Trigger..................................11
Class M Certificate........................................................11
Class M Percentage.........................................................11
Class M-1 Percentage.......................................................11
Class M-2 Percentage.......................................................11
Class M-2 Prepayment Distribution Trigger..................................12
Class M-3 Percentage.......................................................12
Class M-3 Prepayment Distribution Trigger..................................12
Class R Certificate........................................................12
Closing Date...............................................................12
Code.......................................................................12
Compensating Interest......................................................12
Cooperative................................................................13
Cooperative Apartment......................................................13
Cooperative Lease..........................................................13
Cooperative Loans..........................................................13
Cooperative Stock..........................................................13
Cooperative Stock Certificate..............................................13
Corporate Trust Office.....................................................13
Credit Support Depletion Date..............................................13
Curtailment................................................................14
Custodial Account..........................................................14
Custodial Agreement........................................................14
Custodian..................................................................14
Cut-off Date...............................................................14
Cut-off Date Principal Balance.............................................14
Debt Service Reduction.....................................................14
Deficient Valuation........................................................14
Definitive Certificate.....................................................14
Deleted Mortgage Loan......................................................14
Depository.................................................................14
Depository Participant.....................................................15
Destroyed Mortgage Note....................................................15
Determination Date.........................................................15
Discount Fraction..........................................................15
Discount Mortgage Loan.....................................................15
Disqualified Organization..................................................15
Distribution Date..........................................................16
Due Date...................................................................16
Due Period.................................................................16
Eligible Account...........................................................16
Eligible Funds.............................................................17
Event of Default...........................................................17
Excess Bankruptcy Loss.....................................................17
Excess Fraud Loss..........................................................17
Excess Special Hazard Loss.................................................17
Excess Subordinate Principal Amount........................................17
Extraordinary Events.......................................................17
Extraordinary Losses.......................................................18
FASIT......................................................................18
FDIC.......................................................................18


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                                                    ii

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                                                                Page

FHLMC.....................................................................18
Final Distribution Date...................................................18
Fitch.....................................................................18
FNMA......................................................................19
Foreclosure Profits.......................................................19
Fraud Loss Amount.........................................................19
Fraud Losses..............................................................19
Independent...............................................................20
 ..........................................................................20
Initial Certificate Principal Balance.....................................20
Initial Class A Notional Amount...........................................20
 ..........................................................................20
Insurance Proceeds........................................................20
Insurer...................................................................20
Interest Accrual Period...................................................20
Late Collections..........................................................20
Liquidation Proceeds......................................................20
Loan-to-Value Ratio.......................................................21
 ..........................................................................21
Maturity Date.............................................................21
Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing
Modification.

         Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

Monthly Payment...........................................................21
Moody's...................................................................21
Mortgage..................................................................21
Mortgage File.............................................................21
Mortgage Loan Schedule....................................................22
Mortgage Loans............................................................22
Mortgage Note.............................................................23
Mortgage Rate.............................................................23
Mortgaged Property........................................................23
Mortgagor.................................................................23
Net Mortgage Rate.........................................................23
Non-Discount Mortgage Loan................................................23
Non-Primary Residence Loans...............................................23
Non-United States Person..................................................23
Nonrecoverable Advance....................................................23
Nonsubserviced Mortgage Loan..............................................24
Officers' Certificate.....................................................24
Opinion of Counsel........................................................24
Original Senior Percentage................................................24
Outstanding Mortgage Loan.................................................24
Ownership Interest........................................................24
Participant...............................................................24
Pass-Through Rate.........................................................24


NY1-221875.4
                                                   iii

                                                                      Page

Paying Agent..............................................................25
Percentage Interest.......................................................25
Permitted Investments.....................................................25
Permitted Transferee......................................................27
Person....................................................................27
Pool Stated Principal Balance.............................................27
Pool Strip Rate...........................................................27
Prepayment Assumption.....................................................27
Prepayment Distribution Percentage........................................27
Prepayment Distribution Trigger...........................................29
Prepayment Interest Shortfall.............................................29
Prepayment Lockout Percentage.............................................29
Primary Insurance Policy..................................................30
Principal Prepayment......................................................30
Principal Prepayment in Full..............................................30
Program Guide.............................................................30
Purchase Price............................................................30
Qualified Substitute Mortgage Loan........................................30
Rating Agency.............................................................31
Realized Loss.............................................................31
Record Date...............................................................32
Regular Certificate.......................................................32
REMIC.....................................................................32
REMIC Administrator.......................................................32
REMIC Provisions..........................................................32
REO Acquisition...........................................................33
REO Disposition...........................................................33
REO Imputed Interest......................................................33
REO Proceeds..............................................................33
REO Property..............................................................33
Request for Release.......................................................33
Required Insurance Policy.................................................33
Residential Funding.......................................................33
Responsible Officer.......................................................33
Schedule of Discount Fractions............................................34
Security Agreement........................................................34
Seller....................................................................34
Seller's Agreement........................................................34
Senior Accelerated Distribution Percentage................................34
Senior Certificates.......................................................35
Senior Percentage.........................................................35
Senior Principal Distribution Amount......................................35
Servicing Accounts........................................................35
Servicing Advances........................................................35
Servicing Fee.............................................................36
Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably forseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).


NY1-221875.4
                                                    iv

                                                                     Page


Servicing Officer........................................................ 36
          Special Hazard Amount...........................................36
Special Hazard Loss.......................................................37
Special Hazard Percentage.................................................37
          Standard & Poor's...............................................37
          Stated Principal Balance........................................38
          Subclass........................................................38
          Subordinate Percentage..........................................38
          Subordinate Principal Distribution Amount.......................38
          Subserviced Mortgage Loan.......................................39
          Subservicer.....................................................39
          Subservicer Advance.............................................39
          Subservicing Account............................................39
          Subservicing Agreement..........................................39
          Subservicing Fee................................................39
TAC Certificates..........................................................39
          Targeted Principal Balance......................................39
          Transfer........................................................40
          Transferee......................................................40
          Transferor......................................................40
          Trust Fund......................................................40
          Uncertificated REMIC Regular Interests..........................40
          Uniform Single Attestation Program for
          Mortgage Bankers................................................40
          Uninsured Cause.................................................41
          United States Person............................................41
          Voting Rights...................................................41

                         ARTICLE II

                                  CONVEYANCE OF MORTGAGE LOANS;
                                ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.Conveyance of Mortgage Loans............................... 42
             ----------------------------
Section 2.02.Acceptance by Trustee...................................... 47
             ---------------------
Section 2.03.Representations, Warranties and
             Covenants of the Master Servicer and the
             Company.................................................... 49
Section 2.04.Representations and Warranties
             of Sellers................................................54
Section 2.05.Execution and Authentication of
             Certificates............................................... 56


                             ARTICLE III

                    ADMINISTRATION AND SERVICING
                          OF MORTGAGE LOANS

Section 3.01.Master Servicer to Act as Servicer......................... 57
             ----------------------------------
Section 3.02.Subservicing Agreements Between Master
             Servicer and Subservicers; Enforcement


NY1-221875.4
                                                    v

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                                                                     Page

              of Subservicers' and Sellers'
              Obligations.................................................58
Section 3.03. Successor Subservicers......................................59
              ----------------------
Section 3.04. Liability of the Master Servicer............................60
              --------------------------------
Section 3.05. No Contractual Relationship Between
              Subservicer and Trustee or
              Certificateholders
 ..........................................................................60
Section 3.06. Assumption or Termination of
              Subservicing Agreements by Trustee..........................61
Section 3.07. Collection of Certain Mortgage Loan
              Payments; Deposits to Custodial Account.
                           ...............................................61
Section 3.08. Subservicing Accounts;
                 Servicing Accounts....................................... 64
Section 3.09. Access to Certain Documentation and
              Information Regarding the Mortgage
              Loans.......................................................66
Section 3.10. Permitted Withdrawals from the
              Custodial Account...........................................66
Section 3.11. Maintenance of the Primary Insurance
              Policies; Collections Thereunder............................68
Section 3.12. Maintenance of Fire Insurance and
              Omissions and Fidelity Coverage.  ..........................69
              ----------------------------------
Section 3.13. Enforcement of Due-on-Sale Clauses;
              Assumption and Modification Agreements;
              Certain Assignments.........................................71
Section 3.14. Realization Upon Defaulted
              Mortgage Loans............................................. 74
Section 3.15. Trustee to Cooperate;
              Release of Mortgage Files...................................77
Section 3.16. Servicing and Other Compensation;
              Compensating Interest.......................................78
Section 3.17. Reports to the Trustee and the Company......................79
              --------------------------------------
Section 3.18. Annual Statement as to Compliance...........................80
              ---------------------------------
Section 3.19. Annual Independent Public Accountants'
              Servicing Report............................................80
Section 3.20. Rights of the Company in Respect
              of the Master Servicer.         ............................81
              --------------------------------
Section 3.21. Administration of Buydown Funds.............................81
              -------------------------------

                                           ARTICLE IV

                                 PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account........................................ 83
              -------------------
Section 4.02. Distributions.............................................. 83
              -------------
Section 4.03. Statements to Certificateholders........................... 94
              --------------------------------
Section 4.04. Distribution of Reports to the
              Trustee and the Company; Advances
              by the Master Servicer..................................... 97
Section 4.05. Allocation of Realized Losses.............................. 99
              -----------------------------


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                                                    vi

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                                                                         Page

         Section 4.06.Reports of Foreclosures and Abandonment
                      of Mortgaged Property.                 .............100
                      ---------------------------------------
         Section 4.07.Optional Purchase of Defaulted Mortgage
                      Loans.                                 .............100
                      ---------------------------------------

                                       ARTICLE V

                                   THE CERTIFICATES

         Section 5.01.The Certificates....................................102
                      ----------------
         Section 5.02.Registration of Transfer and Exchange of
                      Certificates.
 ..........................................................................105
         Section 5.03.Mutilated, Destroyed, Lost or Stolen
                      Certificates........................................110
         Section 5.04.Persons Deemed Owners...............................111
                      ---------------------
         Section 5.05.Appointment of Paying Agent.........................111
                      ---------------------------
         Section 5.06.Optional Purchase of Certificates...................111
                      ---------------------------------

                                      ARTICLE VI

                          THE COMPANY AND THE MASTER SERVICER

         Section 6.01.Respective Liabilities of the Company
                      and the Master Servicer.............................114
         Section 6.02.Merger or Consolidation of the
                      Company or the Master Servicer;
                      Assignment of Rights and Delegation
                      of Duties by Master Servicer........................114
         Section 6.03.Limitation on Liability of the Company,
                      the Master Servicer and Others.        .............115
         Section 6.04.Company and Master
                      Servicer Not to Resign..............................116

                                      ARTICLE VII

                                        DEFAULT

         Section 7.01.Events of Default...................................117
                      -----------------
         Section 7.02.Trustee or Company to Act; Appointment
                      of Successor........................................119
         Section 7.03.Notification to Certificateholders..................120
                      ----------------------------------
         Section 7.04.Waiver of Events of Default.........................120
                      ---------------------------

                                     ARTICLE VIII

                                CONCERNING THE TRUSTEE

         Section 8.01.Duties of Trustee...................................122
                      -----------------
         Section 8.02.Certain Matters Affecting the Trustee...............124
                      -------------------------------------
         Section 8.03.Trustee Not Liable for Certificates or
                      Mortgage Loans......................................126


NY1-221875.4
                                     vii
                                                                         page

         Section 8.04.Trustee May Own Certificates........................126
                      ----------------------------
         Section 8.05.Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.        ..............126
         Section 8.06.Eligibility Requirements for Trustee................127
                      ------------------------------------
         Section 8.07.Resignation and Removal of the Trustee..............128
                      --------------------------------------
         Section 8.08.Successor Trustee...................................129
                      -----------------
         Section 8.09.Merger or Consolidation of Trustee..................129
                      ----------------------------------
         Section 8.10.Appointment of Co-Trustee or Separate
                      Trustee.............................................130
         Section 8.11.Appointment of Custodians...........................131
                      -------------------------
         Section 8.12.Appointment of Office or Agency.....................131
                      -------------------------------

                                      ARTICLE IX

                                      TERMINATION

         Section 9.01.Termination Upon Purchase by the Master
                      Servicer or the Company or
                      Liquidation of All Mortgage Loans...................133
         Section 9.02.Additional Termination Requirements.................136
                      -----------------------------------

                                       ARTICLE X

                                   REMIC PROVISIONS

         Section 10.01REMIC Administration................................137
                      --------------------
         Section 10.02Master Servicer, REMIC Administrator and
                      Trustee Indemnification.............................141

                                      ARTICLE XI

                               MISCELLANEOUS PROVISIONS

         Section 11.01Amendment...........................................143
                      ---------
         Section 11.02Recordation of Agreement; Counterparts..............146
                      --------------------------------------
         Section 11.03Limitation on Rights
                      --------------------
                      of Certificateholders...............................146
         Section 11.04Governing Law.......................................147
                      -------------
         Section 11.05Notices.............................................147
                      -------
         Section 11.06Notices to Rating Agency............................148
                      ------------------------
         Section 11.07Severability of Provisions..........................149
                      --------------------------
         Section 11.08Supplemental Provisions for
                  Resecuritization........................................149



NY1-221875.4
                                                   viii

                                                     EXHIBITS

Exhibit A:   Form of Class A Certificate
Exhibit B:   Form of Class M Certificate
Exhibit C:   Form of Class B Certificate
Exhibit D:   Form of Class R Certificate
Exhibit E:   Form of Custodial Agreement
Exhibit F:   Mortgage Loan Schedule
Exhibit G:   Form of Seller/Servicer Contract
Exhibit H:   Forms of Request for Release
Exhibit I-1: Form of Transfer Affidavit and Agreement
Exhibit I-2: Form of Transferor Certificate
Exhibit J-1: Form of Investor Representation Letter
Exhibit J-2: Form of ERISA Representation Letter
Exhibit K:   Form of Transferor Representation Letter
Exhibit L:   Form of Rule 144A Investment Representation
             Letter
Exhibit M:   Text of Amendment to Pooling and Servicing
             Agreement Pursuant to Section 12.01(e) for a
             Limited Guaranty
Exhibit N:   Form of Limited Guaranty
Exhibit O:   Form of Lender Certification for Assignment of
             Mortgage Loan
Exhibit P:   Schedule of Discount Fractions
Exhibit Q:   Form of Request for Exchange
Exhibit R:   Class A-1 Scheduled Percentages and Targeted
             Principal Balances


NY1-221875.4
                                                        ix

         This is a Pooling and Servicing Agreement, dated as of July 1, 1997, among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (together with its permitted successors and assigns, the "Trustee"),

                                              PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as a "REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be represented by the Class A-7 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-221875.4

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust
Fund created hereunder.




                                         Aggregate Initial
                                            Certificate
                    Pass-Through             Principal                                          Maturity
 Designation            Rate                  Balance                      Features               Date        Moody's       Fitch
 -----------           ------                ---------                     --------              ------       -------       -----
Class A-1              7.00%          $         25,026,000.00               Senior            July 25, 2012     AAA          AAA
Class A-2              7.00%          $         75,627,000.00             TAC/Senior          July 25, 2012     AAA          AAA
Class A-3              7.00%          $         13,626,000.00             TAC/Senior          July 25, 2012     AAA          AAA
Class A-4              7.00%          $          3,585,000.00          Companion/Senior       July 25, 2012     AAA          AAA
Class A-5              7.00%          $         30,511,000.00      Prepayment Lockout/Senior  July 25, 2012     AAA          AAA
Class A-6                0%           $            213,978.86        Principal Only/Senior    July 25, 2012     AAA          AAA
Class A-7          Variable Rate      $                  0.00           Variable Strip/       July 25, 2012     AAA          AAA
                                                                     Interest Only/Senior
Class R                7.00%          $                100.00           Residual/Senior       July 25, 2012     AAA          AAA
Class M-1              7.00%          $          1,525,600.00              Mezzanine          July 25, 2012     Aa2          N/A
Class M-2              7.00%          $            915,300.00              Mezzanine          July 25, 2012     A2           N/A
Class M-3              7.00%          $            534,000.00              Mezzanine          July 25, 2012     Baa2         N/A
Class B-1              7.00%          $            381,400.00             Subordinate         July 25, 2012     Ba2          N/A
Class B-2              7.00%          $            305,100.00             Subordinate         July 25, 2012     B2           N/A
Class B-3              7.00%          $            305,583.48             Subordinate         July 25, 2012     N/A          N/A




NY1-221875.4
                                                                     2

         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $152,556,062.34. The Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                                     ARTICLE I

                                                    DEFINITIONS

         Section 1.01.            Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-6 Certificate and Class A-7 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-7 Certificates in the aggregate interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-7 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-7 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-7 Subclass Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy


NY1-221875.4
                                                         3

Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-7 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to
Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds,


NY1-221875.4
                                                         4

Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption
Agreement, dated July 30, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account pursuant to
Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, and (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to
Section 3.16(e) reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to


NY1-221875.4
                                                         5
be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

         Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $50,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made


NY1-221875.4
                                                         6
from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S10" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner:  With respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect


NY1-221875.4
                                                         7
participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than the Class A-7 Certificates) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any,


NY1-221875.4
                                                         8
of (A) the then aggregate  Stated  Principal  Balance of the Mortgage Loans over
(B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-7 Certificates have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-7 Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for the purposes of this Agreement.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-7 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-7 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-7 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-7 Certificates pursuant to said Section.

         Class A-1 Scheduled Amount: With respect to any Distribution Date, an amount equal to the aggregate outstanding Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class R Certificates on such Distribution Date after giving effect to (i) amounts payable with respect to principal on such Certificates and (ii) any Realized Losses to be allocated to such Certificates on such Distribution Date.

         Class  A-1  Scheduled  Percentage:   With  respect  to  the  Class  A-1
Certificates and each Distribution Date, the percentage set forth for such Certificates on such Distribution Date in Exhibit R hereto.

         Class A-6 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         Class A-6 Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

         Class A-7 Certificates: The Class A Certificates designated as Class A-7 Certificates, including any Subclass thereof.


NY1-221875.4
                                                         9

         Class A-7 Notional Amount or Notional Amount: As of any Distribution Date, with respect to the Class A-7 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such date.

         Class A-7 Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-7 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.65%.

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the


NY1-221875.4
                                                        10

Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.40%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.20%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.



NY1-221875.4
                                                        11

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.60%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.00%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         Closing Date:  July 30, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced


NY1-221875.4
                                                        12
pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Corporate Trust Services Division, One First National Plaza, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-S10.

         Credit Support Depletion Date: The first Distribution Date on which the Senior Percentage equals 100%.



NY1-221875.4
                                                        13

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date:  July 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial
Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in


NY1-221875.4
                                                        14

Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.00% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.00%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the


NY1-221875.4
                                                        15

Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating


NY1-221875.4
                                                        16
assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-6 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in Section 4.02(b)(i)(E) hereof.

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or


NY1-221875.4
                                                        17
         uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.



NY1-221875.4
                                                        18

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.



NY1-221875.4
                                                        19

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Class A-7 Notional Amount: With respect to any Class A-7 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-7 Certificate.

         Initial Monthly Payment Fund:  As defined in Section
2.01(f).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the


NY1-221875.4
                                                        20
liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-7 Certificates, which have no Certificate Principal Balance) would be reduced to zero, is July 25, 2012, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2012, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

         Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File:  The mortgage documents listed in Section
2.01 pertaining to a particular Mortgage Loan and any additional


NY1-221875.4
                                                        21
documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund,


NY1-221875.4
                                                        22
the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

         Mortgaged Property: The underlying real property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.



NY1-221875.4
                                                        23

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Original Senior Percentage: The fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Senior Certificates (other than the Class A-6 Certificates) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans), which is approximately 97.40% as of the Closing Date.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Participant: An institution that clears through or maintains a custodial relationship with the Depository and has access to the Depository's clearing system.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-6 and Class A-7 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-7 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the


NY1-221875.4
                                                        24
month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holder of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-7 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.5978% per annum. With respect to any Subclass of Class A-7 Certificate and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-6 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-7 Notional Amount thereof (in the case of any Class A-7 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-7 Notional Amounts, as applicable, of all of the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured


NY1-221875.4
                                                        25
         obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;



NY1-221875.4
                                                        26
provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person:  Any  individual,  corporation,   partnership,  joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.00% (but not less than 0.00%) per annum.

         Prepayment Assumption: A prepayment assumption of 250% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:



NY1-221875.4
                                                        27

         (i) For any Distribution Date prior to the Distribution Date in August 2002 (unless the Certificate Principal Balances of the Class A Certificates, other than the Class A-6 Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

                    (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in
         Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a


NY1-221875.4
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



         "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and
         (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

         Prepayment Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in August 2002, 0%; for any Distribution Date occurring after July 2002 but prior to August 2003, 30%; for any Distribution Date occurring after July 2003 but prior to August 2004, 40%; for any Distribution Date occurring after July 2004 but prior to August 2005, 60%; for any Distribution Date occurring after July 2005 but prior to August 2006, 80%; for any Distribution Date after July 2006, 100%.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.


NY1-221875.4
                                                        29

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted


NY1-221875.4
                                                        30

Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-7 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Moody's with respect to the Class A and Class R Certificates and Moody's with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which


NY1-221875.4
                                                        31
have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (b) any such amount iwth respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final


NY1-221875.4
                                                        32
regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.


NY1-221875.4
                                                        33

         Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                      Senior Accelerated
Distribution Date                   Distribution Percentage

August 1997 through
July 2002.............................100%

August 2002 through
July 2003.............................Senior Percentage, plus 70% of the Subordinate Percentage

August 2003 through
July 2004.............................Senior Percentage, plus 60% of the Subordinate Percentage
August 2004 through
July 2005.............................Senior Percentage, plus 40% of the Subordinate Percentage
August 2005 through
July 2006.............................Senior Percentage, plus 20% of the Subordinate Percentage

August 2006 and
thereafter............................Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60


NY1-221875.4
                                                        34
days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or
(b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior
Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-6 Certificates) to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Senior Certificates: Any one of the Class A Certificates or Class R Certificates.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-6 Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)(other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master


NY1-221875.4
                                                        35

Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably forseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $2,180,800 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of (i) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately


NY1-221875.4
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



preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 26.7% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% of the outstanding principal balance of all Mortgage
Loans on the Distribution Date immediately preceding such anniversary, (ii) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (iii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all of the Mortgage Loans as of the immediately preceding Distribution Date.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.


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




         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass: With respect to the Class A-7 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-7 Certificates pursuant to Section 5.01(c).

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class


NY1-221875.4
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



on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         TAC Certificates: Any one of the Class A-2 Certificates and Class A-3 Certificates.

         Targeted Principal Balance: With respect to Class A-2 Certificates and Class A-3 Certificates and each Distribution Date, the amount set forth for such Certificate on such Distribution Date in Exhibit R hereto.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other


NY1-221875.4
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



information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

         (i)        the Mortgage Loans and the related Mortgage Files,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, but not including amounts on deposit in the Initial Monthly Payment Fund;

         (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)        all proceeds of clauses (i) through (iv) above.

         Uncertificated REMIC Regular Interests: The 603 uncertificated partial undivided beneficial ownership interests in the Trust Fund numbered sequentially from 1 through 603 each relating to the particular Mortgage Loan identified by sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.



NY1-221875.4
                                                        40

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-7 and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-7 Certificates and the Holders of the Class R Certificates shall be entitled to 1.0% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.



NY1-221875.4
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



                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                    (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                    (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


NY1-221875.4
                                                        42
         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                    (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                    (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                    (v)             The Security Agreement;

                    (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                    (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                    (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                    (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-221875.4
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




                    (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the


NY1-221875.4
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



Assignment referred to in clause (I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of
Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be


NY1-221875.4
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



(1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and
(C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage
Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days


NY1-221875.4
                                                        46
prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or
(3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

                    (f) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $116,425 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in August 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in August 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the


NY1-221875.4
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



benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the


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



Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03.              Representations, Warranties and Covenants
                                    of the Master Servicer and the Company   .

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                    (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                    (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                    (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                    (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or


NY1-221875.4
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



         its properties or might have consequences that would materially adversely affect its performance hereunder;

                    (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                    (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                    (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                    (viii) The Master  Servicer has examined each existing,  and will  examine  each  new,  Subservicing  Agreement  and is or  will  be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall


NY1-221875.4
                                                        50
constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                    (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                    (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                    (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

                    (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 25% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (b) at least 12% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (c) at least 6% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                    (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                    (vi) No more than 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California. Thirteen of the Mortgage Loans, representing approximately 0.9% of the


NY1-221875.4
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



         Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, are Cooperative Loans;

                    (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                    (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                    (ix) Approximately 19.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

                    (x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

                    (xi) One Mortgage Loan, representing approximately 0.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, is a Buydown Mortgage Loan;

                    (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                    (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                    (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                    (xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are


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                                                        52
         obtained  in  connection  with the  refinancing  thereof),  the related
         Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

                    (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

                    (xvii) None of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute


NY1-221875.4
                                                        53
for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate-holders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with


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



respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this
Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section


NY1-221875.4
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



860F(a)(1)  of the Code or on  "contributions  after  the  startup  date"  under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.      Execution and Authentication of Certificates

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.


NY1-221875.4
                                                        56

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the


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extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section
3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing


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Agreement  will be upon such terms and  conditions as are generally  required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall


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



either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04.              Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05.              No Contractual Relationship Between
                         Subservicer and Trustee or Certificateholders


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.



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         Section 3.06.              Assumption or Termination of Subservicing
                                    Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07.      Collection of Certain Mortgage Loan Payments;
                                    Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with


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the terms of this Agreement,  the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor
if  in  the  Master   Servicer's   determination   such  waiver,   modification,
postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in


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



         connection with an REO Property for which an REO Disposition has occurred;

                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                    (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                    (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21; and

                    (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.



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         (c) The  Master  Servicer  shall  use its best  efforts  to  cause  the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with


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



respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.


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         (d) The Master  Servicer shall advance the payments  referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section


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



         4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably forseeable pursuant to
         Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

                    (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or


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



         otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off


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Date and the Company had knowledge of such Primary Insurance Policy.  The Master
Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100


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



percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section
3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event


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



that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and



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



                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate


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



instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent


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



below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to


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



the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property


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within two years after its acquisition by the Trust Fund for purposes of Section
860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.



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         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to


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which such  Mortgage  File or such  document  was  delivered  and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

         (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.


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         (c) The Master  Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.



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         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may


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rely,  as to matters  relating  to the direct  servicing  of  mortgage  loans by
Subservicers,   upon  comparable   statements  for  examinations   conducted  by
independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.



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         (b) If the  Mortgagor on a Buydown  Mortgage  Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-7 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-7 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

                    (i) to the Class A Certificateholders (other than the Class A-6 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-7 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                    (ii)    (X)     to the Class A-6 Certificateholders, the
         Class A-6 Principal Distribution Amount; and

                    (Y) to the Class A Certificateholders (other than Class A-6 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through
         (vi) and Sections 4.02(c) and (d), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                                    (A)   the   Senior   Percentage   for   such
                    Distribution Date times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal


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                            portion of any Debt  Service  Reduction  (other than
                            the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with
                            other  Bankruptcy   Losses  exceeds  the  Bankruptcy
                            Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan); and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);

                            (B) with respect to each  Mortgage  Loan for which a
                    Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including


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



                    without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section 4.02(b)(i)(C));

                            (C) the Senior Accelerated  Distribution  Percentage
                    for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

                            (D) any Excess Subordinate Principal Amount for such Distribution Date; and

                            (E) any amounts  described  in  subsection  (ii)(Y),
                    clauses (A) through (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

                    (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or


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



         remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii),
         (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                    (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of


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



         Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available
         pursuant  to  clause  (x)  of  Section   4.02(a)(xv)  are  insufficient
         therefor;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvi) to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A


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



         Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates (other than the Class A-7 Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i)  first,  to  the  Class  A-6  Certificates,   until  the
         Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-6 Principal Distribution Amount") equal to the aggregate of:

                            (A) the related  Discount  Fraction of the principal
                    portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;



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



                            (B) the related  Discount  Fraction of the principal
                    portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                            (C) in connection  with the Cash  Liquidation or REO
                    Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                            (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                            (E) the amount of any Class A-6 Collection Shortfalls for such Distribution Date and the amount of any Class A-6 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                    (ii)  the  Senior  Principal  Distribution  Amount  shall be
         distributed  to  the  Class  R  Certificates,   until  the  Certificate
         Principal Balance thereof has been reduced to zero;

                    (iii) from the balance, if any, of the Senior Principal Distribution Amount remaining after the distribution described in clause 4.02(b)(ii) above, there shall be distributed to the Class A-5 Certificates, in reduction of the Certificate Principal Balance thereof, an amount equal to the sum of the following:

                                    (A)     the Class A-5 Certificates' pro rata
                            share (based on the aggregate Certificate
                            Principal Balance thereof relative to the


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



                            aggregate Certificate Principal Balance of all of the Certificates (other than the Class A-6 Certificates)) of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

                                    (B) the Prepayment Lockout Percentage of the
                            Class A-5 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the Certificate Principal Balance of all of the Certificates (other than the Class A-6 Certificates)) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage;

                    provided  that, if the aggregate of the amounts set forth in
                    Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-5 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class A-5 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-6 Certificates) of such difference; and

                    (iv) an amount equal to the lesser of (1) the Senior Principal Distribution Amount remaining after the distributions described in Sections 4.02(b)(ii) and (iii) above, and (2) the aggregate amount (the "Class A-1 Scheduled Distribution Amount") necessary to reduce the outstanding Certificate Principal Balance of the Class A-1 Certificates to an amount equal to the product of (a) the Class A-1 Scheduled Amount for such Distribution Date and (b) the Class A-1 Scheduled Percentage for such Distribution Date shall be distributed to the Class A-1 Certificates;

                    (v) an amount equal to the lesser of (1) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in Sections 4.02(b)(ii), (iii) and (iv) above and (2) the aggregate amount (the "TAC Scheduled Distribution Amount") necessary to reduce the outstanding Certificate Principal Balances of the TAC Certificates to their respective Targeted Principal Balances for such Distribution Date shall be distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates in that order, in each case until


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



         the Certificate Principal Balance of each such class of Certificates has been reduced to its Targeted Principal
         Balance; and

                    (vi) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in Sections 4.02(b)(ii) through (v) above shall be distributed as follows:

                            (A) first, to the Class A-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                            (B) second, sequentially to the Class A-2, Class A-3
                    and Class A-1 Certificates in that order, without regard to their respective schedules, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and

                            (C) third, to the Class A-5 Certificates,  until the
                    Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-6 Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-6 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates (other than the Class A-6 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances.

         (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-6 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-6 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-6, Class A-7, Class M and Class B Certificates, in each case as described herein.

         (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of


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



any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 12.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-7 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-7 Certificates, to the Class A-7 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such


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



distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.              Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;



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



                  (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                  (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                  (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                  (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (ix) the number, aggregate principal balance and book value of any REO Properties;

                  (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xi)  the  Special  Hazard  Amount,   Fraud  Loss  Amount  and
         Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                  (xii)  the   weighted   average   Pool  Strip  Rate  for  such
         Distribution Date and the Pass-Through Rate with respect to the Class A-7 Certificates and each Subclass, if any, thereof;

                  (xiii) the Class A-7 Notional Amount and each Class A-7 Subclass Notional Amount;

                  (xiv)  the occurrence of the Credit Support Depletion
         Date;

                  (xv) the Senior Accelerated Distribution Percentage applicable to such distribution;



NY1-221875.4
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



                  (xvi)  the Senior Percentage for such Distribution
         Date;

                  (xvii) the aggregate amount of Realized Losses for such Distribution Date;

                  (xviii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                  (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                  (xx) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.


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         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04.              Distribution of Reports to the Trustee and
                             the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account


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Deposit Date shall be less than  payments to  Certificateholders  required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section
4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.




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         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; ; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-6 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-6 Certificates), Class R Certificates on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-6 Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-6 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-6 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest


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



thereon for such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued
Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-7 Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-7 Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price


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



therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the
Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section
4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.



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



                                                     ARTICLE V

                                                 THE CERTIFICATES

         Section 5.01.              The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class A-7 and Class R Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) and $1,000 (in the case of all other Classes of Certificates) in excess thereof, except that one Certificate of each of the Class A-6, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class A-6     $      25,978.86
                           Class M-1     $      25,600.00
                           Class M-2     $     250,300.00
                           Class B-1     $     381,400.00
                           Class B-2     $     305,100.00
                           Class B-3     $     305,583.48

         The Class A-7 and Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-7 Certificates shall be issuable as a single Certificate as provided in
Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate


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



Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-6 Certificates and Class A-7 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-6 Certificates and Class A-7 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall


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



notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time Residential Funding, as the initial Holder of the Class A-7 Certificates, may exchange such Holder's Class A-7 Certificates for Subclasses of Class A-7 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-7 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-7-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Class A-7 Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class


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



A-7 Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(e), in the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of


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                                                        105

Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a


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certification  to the effect  set forth in  paragraph  six of Exhibit  J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and


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         warranting,  among  other  things,  that  no  purpose  of the  proposed
         Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding


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Permitted  Transferee shall be restored,  to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated,


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provided that there shall have been delivered to the Trustee the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.


         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient


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



to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price


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



equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)     the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon, any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company,


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



as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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



                                       ARTICLE VI

                           THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Respective Liabilities of the Company and the
                       Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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



Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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



the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                                    ARTICLE VII

                                                      DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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Account.  If the  Trustee  has become the  successor  to the Master  Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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



manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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         obligations  of the Trustee shall be  determined  solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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



the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of


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



         Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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



         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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



misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate,  signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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resulting  from any merger,  conversion  or  consolidation  to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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         (c) Any notice,  request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, NY 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c)


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hereof  where  notices  and  demands  to or upon the  Trustee in respect of this
Agreement may be served.


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                                                    ARTICLE IX

                                                    TERMINATION

         Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such


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right is exercised by the Master  Servicer,  the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A Certificates, Class M Certificates and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the


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Certificate Account before the Final Distribution Date in immediately  available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M, Class B and Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each
Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest, any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.


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




         Section 9.02.              Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund as the case may be, to comply with the requirements of this
Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.




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                                                     ARTICLE X

                                                 REMIC PROVISIONS

         Section 10.01              REMIC Administration.

         (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (except for Class A-7), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

         (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

         (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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         (d) The REMIC  Administrator  shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

         (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

         (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such


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expense,  and the Master  Servicer or the REMIC  Administrator,  as  applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is


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imposed  by the Code or any  applicable  provisions  of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

         (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

         (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as REMICs at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j)  Neither the Master  Servicer  nor the  Trustee  shall  (subject to
Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-7 Certificates) representing a regular interest in the REMIC would be reduced to zero is July 25, 2012, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2012, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue


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Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the REMIC.

         (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.


         Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

         (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

         (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable


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attorneys'  fees)  imposed on or incurred by the Trust Fund,  the  Company,  the
REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.



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                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a


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         letter  from each  Rating  Agency to such  effect,  and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this


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Section 11.01 to approve the particular form of any proposed  amendment,  but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to


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such  amendment)  and that the  limited  guaranty  shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to


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this Agreement,  unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
Residential Funding Corporation Series 1997-S10 or such other address as may


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hereafter be furnished to the Company and the Master  Servicer in writing by the
Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, the Trustee and the Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                  (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section
         4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from


NY1-221875.4
                                                        148
         the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.      Supplemental Provisions for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions


NY1-221875.4
                                                        149
to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



NY1-221875.4
                                                        150

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                        RESIDENTIAL FUNDING MORTGAGE
                                        SECURITIES I, INC.

[Seal]
                                        By:
                                              Name:   Randy Van Zee
                                              Title:  Vice President

Attest:
             Name:   Diane S. Wold
             Title:  Vice President


                                        RESIDENTIAL FUNDING CORPORATION

[Seal]
                                        By:
                                              Name:   Diane S. Wold
                                              Title:  Director


Attest:
             Name:   Randy Van Zee
             Title:  Director


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee

[Seal]
                                        By:
                                          Name:
                                          Title:

Attest:
             Name:
             Title:


NY1-221875.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




NY1-221875.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]


NY1-221875.4

STATE OF ILLINOIS                     )
                                      ) ss.:
COUNTY OF COOK                        )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a __________________________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]


NY1-221875.4

                                                     EXHIBIT A

                                            FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 235% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


NY1-221875.4

Certificate No. ____             [___%] Pass-Through Rate [based
                                 on a Notional Amount]
Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:                    [Percentage Interest:
                                               ---%]
July 1, 1997
                         Aggregate [Initial Certificate
                          Principal Balance] [Notional
                            Amount] of the Class A-__
                                  Certificates:

First Distribution Date:
August 25, 1997


Master Servicer:                    [Initial] [Certificate Principal
Residential Funding                 Balance] [Notional Amount] of this
Corporation                         Certificate: $_____________]

Assumed Final
Distribution Date:                  CUSIP 760944-_____


                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                  Series 1997-S10

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both


NY1-221875.4
                                                        A-2
as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage


NY1-221875.4
                                                        A-3

Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations


NY1-221875.4
                                                        A-4
specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-221875.4
                                                        A-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                THE FIRST NATIONAL BANK OF
                                      CHICAGO,
                                       as Trustee


                                      By:
                                                    Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO,
                                        as Certificate Registrar


                                       By:
                                                     Authorized Signatory


NY1-221875.4
                                      A-6

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                              Signature by or on behalf of assignor




                            Signature Guaranteed

                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT B

                                            FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS
A CERTIFICATES [AND CLASS M-1 CERTIFICATES] AS DESCRIBED IN THE
AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 235% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-221875.4

Certificate No. ___                          7.50% Pass-Through Rate

Class M-    Subordinate                      Aggregate Certificate
                                Principal Balance
                          of the Class M Certificates:
Date of Pooling and Servicing            $_______________
Agreement and Cut-off Date:
July 1, 1997                             Initial Certificate Principal
                                         Balance of this Certificate:
First Distribution Date:                $_______________
August 25, 1997
                                                  CUSIP: 760944-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:



                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  Series 1997-S10

         evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the


NY1-221875.4
                                                        B-2

Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-221875.4
                                                        B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-221875.4
                                                        B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-221875.4
                                                        B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-221875.4
                                                        B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                THE FIRST NATIONAL BANK OF CHICAGO,

                                       as Trustee


                                      By:
                                                    Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO,
                                        as Certificate Registrar


                                       By:
                                                     Authorized Signatory

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                       Signature by or on behalf of assignor




                                        Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT C

                                            FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 235% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-221875.4
                                                        C-1

Certificate No. __                     7.50 % Pass-Through Rate

Class B-__ Subordinate                 Aggregate Certificate
                                Principal Balance
                                of the Class B-__
                               Certificates as of
Date of Pooling and Servicing           the Cut-off Date:
Agreement and Cut-off Date:             $_______________
July 1, 1997
                                        Initial Certificate Principal
                                        Balance of this Certificate:
First Distribution Date:                $_______________
August 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:


                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  Series 1997-S10

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Funding Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities


NY1-221875.4
                                                        C-2

I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-221875.4
                                                        C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-221875.4
                                                        C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-221875.4
                                                        C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-221875.4
                                                        C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                               THE FIRST NATIONAL BANK OF CHICAGO,

                                      as Trustee


                                     By:
                                                   Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO,
                                        as Certificate Registrar


                                       By:
                                                     Authorized Signatory


NY1-221875.4
                                      C-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                             Signature by or on behalf of assignor




                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT D

                                            FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-221875.4

Certificate No. ___                    7.50% Pass-Through Rate

Class R Senior                         Aggregate Initial
                                       Certificate   Principal Balance of the
                                                     Class R Certificates:
Date of Pooling and Servicing          $100.00
Agreement and Cut-off Date:
July 1, 1997                           Initial Certificate Principal
                                       Balance of this Certificate:
First Distribution Date:               $_______________
August 25, 1997
                                       Percentage Interest:
Master Servicer:                       _______%
Residential Funding Corporation
                                       CUSIP 760944-_____
Assumed Final Distribution Date:
July 25, 2012


                                        MORTGAGE PASS-THROUGH CERTIFICATE,
                                                  Series 1997-S10

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any


NY1-221875.4
                                                        D-2
successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to


NY1-221875.4
                                                        D-3
the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the


NY1-221875.4
                                                        D-4

Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate


NY1-221875.4
                                                        D-5
upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-221875.4
                                                        D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                  THE FIRST NATIONAL BANK OF CHICAGO
                                         as Trustee


                                        By:
                                                      Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO,
                                              as Certificate Registrar


                                             By:
                                                           Authorized Signatory


NY1-221875.4
                                            D-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                    Signature by or on behalf of assignor




                                  Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT E

                                                CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of July 1, 1997, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of July 1, 1997, relating to the issuance of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S10 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-221875.4

                                                    ARTICLE II

                                           Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such


NY1-221875.4
                                                        E-2
document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a


NY1-221875.4
                                                        E-3

Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of


NY1-221875.4
                                                        E-4
such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                                    ARTICLE III

                                             Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable


NY1-221875.4
                                                        E-5
expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution


NY1-221875.4
                                                        E-6
subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.





NY1-221875.4
                                                        E-7

                                                    ARTICLE IV

                                             Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then


NY1-221875.4
                                                        E-8
such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-221875.4
                                                        E-9

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    THE FIRST NATIONAL BANK OF
CHICAGO,
                                            as Trustee
One North State Street
Chicago, Illinois  60602
Attention:  Residential Funding Corporation
              Series 1997-S10
                                            By:
                                            Name:
                                            Title:  Vice President


Address:                                    RESIDENTIAL FUNDING MORTGAGE
                                            SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                            By:
                                            Name:
                                            Title:  Vice President


Address:                                     RESIDENTIAL FUNDING
                                               CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                                         By:
                                                         Name:
                                                         Title:  Director


Address:                                  NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                          By:
                                          Name:   Kathleen Marshall
                                          Title:  Trust Officer


NY1-221875.4
                                                       E-10

STATE OF NEW YORK                           )
                                            ) ss.:
COUNTY OF NEW YORK                          )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                       Notary Public


[SEAL]


NY1-221875.4

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                          Notary Public


[SEAL]


NY1-221875.4

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                      Notary Public

[Notarial Seal]


NY1-221875.4

                                                    EXHIBIT ONE

                                                 FORM OF CUSTODIAN
                                               INITIAL CERTIFICATION


                                                              July 30, 1997


The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1997-S10

                  Re: Custodial Agreement dated as of July 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S10

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                                              By:
                                                              Name:
                                                              Title:


NY1-221875.4

                                                    EXHIBIT TWO

                                      FORM OF CUSTODIAN INTERIM CERTIFICATION



                                            ________________ ____, 1997



The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1997-S10

                  Re: Custodial Agreement dated as of July 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S10


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                                              By:
                                                              Name:
                                                              Title:


NY1-221875.4

                                                   EXHIBIT THREE

                                       FORM OF CUSTODIAN FINAL CERTIFICATION



                                                     _____________ ___, 1997




The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1997-S10

                  Re: Custodial Agreement dated as of July 1, 1997, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-S10


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;



NY1-221875.4

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)  The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of


NY1-221875.4
                                                        E-4
the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION


                                       By:
                                       Name:
                                       Title:


NY1-221875.4
                                                        E-5

                                                     EXHIBIT F

                                              MORTGAGE LOAN SCHEDULE


  RUN ON     : 07/24/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 07.35.47          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S15 YR                            CUTOFF : 07/01/97
  POOL       : 0004254
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1491816          F45/163             F           37,125.00         ZZ
                                         180         35,009.88          1
    81-10 155TH AVENUE                 7.625            346.80         75
    APT 56                             7.375            346.80       50,000.00
    HOWARD BEACH     NY   11414          1            12/14/95         00
    202398330                            10           02/01/96          0
    741652                               O            01/01/11
    0


    1543307          637/G01             F           80,000.00         T
                                         180         79,013.87          1
    613 BUNKER HILL ROAD               7.375            735.94         44
                                       7.125            735.94      184,000.00
    NORTHAMPTON      NY   12134          1            02/28/97         00
    0430175760                           05           04/01/97          0
    9383746                              O            03/01/12
    0


    1548529          E83/E83             F           75,000.00         ZZ
                                         180         74,045.20          1
    80 SEVEN SPRINGS ROAD              7.000            674.12         36
                                       6.750            674.12      209,900.00
    HIGHLAND MILLS   NY   10930          1            02/07/97         00
    96120035                             05           04/01/97          0
    96120035                             O            03/01/12
    0


    1549009          686/G01             F          308,000.00         ZZ
                                         180        302,330.88          1
    80 WEST MEADOW ROAD                7.500          2,855.20         70
                                       7.250          2,855.20      440,000.00
    HAMDEN           CT   06518          5            12/13/96         00
    0430121269                           05           02/01/97          0
1


    817910441                            O            01/01/12
    0


    1552071          G81/G01             F           52,000.00         ZZ
                                         180         52,000.00          2
    2000 SW 13TH STREET                8.500            512.06         29
                                       8.250            512.06      180,000.00
    MIAMI            FL   33145          2            06/09/97         00
    0430260463                           05           08/01/97          0
    21701032                             O            07/01/12
    0


    1569987          A93/G01             F          119,000.00         ZZ
                                         180        119,000.00          2
    114-25 128TH STREET                8.500          1,171.85         70
                                       8.250          1,171.85      170,000.00
    SOUTH OZONE PAR  NY   11420          2            06/02/97         00
    0430247429                           05           08/01/97          0
    204463                               O            07/01/12
    0


    1571458          076/076             F          262,500.00         ZZ
                                         180        260,258.87          1
    31274 WESTWOOD                     8.250          2,546.62         75
                                       8.000          2,546.62      350,000.00
    FARMINGTON HILL  MI   48331          2            03/05/97         00
    8004292                              05           05/01/97          0
    8004292                              O            04/01/12
    0


    1571974          074/074             F           50,000.00         ZZ
                                         180         49,573.09          1
    315 EAST 69TH STREET               8.250            485.08         73
    APT. 3H                            8.000            485.08       68,500.00
    NEW YORK         NY   10021          1            03/12/97         00
    1106043317                           11           05/01/97          0
    1106043317                           O            04/01/12
    0


    1571978          074/074             F           39,650.00         ZZ
                                         180         39,098.15          1
    40 EAST 43RD STREET                8.500            390.45         73
    APT. 1G                            8.250            390.45       55,000.00
    BROOKLYN         NY   11203          1            03/06/97         00
    1111074240                           11           05/01/97          0
    1111074240                           O            04/01/12
    0


1


    1571980          074/074             F          342,700.00         ZZ
                                         180        339,642.87          1
    500 EAST 83RD STREET               7.750          3,225.76         75
    APT. #1-B & #1-C                   7.500          3,225.76      457,000.00
    NEW YORK         NY   10028          1            03/12/97         00
    1111081042                           11           05/01/97          0
    1111081042                           O            04/01/12
    0


    1572006          074/074             F           74,550.00         ZZ
                                         180         72,028.95          1
    522 SHORE ROAD, APT. 5N            8.000            712.44         70
                                       7.750            712.44      106,500.00
    LONG BEACH       NY   11561          1            12/16/96         00
    1500279920                           11           02/01/97          0
    1500279920                           O            01/01/12
    0


    1572007          074/074             F          340,000.00         ZZ
                                         180        335,942.89          2
    1801 EAST 5TH STREET               7.750          3,200.34         85
                                       7.500          3,200.34      400,000.00
    BROOKLYN         NY   11223          1            02/25/97         12
    1500290605                           05           04/01/97         12
    1500290605                           O            03/01/12
    0


    1572019          074/074             F          506,250.00         ZZ
                                         180        500,339.26          1
    1530 FRANCESCHI ROAD               8.000          4,837.99         75
                                       7.750          4,837.99      675,000.00
    SANTA BARBARA    CA   93103          5            02/18/97         00
    1506207342                           05           04/01/97          0
    1506207342                           O            03/01/12
    0


    1572020          074/074             F          250,000.00         ZZ
                                         180        246,918.34          1
    26662 CHESTER DRIVE                7.375          2,299.81         73
                                       7.125          2,299.81      345,000.00
    LAGUNA HILLS     CA   92653          5            02/14/97         00
    1506207502                           03           04/01/97          0
    1506207502                           O            03/01/12
    0


    1572023          074/074             F           64,550.00         ZZ
                                         180         63,779.76          1
    823 REDHEART DRIVE                 7.750            607.59         80
                                       7.500            607.59       80,700.00
1


    HAMPTON          VA   23666          2            02/14/97         00
    1507227888                           05           04/01/97          0
    1507227888                           O            03/01/12
    0


    1572048          074/074             F          305,600.00         ZZ
                                         180        302,903.47          1
    136 CASCADE FALLS DRIVE            7.875          2,898.47         80
                                       7.625          2,898.47      382,000.00
    FOLSOM           CA   95630          5            03/20/97         00
    1573171050                           05           05/01/97          0
    1573171050                           O            04/01/12
    0


    1572059          074/074             F           90,000.00         T
                                         180         89,197.13          1
    9414 RYAN GULCH ROAD               7.750            847.15         79
                                       7.500            847.15      114,000.00
    SILVERTHORNE     CO   80498          1            03/20/97         00
    1579044442                           01           05/01/97          0
    1579044442                           O            04/01/12
    0


    1572072          074/074             F          253,500.00         ZZ
                                         180        251,382.98          1
    18 RED OAK DRIVE                   8.500          2,496.32         65
                                       8.250          2,496.32      390,000.00
    HARDYSTON        NJ   07419          5            03/17/97         00
    1587059933                           05           05/01/97          0
    1587059933                           O            04/01/12
    0


    1572074          074/074             F          165,750.00         ZZ
                                         180        164,411.17          1
    18370 NEW CUT ROAD                 8.875          1,668.85         65
                                       8.625          1,668.85      255,000.00
    MT. AIRY         MD   21771          5            03/21/97         00
    1587060819                           05           05/01/97          0
    1587060819                           O            04/01/12
    0


    1572083          074/074             F          210,000.00         ZZ
                                         180        208,246.26          1
    1951 SOUTHEAST 24TH AVENUE         8.500          2,067.96         75
                                       8.250          2,067.96      280,000.00
    FORT LAUDERDALE  FL   33316          1            03/21/97         00
    1589101633                           05           05/01/97          0
    1589101633                           O            04/01/12
    0
1




    1572088          074/074             F          390,000.00         ZZ
                                         180        386,287.13          1
    10520 MACARTHUR BLVD               7.000          3,505.43         47
                                       6.750          3,505.43      840,000.00
    POTOMAC          MD   20854          5            03/13/97         00
    1731146990                           05           05/01/97          0
    1731146990                           O            04/01/12
    0


    1572191          944/G01             F          450,000.00         ZZ
                                         180        447,352.90          1
    1179 ARCH STREET                   7.875          4,268.02         75
                                       7.625          4,268.02      600,000.00
    BERKELEY         CA   94708          1            04/11/97         00
    0430263988                           05           06/01/97          0
    092431669                            O            05/01/12
    0


    1572204          F41/G01             F          936,525.00         ZZ
                                         180        933,907.32          1
    15570 IMPERIAL POINT LANE          8.375          9,153.84         67
                                       8.125          9,153.84    1,400,000.00
    WEST PALM BEACH  FL   33414          2            05/23/97         00
    0430260398                           05           07/01/97          0
    53041                                O            06/01/12
    0


    1573586          F03/G01             F           70,000.00         T
                                         180         69,808.67          1
    11 OVERLOOK VILLAGE #4             8.625            694.46         69
                                       8.375            694.46      102,500.00
    CRESTED BUTTE    CO   81225          1            05/02/97         00
    0430233874                           01           07/01/97          0
    DEN10859                             O            06/01/12
    0


    1575482          A52/G01             F          224,000.00         ZZ
                                         180        222,729.43          1
    4215 LANSDOWNE DRIVE               8.250          2,173.11         70
                                       8.000          2,173.11      320,000.00
    ATLANTA          GA   30339          1            04/25/97         00
    0430210658                           05           06/01/97          0
    UNKNOWN                              O            05/01/12
    0


    1576080          550/550             F          375,000.00         ZZ
                                         180        372,727.82          1
1


    8476 MILL CREEK ROAD               7.500          3,476.30         75
                                       7.250          3,476.30      500,000.00
    HEALDSBURG       CA   95448          2            04/21/97         00
    120215442                            05           06/01/97          0
    120215442                            O            05/01/12
    0


    1576165          354/354             F          285,000.00         ZZ
                                         180        278,327.21          1
    311  LAGUNA BLVD SW                8.125          2,744.22         66
                                       7.875          2,744.22      435,000.00
    ALBUQUERQUE      NM   87104          1            10/30/96         00
    101675312                            05           12/01/96          0
    101675312                            O            11/01/11
    0


    1576174          354/354             F          289,200.00         ZZ
                                         180        285,749.07          1
    6740 SE ASH STREET                 7.750          2,722.17         80
                                       7.500          2,722.17      361,500.00
    PORTLAND         OR   97215          1            02/20/97         00
    20780490                             05           04/01/97          0
    20780490                             O            03/01/12
    0


    1576179          354/354             F          350,000.00         T
                                         180        345,823.55          1
    205 WALK ON BEACH                  7.750          3,294.47         52
                                       7.500          3,294.47      685,000.00
    THE SEA RANCH    CA   95497          1            01/28/97         00
    20794194                             03           04/01/97          0
    20794194                             O            03/01/12
    0


    1576184          354/354             F          243,350.00         ZZ
                                         180        241,202.77          1
    7326 GREBE DR                      7.875          2,308.05         54
                                       7.625          2,308.05      455,000.00
    CARLSBAD         CA   92009          1            03/06/97         00
    20815817                             05           05/01/97          0
    20815817                             O            04/01/12
    0


    1576187          354/354             F          334,000.00         ZZ
                                         180        331,052.88          1
    3230 SEACREST DR                   7.875          3,167.83         80
                                       7.625          3,167.83      417,500.00
    DOVER TWP        NJ   08735          1            03/25/97         00
    20817326                             05           05/01/97          0
1


    20817326                             O            04/01/12
    0


    1576230          354/354             F          388,800.00         ZZ
                                         180        385,255.28          1
    2808 TANGLEY AVENUE                7.500          3,604.22         80
                                       7.250          3,604.22      486,000.00
    HOUSTON          TX   77005          1            03/31/97         00
    20875753                             05           05/01/97          0
    20875753                             O            04/01/12
    0


    1576262          354/354             F          246,000.00         ZZ
                                         180        195,909.84          1
    8702 SOMERSET LN                   8.250          2,386.55         80
                                       8.000          2,386.55      308,000.00
    GERMANTOWN       TN   38138          1            09/23/96         00
    104468541                            05           11/01/96          0
    104468541                            O            10/01/11
    0


    1576643          A52/G01             F           24,000.00         ZZ
                                         180         23,933.66          1
    304 E WASHINGTON                   8.500            236.34         45
                                       8.250            236.34       53,500.00
    NASHVILLE        GA   31639          2            04/28/97         00
    0430214288                           05           07/01/97          0
    198667                               O            06/01/12
    0


    1576707          F03/G01             F          137,250.00         ZZ
                                         180        137,250.00          1
    9408 TROON VILLAGE DRIVE           8.250          1,331.52         75
                                       8.000          1,331.52      183,000.00
    LITTLETON        CO   80126          2            06/12/97         00
    0430281550                           03           08/01/97          0
    DEN10984                             O            07/01/12
    0


    1577005          593/593             F          375,000.00         T
                                         180        256,459.44          1
    7235 ROYAL STREET WEST #26         8.000          3,583.70         75
                                       7.750          3,583.70      506,000.00
    PARK CITY        UT   84060          1            04/26/96         00
    5600259                              01           06/01/96          0
    5600259                              O            05/01/11
    0


1


    1577518          225/225             F          100,000.00         ZZ
                                         180         99,729.72          1
    2320 NARRAGANSETT AVENUE           8.750            999.45         36
                                       8.500            999.45      285,000.00
    SEAFORD          NY   11783          1            05/27/97         00
    8047829                              05           07/01/97          0
    8047829                              O            06/01/12
    0


    1577569          491/491             F          240,000.00         ZZ
                                         180        238,481.20          1
    492 JASMINE LANE                   7.000          2,157.19         86
                                       6.750          2,157.19      280,000.00
    PETALUMA         CA   94952          2            03/27/97         10
    62245813                             05           06/01/97         12
    62245813                             O            05/01/12
    0


    1578193          363/G01             F          239,200.00         ZZ
                                         180        238,516.37          1
    5538 ARYSHIRE DRIVE                8.125          2,303.21         80
                                       7.875          2,303.21      299,000.00
    DUBLIN           OH   43017          1            05/02/97         00
    0430267062                           03           07/01/97          0
    1880001012                           O            06/01/12
    0


    1579331          757/G01             F          281,250.00         ZZ
                                         180        280,455.07          1
    1341 NIX BRIDGE ROAD               8.250          2,728.52         75
                                       8.000          2,728.52      375,000.00
    DAWSONVILLE      GA   30534          2            05/06/97         00
    0430225227                           05           07/01/97          0
    2965010                              O            06/01/12
    0


    1579541          E19/G01             F          275,000.00         ZZ
                                         180        273,387.62          1
    520 NORTH CHERRY TREE LANE         7.875          2,608.24         66
                                       7.625          2,608.24      420,000.00
    ANAHEIM          CA   92806          2            04/30/97         00
    0430254169                           05           06/01/97          0
    100017625                            O            05/01/12
    0


    1579592          B24/G01             F          250,000.00         ZZ
                                         180        249,244.97          1
    91 SURREY ROAD                     7.500          2,317.53         54
                                       7.250          2,317.53      470,000.00
1


    STAMFORD         CT   06903          2            05/19/97         00
    0430229237                           05           07/01/97          0
    201411                               O            06/01/12
    0


    1580168          943/943             F           35,000.00         ZZ
                                         180         34,300.69          1
    6738 108TH STREET UNIT A35         8.375            342.10         54
                                       8.125            342.10       65,000.00
    FOREST HILLS     NY   11375          1            11/21/96         00
    6090028280                           10           01/01/97          0
    6090028280                           O            12/01/11
    0


    1580171          943/943             F           83,000.00         ZZ
                                         180         80,229.58          1
    4 10 WEST 109TH STREET APT 1-C     8.500            817.34         64
                                       8.250            817.34      130,000.00
    NEW YORK         NY   10025          2            01/28/97         00
    6111111374                           10           04/01/97          0
    6111111374                           O            03/01/12
    0


    1580177          943/943             F           50,000.00         ZZ
                                         180         49,275.71          1
    23 25 BELL BOULEVARD APT 3E        8.125            481.45         75
                                       7.875            481.45       67,000.00
    BAYSIDE          NY   11360          1            01/08/97         00
    6507500523                           10           03/01/97          0
    6507500523                           O            02/01/12
    0


    1580179          943/943             F           40,000.00         ZZ
                                         180         39,239.53          1
    7704 247TH STREET APT. 2C17 1      7.500            370.81         77
                                       7.250            370.81       52,000.00
    BELLEROSE        NY   11426          2            12/06/96         00
    6513600425                           10           02/01/97          0
    6513600425                           O            01/01/12
    0


    1580246          943/943             F          303,750.00         ZZ
                                         180        302,027.04          1
    819 WADE HAMPTON                   8.250          2,946.81         75
                                       8.000          2,946.81      405,000.00
    HOUSTON          TX   77024          1            04/28/97         00
    7090034714                           03           06/01/97          0
    7090034714                           O            05/01/12
    0
1




    1580250          943/943             F          261,600.00         ZZ
                                         180        259,266.35          1
    7420 NATIVE OAK LANE               7.750          2,462.38         80
                                       7.500          2,462.38      327,000.00
    IRVING           TX   75063          2            03/31/97         00
    7090034966                           03           05/01/97          0
    7090034966                           O            04/01/12
    0


    1580407          B24/G01             F          115,000.00         ZZ
                                         180        114,685.67          1
    121 44TH STREET                    8.625          1,140.89         72
                                       8.375          1,140.89      160,000.00
    LYNDENHURST      NY   11757          2            05/19/97         00
    0430228544                           05           07/01/97          0
    202713                               O            06/01/12
    0


    1580540          685/G01             F          204,000.00         ZZ
                                         180        203,410.47          1
    8804 GRESHAM PLACE                 8.000          1,949.53         80
                                       7.750          1,949.53      255,000.00
    LOS ANGELES      CA   91304          1            05/01/97         00
    0430252577                           05           07/01/97          0
    107727                               O            06/01/12
    0


    1580545          E66/E66             F          320,000.00         ZZ
                                         180        318,144.32          1
    1820 PRICE CREEK ROAD              8.000          3,058.09         64
                                       7.750          3,058.09      500,000.00
    CHAPEL HILL      NC   27516          5            04/24/97         00
    320934                               05           06/01/97          0
    320934                               O            05/01/12
    0


    1582330          116/116             F          250,700.00         ZZ
                                         180        250,700.00          1
    26 GENTLEWIND PLACE                7.625          2,341.87         84
                                       7.375          2,341.87      300,000.00
    THE WOODLANDS    TX   77381          2            06/02/97         12
    UNKNOWN                              03           08/01/97         12
    UNKNOWN                              O            07/01/12
    0


    1582630          076/076             F          300,000.00         ZZ
                                         180        297,494.68          1
1


    705 BELLA VISTA AVENUE             8.500          2,954.22         54
                                       8.250          2,954.22      565,000.00
    CORAL GABLES     FL   33156          1            03/27/97         00
    7083053                              05           05/01/97          0
    7083053                              O            04/01/12
    0


    1582636          076/076             F          260,000.00         ZZ
                                         180        257,705.85          1
    31 SEAVIEW AVENUE                  7.875          2,465.97         80
                                       7.625          2,465.97      325,000.00
    MARBLEHEAD       MA   01945          1            03/28/97         00
    8038762                              05           05/01/97          0
    8038762                              O            04/01/12
    0


    1582639          076/076             F          260,000.00         ZZ
                                         180        257,705.85          1
    205 PARKWOOD PLACE                 7.875          2,465.97         84
                                       7.625          2,465.97      310,000.00
    WOODWAY          TX   76712          1            03/21/97         04
    8115222                              05           05/01/97         12
    8115222                              O            04/01/12
    0


    1582640          076/076             F          300,000.00         ZZ
                                         180        297,264.86          1
    1980 HUNTERS POINT LANE            7.500          2,781.04         66
                                       7.250          2,781.04      455,000.00
    COLORADO SPRING  CO   80919          5            03/13/97         00
    8121922                              03           05/01/97          0
    8121922                              O            04/01/12
    0


    1582644          076/076             F          340,500.00         ZZ
                                         180        338,067.76          1
    4603 SOUTH LAKEWOOD DRIVE          7.875          3,229.48         79
                                       7.625          3,229.48      435,000.00
    ST JOSEPH        MO   64506          2            04/14/97         00
    8352892                              03           06/01/97          0
    8352892                              O            05/01/12
    0


    1582855          070/070             F          308,250.00         ZZ
                                         180        305,675.78          1
    7490 SW 61ST STREET                8.500          3,035.46         90
                                       7.875          3,035.46      342,500.00
    MIAMI            FL   33143          1            04/07/97         22
    6613699                              05           05/01/97         12
1


    6613699                              O            04/01/12
    0


    1582934          225/225             F          224,000.00         ZZ
                                         180        222,686.64          1
    123 CREEK DR                       7.875          2,124.53         80
                                       7.625          2,124.53      280,000.00
    PORT CHARLOTTE   FL   33952          1            04/22/97         00
    8046205                              05           06/01/97          0
    8046205                              O            05/01/12
    0


    1582940          A52/G01             F           54,000.00         ZZ
                                         180         53,843.95          1
    5355 KIRK DRIVE                    8.000            516.05         72
                                       7.750            516.05       76,000.00
    COLLEGE PARK     GA   30337          2            05/19/97         00
    0430229062                           05           07/01/97          0
    202693                               O            06/01/12
    0


    1583115          575/G01             F          155,400.00         T
                                         180        147,178.45          1
    100 RICHMOND PARK 22A              7.750          1,462.74         70
                                       7.500          1,462.74      222,000.00
    MYRTLE BEACH     SC   29572          1            01/15/96         00
    0430231647                           01           03/01/96          0
    962072817                            O            02/01/11
    0


    1583314          225/225             F          236,000.00         ZZ
                                         180        234,616.27          1
    1040 SOUTH MCKNIGHT ROAD           7.875          2,238.35         80
                                       7.625          2,238.35      295,000.00
    RICHMOND HEIGHT  MO   63117          1            04/29/97         00
    8045724                              05           06/01/97          0
    8045724                              O            05/01/12
    0


    1584791          764/G01             F          150,000.00         ZZ
                                         180        150,000.00          1
    715 DWIGHT STREET                  7.625          1,401.19         68
                                       7.375          1,401.19      221,000.00
    SAN FRANCISCO    CA   94134          2            06/10/97         00
    0430262303                           05           08/01/97          0
    890642                               O            07/01/12
    0


1


    1585294          076/076             F          286,000.00         ZZ
                                         180        284,285.91          1
    30 COBB ROAD                       7.625          2,671.62         80
                                       7.375          2,671.62      358,000.00
    ASHBURNHAM       MA   04130          2            04/17/97         00
    5957332                              05           06/01/97          0
    5957332                              O            05/01/12
    0


    1585297          076/076             F          219,300.00         ZZ
                                         172        217,232.66          1
    1880 BAHAMA AVE                    8.000          2,146.54         75
                                       7.750          2,146.54      293,000.00
    MARCO ISLAND     FL   34145          1            04/01/97         00
    7050057                              05           05/01/97          0
    7050057                              O            08/01/11
    0


    1585299          076/076             F          250,000.00         ZZ
                                         180        248,566.16          1
    1885 VIA GENOA                     8.125          2,407.21         76
                                       7.875          2,407.21      330,500.00
    WINTER PARK      FL   32789          1            04/28/97         00
    7078413                              05           06/01/97          0
    7078413                              O            05/01/12
    0


    1585300          076/076             F          330,000.00         ZZ
                                         180        326,991.35          1
    2130 SHEEPSHEAD DRIVE              7.500          3,059.14         75
                                       7.250          3,059.14      440,000.00
    NAPLES           FL   34102          2            03/07/97         00
    7079475                              05           05/01/97          0
    7079475                              O            04/01/12
    0


    1585302          076/076             F          292,000.00         T
                                         180        290,361.96          1
    23087 BLUEGILL LANE                8.375          2,854.09         80
                                       8.125          2,854.09      365,000.00
    CUDJOE KEY       FL   33042          1            04/25/97         00
    7088223                              05           06/01/97          0
    7088223                              O            05/01/12
    0


    1585304          076/076             F          275,000.00         ZZ
                                         180        273,017.55          1
    15905 PUNTA ESPADA LOOP            7.750          2,588.51         60
                                       7.500          2,588.51      465,000.00
1


    CORPUS CHRISTI   TX   78418          2            04/11/97         00
    8110572                              03           06/01/97          0
    8110572                              O            05/01/12
    0


    1585361          076/076             F          283,500.00         ZZ
                                         180        281,961.91          1
    77 LAKE DRIVE                      8.750          2,833.44         90
                                       8.500          2,833.44      315,000.00
    SOUTHAMPTON      NY   11968          1            04/11/97         01
    17080588                             05           06/01/97         25
    17080588                             O            05/01/12
    0


    1585634          661/661             F          172,000.00         ZZ
                                         180        170,991.54          1
    20519 HIGHLAND LAKE DRIVE          7.875          1,631.33         80
                                       7.625          1,631.33      215,000.00
    LAGO VISTA       TX   78645          1            04/09/97         00
    2696193                              05           06/01/97          0
    2696193                              O            05/01/12
    0


    1585697          661/661             F           95,000.00         ZZ
                                         180         94,728.49          1
    3942 NORTHWEST 65TH AVENUE         8.125            914.74         66
                                       7.875            914.74      145,000.00
    GAINESVILLE      FL   32653          5            05/02/97         00
    2834471                              03           07/01/97          0
    2834471                              O            06/01/12
    0


    1585706          661/661             F          290,000.00         ZZ
                                         180        288,242.85          1
    467 WILLOW ROAD                    7.500          2,688.34         48
                                       7.250          2,688.34      605,000.00
    WINNETKA         IL   60093          2            04/24/97         00
    2819886                              05           06/01/97          0
    2819886                              O            05/01/12
    0


    1586060          429/429             F          450,000.00         R
                                         180        447,182.92          1
    6 CUSHING DRIVE                    7.125          4,076.25         80
                                       6.875          4,076.25      562,516.00
    BRIDGEWATER      NJ   08807          1            04/25/97         00
    0021799199                           05           06/01/97          0
    0021799199                           O            05/01/12
    0
1




    1586063          429/429             F          238,000.00         ZZ
                                         180        233,732.19          1
    2020 WOODSTONE DRIVE               7.625          2,223.23         79
                                       7.375          2,223.23      305,000.00
    VICTORIA         MN   55386          2            01/13/97         00
    0021733562                           05           03/01/97          0
    0021733562                           O            02/01/12
    0


    1586064          429/429             F          223,000.00         ZZ
                                         180        221,032.31          1
    6907 SPANKER DRIVE                 7.875          2,115.05         84
                                       7.625          2,115.05      267,000.00
    BURKE            VA   22015          2            03/28/97         14
    0021808040                           05           05/01/97         12
    0021808040                           O            04/01/12
    0


    1586162          429/429             F          225,000.00         ZZ
                                         180        223,723.74          1
    6980 TURTLEMOUND ROAD              8.250          2,182.82         90
                                       8.000          2,182.82      250,000.00
    NEW SMYRNA BEAC  FL   32169          1            04/03/97         14
    0021829659                           05           06/01/97         25
    0021829659                           O            05/01/12
    0


    1586163          429/429             F          300,000.00         ZZ
                                         180        297,323.80          1
    21 GLASS TERRACE                   7.750          2,823.83         52
                                       7.500          2,823.83      585,000.00
    DUXBURY          MA   02332          4            03/24/97         00
    0021795371                           05           05/01/97          0
    0021795371                           O            04/01/12
    0


    1586164          429/429             F          384,000.00         ZZ
                                         180        380,574.47          1
    10 ATKINSON LANE                   7.750          3,614.50         66
                                       7.500          3,614.50      585,000.00
    SUDBURY          MA   01776          2            03/26/97         00
    0021818819                           05           05/01/97          0
    0021818819                           O            04/01/12
    0


    1586166          429/429             F          288,000.00         ZZ
                                         180        286,311.40          1
1


    15 BOYDEN ROAD                     7.875          2,731.54         78
                                       7.625          2,731.54      370,000.00
    WRENTHAM         MA   02093          4            04/15/97         00
    0021810508                           05           06/01/97          0
    0021810508                           O            05/01/12
    0


    1586171          429/429             F          220,000.00         ZZ
                                         120        209,957.63          1
    8694 AQUAVIEW                      7.375          2,597.11         42
                                       7.125          2,597.11      531,800.00
    COMMERCE         MI   48382          2            12/27/96         00
    0021736952                           05           03/01/97          0
    0021736952                           O            02/01/07
    0


    1586172          429/429             F          220,000.00         ZZ
                                         180        215,763.48          1
    13510 PASEO TERRANO                7.250          2,008.30         44
                                       7.000          2,008.30      505,000.00
    SALINAS          CA   93908          1            12/18/96         00
    0010538895                           05           02/01/97          0
    0010538895                           O            01/01/12
    0


    1586175          429/429             F          552,000.00         ZZ
                                         180        545,484.42          1
    2 DOREY WAY                        7.875          5,235.45         80
                                       7.625          5,235.45      690,000.00
    MONTEREY         CA   93940          1            02/04/97         00
    0010549935                           05           04/01/97          0
    0010549935                           O            03/01/12
    0


    1586176          429/429             F          325,000.00         ZZ
                                         180        323,030.77          1
    2655 LORING STREET                 7.500          3,012.80         77
                                       7.250          3,012.80      425,000.00
    SAN DIEGO        CA   92109          1            04/23/97         00
    0061691810                           05           06/01/97          0
    0061691810                           O            05/01/12
    0


    1586178          429/429             F          250,000.00         ZZ
                                         180        248,400.73          1
    6150 TIBURON DRIVE                 6.875          2,229.64         42
                                       6.625          2,229.64      600,000.00
    RIVERSIDE        CA   92506          1            04/01/97         00
    0061686042                           05           06/01/97          0
1


    0061686042                           O            05/01/12
    0


    1586288          764/G01             F          230,000.00         ZZ
                                         180        230,000.00          1
    20832 EAST HIGH COUNTRY DRIVE      7.875          2,181.43         75
                                       7.625          2,181.43      310,000.00
    DIAMOND BAR      CA   91765          1            06/13/97         00
    0430281626                           03           08/01/97          0
    890648                               O            07/01/12
    0


    1586396          429/429             F          460,000.00         ZZ
                                         180        455,851.51          1
    33 RICHARDS ROAD                   7.625          4,297.00         66
                                       7.375          4,297.00      700,000.00
    PORT WASHINGTON  NY   11050          5            03/07/97         00
    0021770654                           05           05/01/97          0
    0021770654                           O            04/01/12
    0


    1586431          491/491             F          225,950.00         ZZ
                                         180        224,565.92          1
    19836 MARIPOSA CREEK WAY           7.375          2,078.57         80
                                       7.125          2,078.57      282,472.00
    NORTHRIDGE AREA  CA   91326          1            04/06/97         00
    61212521                             03           06/01/97          0
    61212521                             O            05/01/12
    0


    1586432          491/491             F          392,000.00         ZZ
                                         180        389,650.64          1
    286 HIGH MEADOW STREET             7.625          3,661.79         80
                                       7.375          3,661.79      490,000.00
    SIMI VALLEY      CA   93065          2            04/23/97         00
    61346241                             03           06/01/97          0
    61346241                             O            05/01/12
    0


    1586433          491/491             F          540,000.00         ZZ
                                         180        536,656.01          1
    2855 COUNTRYWOOD LANE              7.250          4,929.46         61
                                       7.000          4,929.46      890,000.00
    WEST COVINA      CA   91791          1            04/11/97         00
    61609412                             05           06/01/97          0
    61609412                             O            05/01/12
    0


1


    1586434          491/491             F          236,000.00         ZZ
                                         180        233,801.18          1
    1963 FUNSTON AVENUE                7.250          2,154.36         80
                                       7.000          2,154.36      295,000.00
    SAN FRANCISCO    CA   94116          1            03/20/97         00
    61697931                             05           05/01/97          0
    61697931                             O            04/01/12
    0


    1586435          491/491             F          650,000.00         ZZ
                                         180        646,230.66          1
    55 ASILOMAR ROAD                   8.000          6,211.74         55
                                       7.750          6,211.74    1,200,000.00
    LAGUNA NIGUEL    CA   92677          1            04/15/97         00
    61701831                             03           06/01/97          0
    61701831                             O            05/01/12
    0


    1586436          491/491             F          265,000.00         ZZ
                                         180        263,411.77          1
    1018 CHAUCER COURT                 7.625          2,475.45         80
                                       7.375          2,475.45      332,000.00
    CARMICHAEL       CA   95608          2            04/01/97         00
    62228595                             05           06/01/97          0
    62228595                             O            05/01/12
    0


    1586437          491/491             F          250,000.00         ZZ
                                         180        248,468.61          1
    69 SANTA PAULA AVENUE              7.375          2,299.81         53
                                       7.125          2,299.81      475,000.00
    SAN FRANCISCO    CA   94127          2            04/04/97         00
    62229214                             03           06/01/97          0
    62229214                             O            05/01/12
    0


    1586439          491/491             F          243,000.00         ZZ
                                         180        240,661.59          1
    3465 QUAIL HAVEN LANE              6.875          2,167.21         57
                                       6.625          2,167.21      430,000.00
    CARMICHAEL       CA   95608          2            03/14/97         00
    62229567                             05           05/01/97          0
    62229567                             O            04/01/12
    0


    1586440          491/491             F          285,000.00         ZZ
                                         180        283,196.41          1
    1480 TRIUMPH COURT                 7.000          2,561.67         45
                                       6.750          2,561.67      645,000.00
1


    SAN JOSE         CA   95129          2            04/17/97         00
    62230778                             05           06/01/97          0
    62230778                             O            05/01/12
    0


    1586441          491/491             F          480,979.00         ZZ
                                         180        478,189.81          1
    1364 FILBERT STREET                8.000          4,596.49         65
                                       7.750          4,596.49      750,000.00
    SAN FRANCISCO    CA   94109          2            04/21/97         00
    62231588                             05           06/01/97          0
    62231588                             O            05/01/12
    0


    1586442          491/491             F          232,000.00         ZZ
                                         180        230,639.73          1
    3217 CRICKLEWOOD STREET            7.875          2,200.41         80
                                       7.625          2,200.41      290,000.00
    TORRANCE         CA   90505          2            04/24/97         00
    62260308                             05           06/01/97          0
    62260308                             O            05/01/12
    0


    1586443          491/491             F          597,000.00         ZZ
                                         180        593,422.03          1
    266 BAY VIEW AVENUE                7.625          5,576.76         60
                                       7.375          5,576.76      995,000.00
    BELVEDERE        CA   94920          5            04/23/97         00
    62281941                             05           06/01/97          0
    62281941                             O            05/01/12
    0


    1586444          491/491             F          560,000.00         ZZ
                                         180        556,716.62          1
    5330 AREZZO DRIVE                  7.875          5,311.32         78
                                       7.625          5,311.32      725,000.00
    SAN JOSE         CA   95138          2            04/14/97         00
    62298933                             05           06/01/97          0
    62298933                             O            05/01/12
    0


    1586445          491/491             F          295,800.00         ZZ
                                         180        294,065.67          1
    21052 LEASURE LANE                 7.875          2,805.52         85
                                       7.625          2,805.52      348,000.00
    HUNTINGTON BEAC  CA   92646          2            04/15/97         21
    62321943                             05           06/01/97          6
    62321943                             O            05/01/12
    0
1




    1586446          491/491             F          302,500.00         ZZ
                                         180        300,745.81          1
    6 RALSTON RANCH ROAD               8.000          2,890.85         44
                                       7.750          2,890.85      702,500.00
    BELMONT          CA   94002          1            04/21/97         00
    62397788                             05           06/01/97          0
    62397788                             O            05/01/12
    0


    1586447          491/491             F          402,400.00         ZZ
                                         180        400,014.59          1
    107 LU-RAY DRIVE                   7.750          3,787.70         80
                                       7.500          3,787.70      503,000.00
    LOS GATOS        CA   95032          1            04/18/97         00
    62403192                             05           06/01/97          0
    62403192                             O            05/01/12
    0


    1586449          491/491             F          320,000.00         ZZ
                                         180        318,184.88          1
    5936 COUNTY OAK ROAD               8.250          3,104.45         68
    WOODLAND HILLS AREA                8.000          3,104.45      477,500.00
    LOS ANGELES      CA   91364          1            04/23/97         00
    62453378                             03           06/01/97          0
    62453378                             O            05/01/12
    0


    1586450          491/491             F          280,000.00         ZZ
                                         180        278,358.31          1
    1250 JONES STREET #603             7.875          2,655.66         80
                                       7.625          2,655.66      350,000.00
    SAN FRANCISCO    CA   94109          1            04/23/97         00
    62467158                             06           06/01/97          0
    62467158                             O            05/01/12
    0


    1586663          491/491             F          295,200.00         ZZ
                                         180        293,316.26          1
    26 SUNVIEW AVENUE                  7.375          2,715.62         80
                                       7.125          2,715.62      370,000.00
    SAN ANSELMO      CA   94960          2            04/02/97         00
    0062301331                           05           06/01/97          0
    0062301331                           O            05/01/12
    0


    1587062          686/G01             F          135,000.00         ZZ
                                         180        134,622.66          1
1


    602 KETTNER CT                     8.375          1,319.53         68
                                       8.125          1,319.53      200,000.00
    ST AUGUSTINE     FL   32086          1            05/16/97         00
    0430256446                           05           07/01/97          0
    818280273                            O            06/01/12
    0


    1587085          686/G01             F           83,000.00         ZZ
                                         180         82,502.56          1
    6896 MEADOWPOINT END               7.625            775.33         62
                                       7.375            775.33      135,000.00
    NEW MARKET       MD   21774          2            04/28/97         00
    0430256461                           03           06/01/97          0
    818257487                            O            05/01/12
    0


    1587088          686/G01             F          160,000.00         ZZ
                                         180        159,539.66          2
    36-37   168TH STREET               8.050          1,533.67         70
                                       7.800          1,533.67      230,000.00
    FLUSHING         NY   11358          1            05/22/97         00
    0430256453                           05           07/01/97          0
    817831910                            O            06/01/12
    0


    1587089          686/G01             F           50,000.00         ZZ
                                         180         49,852.28          1
    682 LYNDON STREET                  7.750            470.64         25
                                       7.500            470.64      205,000.00
    MONTEREY         CA   93940          1            05/13/97         00
    0430256412                           05           07/01/97          0
    818171779                            O            06/01/12
    0


    1587094          686/G01             F          130,000.00         ZZ
                                         180        129,614.23          1
    1353    EL NIDO DRIVE              7.700          1,219.94         57
                                       7.450          1,219.94      230,000.00
    FALLBROOK        CA   92028          2            05/14/97         00
    0430256511                           05           07/01/97          0
    818186223                            O            06/01/12
    0


    1587096          686/G01             F          292,000.00         ZZ
                                         180        291,165.46          1
    2779  SW SHERWOOD DRIVE            8.125          2,811.62         80
                                       7.875          2,811.62      365,000.00
    PORTLAND         OR   97201          2            05/12/97         00
    0430256529                           05           07/01/97          0
1


    818267460                            O            06/01/12
    0


    1587106          686/G01             F           47,250.00         ZZ
                                         180         47,109.16          1
    1160 E NORTH WAY                   7.650            442.06         74
                                       7.400            442.06       64,000.00
    DINUBA           CA   93618          2            05/14/97         00
    0430256537                           05           07/01/97          0
    818248353                            O            06/01/12
    0


    1587107          686/G01             F          130,000.00         ZZ
                                         180        129,615.92          1
    2031 SEQUOIA CREST                 7.750          1,223.66         64
                                       7.500          1,223.66      205,000.00
    VISTA            CA   92083          2            05/16/97         00
    0430256545                           05           07/01/97          0
    818282295                            O            06/01/12
    0


    1587114          686/G01             F           55,000.00         ZZ
                                         180         54,836.79          1
    14 LITTLEFIELD COURT #41B          7.700            516.13         50
                                       7.450            516.13      110,000.00
    HAVERHILL        MA   01830          1            05/28/97         00
    0430254516                           01           07/01/97          0
    818081853                            O            06/01/12
    0


    1587115          686/G01             F           60,000.00         ZZ
                                         180         59,821.95          1
    2326    ASHINGTON PARK DR          7.700            563.05         48
                                       7.450            563.05      126,000.00
    APOPKA           FL   32703          2            05/22/97         00
    0430254490                           03           07/01/97          0
    818129975                            O            06/01/12
    0


    1587116          686/G01             F           77,750.00         ZZ
                                         180         77,522.81          1
    38647 N HILLTOP AVENUE             7.875            737.42         52
                                       7.625            737.42      150,000.00
    ANTIOCH          IL   60002          2            05/20/97         00
    0430254482                           05           07/01/97          0
    818227092                            O            06/01/12
    0


1


    1587117          686/G01             F          437,000.00         ZZ
                                         180        435,792.10          1
    19241   MAYALL STREET              8.500          4,303.32         70
                                       8.250          4,303.32      625,000.00
    NORTHRIDGE       CA   91324          5            05/20/97         00
    0430254458                           05           07/01/97          0
    818308264                            O            06/01/12
    0


    1587139          686/G01             F          245,000.00         ZZ
                                         180        244,276.16          1
    265 NILES ROAD                     7.750          2,306.13         52
                                       7.500          2,306.13      480,000.00
    NEW HARTFORD     CT   06098          2            05/23/97         00
    0430254821                           05           07/01/97          0
    818259228                            O            06/01/12
    0


    1587140          686/G01             F          200,000.00         ZZ
                                         180        199,402.57          1
    11292 NW 65 STREET                 7.625          1,868.26         74
                                       7.375          1,868.26      272,490.00
    MIAMI            FL   33178          1            05/27/97         00
    0430254839                           03           07/01/97          0
    818279580                            O            06/01/12
    0


    1587141          686/G01             F          101,750.00         ZZ
                                         180        101,452.68          1
    207 CASTLE AVENUE                  7.875            965.05         53
                                       7.625            965.05      195,000.00
    WACO             TX   76710          2            05/23/97         00
    0430257188                           05           07/01/97          0
    818288029                            O            06/01/12
    0


    1587142          686/G01             F          170,000.00         ZZ
                                         180        169,495.52          1
    108-48 65TH AVENUE                 7.700          1,595.31         71
                                       7.450          1,595.31      240,000.00
    FOREST HILLS     NY   11375          2            05/23/97         00
    0430256065                           07           07/01/97          0
    818301244                            O            06/01/12
    0


    1587151          686/G01             F          300,000.00         ZZ
                                         180        299,113.67          1
    27700 E OWENS ROAD                 7.750          2,823.83         72
                                       7.500          2,823.83      420,000.00
1


    ESCALON          CA   95320          1            05/14/97         00
    0430256206                           05           07/01/97          0
    818248700                            O            06/01/12
    0


    1587152          686/G01             F          114,000.00         ZZ
                                         180        113,663.19          1
    16706 CHESTNUT MEADOW CT           7.750          1,073.06         70
                                       7.500          1,073.06      163,500.00
    SUGAR LAND       TX   77478          1            05/29/97         00
    0430256370                           03           07/01/97          0
    818292559                            O            06/01/12
    0


    1587162          686/G01             F          199,000.00         ZZ
                                         180        199,000.00          1
    704 CRYSTAL TERRACE                7.750          1,873.14         67
                                       7.500          1,873.14      299,000.00
    AUSTIN           TX   78733          1            06/03/97         00
    0430257253                           05           08/01/97          0
    818292690                            O            07/01/12
    0


    1587217          686/G01             F          285,000.00         ZZ
                                         180        284,143.04          1
    42 DAFFODIL DRIVE                  7.550          2,650.09         75
                                       7.300          2,650.09      380,000.00
    FARMINGDALE      NY   11735          1            05/21/97         00
    0430252890                           03           07/01/97          0
    817857659                            O            06/01/12
    0


    1587267          429/429             F          235,000.00         T
                                         180        217,001.44          1
    2 FOREST VALE PLACE                7.750          2,212.00         70
                                       7.500          2,212.00      337,500.00
    MONTEREY         CA   93940          1            02/18/97         00
    61681644                             05           04/01/97          0
    61681644                             O            03/01/12
    0


    1587275          429/429             F          280,000.00         ZZ
                                         180        278,429.27          1
    8 UPLAND COURT                     8.375          2,736.80         69
                                       8.125          2,736.80      410,000.00
    SOUTH SALEM      NY   10590          2            04/25/97         00
    21816123                             05           06/01/97          0
    21816123                             O            05/01/12
    0
1




    1587284          429/429             F          290,000.00         ZZ
                                         180        288,184.54          1
    112 BOBBIE DRIVE                   7.125          2,626.92         80
                                       6.875          2,626.92      365,000.00
    IVYLAND          PA   18974          2            04/25/97         00
    62258061                             05           06/01/97          0
    62258061                             O            05/01/12
    0


    1587288          429/429             F          259,430.00         ZZ
                                         180        257,823.44          1
    1030 VERONICA SPRINGS ROAD         7.250          2,368.25         47
                                       7.000          2,368.25      560,000.00
    SANTA BARBARA    CA   93105          5            04/14/97         00
    61689386                             05           06/01/97          0
    61689386                             O            05/01/12
    0


    1587306          429/429             F          324,000.00         ZZ
                                         180        320,175.64          1
    8728 375TH STREET                  7.875          3,072.98         80
                                       7.625          3,072.98      405,000.00
    NORTH BRANCH     MN   55056          1            02/27/97         00
    21795789                             05           04/01/97          0
    21795789                             O            03/01/12
    0


    1587340          429/429             F          263,800.00         ZZ
                                         180        260,819.60          1
    11373 SOMERSET TRAIL               8.375          2,578.45         69
                                       8.125          2,578.45      384,000.00
    CONCORD TOWNSHI  OH   44077          2            02/10/97         00
    21768323                             05           04/01/97          0
    21768323                             O            03/01/12
    0


    1587344          429/429             F          340,000.00         ZZ
                                         180        334,801.17          1
    29 TRANQUILITY DRIVE               7.500          3,151.85         74
                                       7.250          3,151.85      460,000.00
    EASTON           CT   06612          5            01/27/97         00
    21756678                             05           03/01/97          0
    21756678                             O            02/01/12
    0


    1587345          429/429             F          546,750.00         ZZ
                                         180        540,154.59          1
1


    318 VAILWOOD CT                    7.625          5,107.36         75
                                       7.375          5,107.36      729,000.00
    BLOOMFIELD TWP   MI   48302          2            02/25/97         00
    21794049                             05           04/01/97          0
    21794049                             O            03/01/12
    0


    1587346          429/429             F          297,375.00         ZZ
                                         180        295,533.47          1
    7505 BEN AVON ROAD                 7.250          2,714.63         75
                                       7.000          2,714.63      396,500.00
    BETHESDA         MD   20817          5            04/11/97         00
    21837996                             05           06/01/97          0
    21837996                             O            05/01/12
    0


    1587347          429/429             F          315,000.00         ZZ
                                         180        311,185.67          1
    22704 SPY GLASS HILL DRIVE         7.875          2,987.62         75
                                       7.625          2,987.62      420,000.00
    LYON TOWNSHIP    MI   48178          2            03/24/97         00
    21795053                             05           05/01/97          0
    21795053                             O            04/01/12
    0


    1588150          491/491             F          244,000.00         ZZ
                                         180        243,294.87          1
    2591 BLAZE TRAIL                   8.000          2,331.80         46
                                       7.750          2,331.80      540,000.00
    DIAMOND BAR      CA   91765          5            05/12/97         00
    62267663                             03           07/01/97          0
    62267663                             O            06/01/12
    0


    1588175          956/G01             F          289,000.00         ZZ
                                         180        288,192.22          1
    28701 JAEGER DRIVE                 8.375          2,824.76         79
                                       8.125          2,824.76      366,000.00
    LAGUNA NIGUEL    CA   92677          2            05/14/97         00
    0430257642                           05           07/01/97          0
    6705083                              O            06/01/12
    0


    1588204          A13/G01             F          226,000.00         ZZ
                                         180        225,346.90          1
    48 FRANCE DRIVE                    8.000          2,159.77         80
                                       7.750          2,159.77      282,500.00
    BRANCHBURG       NJ   08876          1            05/29/97         00
    0430252510                           05           07/01/97          0
1


    970008492                            O            06/01/12
    0


    1588215          593/593             F          250,000.00         ZZ
                                         180        247,794.08          1
    1393 NORTH 1250 EAST               7.875          2,371.13         68
                                       7.625          2,371.13      370,000.00
    LEHI             UT   84043          5            03/25/97         00
    6726509                              05           05/01/97          0
    6726509                              O            04/01/12
    0


    1588989          E22/G01             F          220,000.00         ZZ
                                         180        219,405.38          2
    4300-4302 EMERSON AVENUE           8.750          2,198.79         69
                                       8.500          2,198.79      320,000.00
    UNIVERSITY PARK  TX   75205          1            05/30/97         00
    0410426050                           05           07/01/97          0
    410426050                            O            06/01/12
    0


    1589242          074/074             F        1,000,000.00         ZZ
                                         180        997,142.01          1
    CANTERBURY CT                      8.125          9,628.82         36
                                       7.875          9,628.82    2,785,470.00
    ALPINE           NJ   07620          1            05/02/97         00
    1101199793                           05           07/01/97          0
    1101199793                           O            06/01/12
    0


    1589243          074/074             F          124,850.00         ZZ
                                         180        124,109.90          1
    212 WILETT AVE                     7.750          1,175.18         75
                                       7.500          1,175.18      166,500.00
    SOUTH RIVER      NJ   08882          1            04/30/97         00
    1101203835                           05           06/01/97          0
    1101203835                           O            05/01/12
    0


    1589244          074/074             F          300,000.00         ZZ
                                         180        298,390.49          1
    59 BARROW STREET, UNIT 2           8.875          3,020.54         41
                                       8.625          3,020.54      742,000.00
    NEW YORK         NY   10014          5            04/18/97         00
    1106053343                           12           06/01/97          0
    1106053343                           O            05/01/12
    0


1


    1589245          074/074             F           85,000.00         ZZ
                                         180         84,748.87          1
    156 CHRISTIAN AVENUE               7.750            800.09         55
                                       7.500            800.09      155,000.00
    STONY BROOK      NY   11790          1            05/14/97         00
    1106058573                           05           07/01/97          0
    1106058573                           O            06/01/12
    0


    1589246          074/074             F          100,000.00         ZZ
                                         180         99,404.43          1
    235 CURTICE PARK                   8.875          1,006.85         75
                                       8.625          1,006.85      135,000.00
    WEBSTER          NY   14580          2            04/25/97         00
    1107022491                           05           06/01/97          0
    1107022491                           O            05/01/12
    0


    1589250          074/074             F          400,000.00         ZZ
                                         180        398,894.37          1
    257 CRABAPPLE ROAD                 8.500          3,938.96         68
                                       8.250          3,938.96      590,000.00
    MANHASSET        NY   11030          1            05/22/97         00
    1111094860                           05           07/01/97          0
    1111094860                           O            06/01/12
    0


    1589251          074/074             F          276,750.00         ZZ
                                         180        275,993.55          1
    165 WEST END AVENUE 23R            8.625          2,745.59         75
                                       8.375          2,745.59      369,000.00
    NEW YORK         NY   10023          1            05/12/97         00
    1111101627                           12           07/01/97          0
    1111101627                           O            06/01/12
    0


    1589252          074/074             F          115,000.00         ZZ
                                         180        114,318.28          1
    27 BALD NOB ROAD                   7.750          1,082.47         58
                                       7.500          1,082.47      200,000.00
    DENVILLE         NJ   07834          5            04/18/97         00
    1113044750                           05           06/01/97          0
    1113044750                           O            05/01/12
    0


    1589253          074/074             F           44,000.00         ZZ
                                         180         43,877.01          1
    912 WEST KARN STREET               8.375            430.07         71
                                       8.125            430.07       62,000.00
1


    GREENVILLE       MI   48838          5            05/16/97         00
    1113047191                           05           07/01/97          0
    1113047191                           O            06/01/12
    0


    1589254          074/074             F           38,800.00         ZZ
                                         180         38,589.49          1
    250 CLIFFBROOK DR                  8.750            387.79         80
                                       8.500            387.79       48,500.00
    MANSFIELD        OH   44907          5            04/23/97         00
    1113047908                           05           06/01/97          0
    1113047908                           O            05/01/12
    0


    1589255          074/074             F          234,500.00         ZZ
                                         180        232,000.77          1
    5 HILLTOP LANE                     7.500          2,173.84         89
                                       7.250          2,173.84      265,000.00
    SOMERSET         NJ   08873          2            04/23/97         21
    1114014314                           05           06/01/97         12
    1114014314                           O            05/01/12
    0


    1589257          074/074             F          250,000.00         ZZ
                                         180        249,253.22          1
    2 OLD FOREST RD                    7.625          2,335.32         54
                                       7.375          2,335.32      470,344.00
    NEWTOWN SQUARE   PA   19073          1            05/06/97         00
    1171156751                           03           07/01/97          0
    1171156751                           O            06/01/12
    0


    1589258          074/074             F          380,000.00         ZZ
                                         180        378,937.86          1
    104 BIRCHES LN                     8.375          3,714.22         54
                                       8.125          3,714.22      710,000.00
    BRYN MAWR        PA   19010          5            05/16/97         00
    1171165082                           03           07/01/97          0
    1171165082                           O            06/01/12
    0


    1589260          074/074             F          650,000.00         ZZ
                                         180        646,188.95          1
    77 MONTECITO DRIVE                 7.875          6,164.92         78
                                       7.625          6,164.92      840,000.00
    NEWPORT BEACH    CA   92625          5            04/17/97         00
    1236003142                           03           06/01/97          0
    1236003142                           O            05/01/12
    0
1




    1589261          074/074             F          362,450.00         ZZ
                                         180        361,436.92          1
    2468 RAM CROSSING WAY              8.375          3,542.68         80
                                       8.125          3,542.68      453,073.00
    HENDERSON        NV   89014          1            05/02/97         00
    1251131148                           03           07/01/97          0
    1251131148                           O            06/01/12
    0


    1589262          074/074             F          234,400.00         T
                                         180        233,722.62          1
    2457 ANTLER POINT DRIVE            8.000          2,240.05         80
                                       7.750          2,240.05      293,020.00
    HENDERSON        NV   89014          1            05/02/97         00
    1251143759                           03           07/01/97          0
    1251143759                           O            06/01/12
    0


    1589264          074/074             F           69,600.00         ZZ
                                         180         69,396.63          1
    315 MILDRED AVENUE NW              7.875            660.12         80
                                       7.625            660.12       87,000.00
    ALBUQUERQUE      NM   87107          5            05/19/97         00
    1256002379                           05           07/01/97          0
    1256002379                           O            06/01/12
    0


    1589265          074/074             F          300,000.00         T
                                         180        298,317.09          1
    1131 WATERSIDE LANE                8.375          2,932.28         48
                                       8.125          2,932.28      625,000.00
    HOLLYWOOD        FL   33019          1            04/30/97         00
    1301123820                           03           06/01/97          0
    1301123820                           O            05/01/12
    0


    1589266          074/074             F          500,000.00         ZZ
                                         180        498,571.01          1
    116 EL MIRASOL                     8.125          4,814.41         29
                                       7.875          4,814.41    1,750,000.00
    PALM BEACH       FL   33480          1            05/28/97         00
    1301126895                           05           07/01/97          0
    1301126895                           O            06/01/12
    0


    1589267          074/074             F          222,000.00         ZZ
                                         180        220,712.62          1
1


    31 POTTER LANE                     8.000          2,121.55         41
                                       7.750          2,121.55      549,900.00
    PARK CITY        UT   84060          1            04/23/97         00
    1496007054                           01           06/01/97          0
    1496007054                           O            05/01/12
    0


    1589268          074/074             F          260,000.00         ZZ
                                         180        259,231.85          1
    1797 SOUTH 1400 EAST               7.750          2,447.32         72
                                       7.500          2,447.32      365,000.00
    SALT LAKE CITY   UT   84105          5            05/21/97         00
    1497003580                           05           07/01/97          0
    1497003580                           O            06/01/12
    0


    1589269          074/074             F          385,000.00         ZZ
                                         180        382,934.49          1
    23 GAY DRIVE                       8.875          3,876.35         75
                                       8.625          3,876.35      515,018.00
    KINGS POINT      NY   11024          1            04/21/97         00
    1500289264                           05           06/01/97          0
    1500289264                           O            05/01/12
    0


    1589271          074/074             F          344,000.00         ZZ
                                         180        335,511.49          1
    19 GRAVEL STREET                   7.625          3,213.41         66
                                       7.375          3,213.41      525,000.00
    GROTON           CT   06340          2            04/03/97         00
    1500297171                           05           06/01/97          0
    1500297171                           O            05/01/12
    0


    1589272          074/074             F          124,000.00         ZZ
                                         180        123,304.40          1
    61 MOLLE STREET                    8.375          1,212.01         75
                                       8.125          1,212.01      167,000.00
    WEST BABYLON     NY   11704          2            04/21/97         00
    1500300491                           05           06/01/97          0
    1500300491                           O            05/01/12
    0


    1589273          074/074             F          140,800.00         ZZ
                                         180        139,983.50          1
    RRI BOX 60 B TANNER ROAD           8.000          1,345.56         80
                                       7.750          1,345.56      176,000.00
    NEWPORT          NY   13416          2            04/23/97         00
    1500305430                           05           06/01/97          0
1


    1500305430                           O            05/01/12
    0


    1589275          074/074             F           80,000.00         ZZ
                                         180         79,525.75          1
    639 CHESTNUT TERRACE               7.750            753.03         80
                                       7.500            753.03      100,000.00
    EASTON           PA   18042          5            04/11/97         00
    1500315309                           05           06/01/97          0
    1500315309                           O            05/01/12
    0


    1589277          074/074             F          387,400.00         ZZ
                                         180        386,280.47          1
    4604 MCDANIEL ROAD                 8.000          3,702.20         73
                                       7.750          3,702.20      531,500.00
    PARAGOULD        AR   72450          2            05/05/97         00
    1502089765                           05           07/01/97          0
    1502089765                           O            06/01/12
    0


    1589278          074/074             F          309,200.00         ZZ
                                         180        307,387.11          1
    9616 SOUTH GEYER ROAD              7.875          2,932.61         80
                                       7.625          2,932.61      386,500.00
    SUNSET HILLS     MO   63127          1            05/01/97         00
    1502089890                           05           06/01/97          0
    1502089890                           O            05/01/12
    0


    1589280          074/074             F           80,400.00         ZZ
                                         180         80,175.26          1
    3002 WEST STEEPBANK C              8.375            785.86         60
                                       8.125            785.86      134,000.00
    SUGARLAND        TX   77479          1            05/09/97         00
    1504125473                           03           07/01/97          0
    1504125473                           O            06/01/12
    0


    1589281          074/074             F          240,000.00         ZZ
                                         180        238,653.68          1
    112 BRIGHTON COURT                 8.375          2,345.82         80
                                       8.125          2,345.82      300,000.00
    COPPELL          TX   75019          1            05/02/97         00
    1504128132                           03           06/01/97          0
    1504128132                           O            05/01/12
    0


1


    1589282          074/074             F          325,000.00         ZZ
                                         180        323,094.47          1
    11309 GREENBRIAR CHASE             7.875          3,082.46         77
                                       7.625          3,082.46      425,000.00
    OKLAHOMA CITY    OK   73170          5            04/15/97         00
    1505077208                           03           06/01/97          0
    1505077208                           O            05/01/12
    0


    1589285          074/074             F          150,000.00         ZZ
                                         180        149,120.54          1
    149 GALLOWS HILL RD                7.875          1,422.67         69
                                       7.625          1,422.67      220,000.00
    PEEKSKILL        NY   10566          5            04/25/97         00
    1507230995                           05           06/01/97          0
    1507230995                           O            05/01/12
    0


    1589286          074/074             F           75,000.00         ZZ
                                         180         74,560.26          1
    207 CAPTAINS LANE                  7.875            711.34         58
                                       7.625            711.34      129,500.00
    NEWPORT NEWS     VA   23602          5            04/16/97         00
    1507242270                           05           06/01/97          0
    1507242270                           O            05/01/12
    0


    1589287          074/074             F          240,000.00         ZZ
                                         180        237,905.39          1
    3129 LOCHRIDGE                     8.000          2,293.57         77
                                       7.750          2,293.57      315,000.00
    SPRINGFIELD      IL   62704          5            03/10/97         00
    1507249279                           05           05/01/97          0
    1507249279                           O            04/01/12
    0


    1589288          074/074             F          158,500.00         ZZ
                                         180        157,570.68          1
    5 LAVENHAM PLACE                   7.875          1,503.30         73
                                       7.625          1,503.30      218,500.00
    GAITHERSBURG     MD   20877          1            04/30/97         00
    1507249508                           03           06/01/97          0
    1507249508                           O            05/01/12
    0


    1589291          074/074             F          440,000.00         ZZ
                                         180        438,742.48          1
    104 CALDWOOD DRIVE                 8.125          4,236.69         80
                                       7.875          4,236.69      550,000.00
1


    BEAUMONT         TX   77707          2            05/05/97         00
    1509034885                           05           07/01/97          0
    1509034885                           O            06/01/12
    0


    1589292          074/074             F          308,000.00         ZZ
                                         180        304,125.06          1
    11385 MOTOR YACHT DRIVE            7.875          2,921.23         80
                                       7.625          2,921.23      385,000.00
    JACKSONVILLE     FL   32225          2            02/21/97         00
    1511041500                           03           04/01/97          0
    1511041500                           O            03/01/12
    0


    1589293          074/074             F          134,925.00         ZZ
                                         180        133,833.25          1
    3750 GALT OCEAN DR.                7.875          1,279.70         75
                                       7.625          1,279.70      179,900.00
    FORT LAUDERDALE  FL   33308          1            04/15/97         00
    1511091881                           06           06/01/97          0
    1511091881                           O            05/01/12
    0


    1589295          074/074             F           50,000.00         ZZ
                                         180         49,710.04          1
    147 CRYSTAL SPRING ROAD            8.000            477.83         78
                                       7.750            477.83       64,700.00
    CLEARWATER       SC   29822          5            04/11/97         00
    1511124652                           05           06/01/97          0
    1511124652                           O            05/01/12
    0


    1589296          074/074             F          140,000.00         ZZ
                                         180        138,764.69          1
    849 COUNTRY CLUB DRIVE             7.875          1,327.83         80
                                       7.625          1,327.83      175,000.00
    STANSBURY PARK   UT   84074          2            03/28/97         00
    1513125077                           05           05/01/97          0
    1513125077                           O            04/01/12
    0


    1589297          074/074             F          280,000.00         ZZ
                                         180        277,609.44          1
    704 WOODLAND AVENUE                8.250          2,716.40         80
                                       8.000          2,716.40      350,000.00
    WOODLAND PARK    CO   80863          5            03/28/97         00
    1513126706                           05           05/01/97          0
    1513126706                           O            04/01/12
    0
1




    1589298          074/074             F          300,000.00         ZZ
                                         180        299,113.67          1
    14030 194TH AVENUE NORTHEAST       7.750          2,823.83         70
                                       7.500          2,823.83      430,000.00
    WOODINVILLE      WA   98072          1            05/07/97         00
    1513137510                           05           07/01/97          0
    1513137510                           O            06/01/12
    0


    1589299          074/074             F          342,350.00         ZZ
                                         180        341,338.55          1
    3701 DOGWOOD CREEK COVE            7.750          3,222.46         80
                                       7.500          3,222.46      427,998.00
    AUSTIN           TX   78746          1            05/21/97         00
    1520008131                           03           07/01/97          0
    1520008131                           O            06/01/12
    0


    1589300          074/074             F          364,000.00         ZZ
                                         180        361,865.80          1
    419 WILTSHIRE AVENUE               7.875          3,452.36         80
                                       7.625          3,452.36      455,000.00
    TERRELL HILLS    TX   78209          1            04/30/97         00
    1526004665                           05           06/01/97          0
    1526004665                           O            05/01/12
    0


    1589301          074/074             F          540,000.00         ZZ
                                         180        537,037.41          1
    14876 CLARA STREET                 8.625          5,357.24         80
                                       8.375          5,357.24      675,000.00
    LOS GATOS        CA   95030          1            04/10/97         00
    1561347149                           05           06/01/97          0
    1561347149                           O            05/01/12
    0


    1589304          074/074             F           47,500.00         ZZ
                                         180         47,253.61          1
    221 S BRADSHAW LANE                9.250            488.87         65
                                       9.000            488.87       74,000.00
    MUSTANG          OK   73064          2            04/21/97         00
    1563142555                           05           06/01/97          0
    1563142555                           O            05/01/12
    0


    1589305          074/074             F          127,500.00         ZZ
                                         180        126,815.96          1
1


    1413 N MCMILLAN AVENUE             8.875          1,283.73         75
                                       8.625          1,283.73      170,000.00
    OKLAHOMA CITY    OK   73127          2            04/22/97         00
    1563150371                           05           06/01/97          0
    1563150371                           O            05/01/12
    0


    1589306          074/074             F           28,900.00         ZZ
                                         180         27,751.76          1
    507 HOPKINS AVENUE                 9.375            299.61         58
                                       9.125            299.61       50,000.00
    SEAGOVILLE       TX   75159          2            04/21/97         00
    1563150510                           05           06/01/97          0
    1563150510                           O            05/01/12
    0


    1589307          074/074             F           52,000.00         ZZ
                                         180         51,711.51          1
    4016 NORTHEAST 42ND AVENUE         8.500            512.07         31
                                       8.250            512.07      170,000.00
    PORTLAND         OR   97213          5            04/22/97         00
    1565157735                           05           06/01/97          0
    1565157735                           O            05/01/12
    0


    1589309          074/074             F          151,000.00         ZZ
                                         180        150,189.88          1
    3371 WINFAIR PLACE                 8.875          1,520.34         75
                                       8.625          1,520.34      203,000.00
    MARIETTA         GA   30062          2            04/21/97         00
    1566098518                           05           06/01/97          0
    1566098518                           O            05/01/12
    0


    1589310          074/074             F           59,000.00         ZZ
                                         180         58,163.17          1
    6870 WORLEY ROAD                   8.250            572.39         61
                                       8.000            572.39       97,000.00
    CUMMING          GA   30130          5            05/09/97         00
    1566099180                           05           07/01/97          0
    1566099180                           O            06/01/12
    0


    1589312          074/074             F           58,500.00         ZZ
                                         180         58,156.99          1
    1702 ASH WAY                       7.875            554.85         75
                                       7.625            554.85       78,000.00
    MARYSVILLE       CA   95901          2            04/18/97         00
    1573170320                           05           06/01/97          0
1


    1573170320                           O            05/01/12
    0


    1589313          074/074             F          500,000.00         ZZ
                                         180        497,100.49          1
    1615 OBERLIN ROAD                  8.000          4,778.27         75
                                       7.750          4,778.27      675,000.00
    RALEIGH          NC   27608          2            04/23/97         00
    1577065011                           05           06/01/97          0
    1577065011                           O            05/01/12
    0


    1589314          074/074             F          103,000.00         ZZ
                                         180        102,251.04          1
    816 PEBBLE CREEK COURT             8.750          1,029.44         67
                                       8.500          1,029.44      156,000.00
    ANTIOCH          TN   37013          2            05/05/97         00
    1577072232                           05           07/01/97          0
    1577072232                           O            06/01/12
    0


    1589316          074/074             F          237,900.00         ZZ
                                         180        237,242.42          1
    121 OWENSWOOD LANE                 8.500          2,342.70         63
                                       8.250          2,342.70      380,000.00
    IRMO             SC   29063          5            05/07/97         00
    1577078862                           05           07/01/97          0
    1577078862                           O            06/01/12
    0


    1589317          074/074             F           77,700.00         ZZ
                                         180         77,482.81          1
    4006 S SAGERS WAY                  8.375            759.47         63
                                       8.125            759.47      125,000.00
    WEST VALLEY CIT  UT   84128          2            05/21/97         00
    1579049049                           05           07/01/97          0
    1579049049                           O            06/01/12
    0


    1589319          074/074             F          127,500.00         ZZ
                                         180        126,784.76          1
    30 SANDPIPER ROAD                  8.375          1,246.22         75
                                       8.125          1,246.22      170,000.00
    ENFIELD          CT   06082          2            04/24/97         00
    1580049749                           05           06/01/97          0
    1580049749                           O            05/01/12
    0


1


    1589322          074/074             F           50,150.00         ZZ
                                         180         49,874.86          1
    5550 WEST OHIO STREET              8.625            497.53         75
                                       8.375            497.53       66,900.00
    INDIANAPOLIS     IN   46224          2            04/24/97         00
    1581094590                           05           06/01/97          0
    1581094590                           O            05/01/12
    0


    1589323          074/074             F           45,000.00         ZZ
                                         180         43,959.77          1
    27814 WEST SIX MILE ROAD           9.500            469.91         53
                                       9.250            469.91       85,000.00
    LIVONIA          MI   48152          2            04/23/97         00
    1581097838                           05           06/01/97          0
    1581097838                           O            05/01/12
    0


    1589326          074/074             F           69,350.00         ZZ
                                         180         69,142.84          1
    1305 DAWN RIDGE                    7.625            647.82         75
                                       7.375            647.82       92,500.00
    COLUMBIA         MO   65202          2            05/09/97         00
    1583044606                           05           07/01/97          0
    1583044606                           O            06/01/12
    0


    1589328          074/074             F           61,000.00         ZZ
                                         180         60,653.99          1
    101 CHATHAM ROAD                   8.250            591.79         46
                                       8.000            591.79      135,000.00
    MOUNT LAUREL     NJ   08054          2            04/28/97         00
    1587064423                           05           06/01/97          0
    1587064423                           O            05/01/12
    0


    1589329          074/074             F          145,000.00         ZZ
                                         180        144,576.30          1
    13009 CHIPSTEAD ROAD               7.875          1,375.26         49
                                       7.625          1,375.26      300,000.00
    CHESTER          VA   23831          5            05/09/97         00
    1587066837                           05           07/01/97          0
    1587066837                           O            06/01/12
    0


    1589331          074/074             F           59,600.00         ZZ
                                         180         59,273.02          1
    1326 DIAMOND STREET                8.625            591.28         80
                                       8.375            591.28       74,500.00
1


    TALLAHASSEE      FL   32301          5            04/21/97         00
    1590039311                           05           06/01/97          0
    1590039311                           O            05/01/12
    0


    1589332          074/074             F           85,000.00         ZZ
                                         180         84,050.18          1
    LOT 25 BELLE BLUFF ESTATES         8.500            837.03         58
                                       8.250            837.03      147,000.00
    TOWNSEND         GA   31331          5            04/25/97         00
    1590040693                           05           06/01/97          0
    1590040693                           O            05/01/12
    0


    1589333          074/074             F          630,000.00         ZZ
                                         180        626,386.73          1
    1742 LEMON HEIGHTS DRIVE           8.125          6,066.16         75
                                       7.875          6,066.16      840,000.00
    SANTA ANA        CA   92705          1            04/14/97         00
    1595032455                           05           06/01/97          0
    1595032455                           O            05/01/12
    0


    1589336          074/074             F          280,000.00         ZZ
                                         180        279,172.76          1
    515 LEONARD LANE                   7.750          2,635.57         80
                                       7.500          2,635.57      350,000.00
    BURR RIDGE       IL   60521          1            05/22/97         00
    1613023294                           05           07/01/97          0
    1613023294                           O            06/01/12
    0


    1589337          074/074             F          393,750.00         ZZ
                                         180        392,612.12          1
    19 MAYFAIR                         8.000          3,762.88         75
                                       7.750          3,762.88      525,000.00
    LINCOLNSHIRE     IL   60069          1            05/15/97         00
    1614013988                           05           07/01/97          0
    1614013988                           O            06/01/12
    0


    1589338          074/074             F          520,000.00         ZZ
                                         180        516,917.48          1
    994 WAVELAND ROAD                  7.750          4,894.63         80
                                       7.500          4,894.63      650,000.00
    LAKE FOREST      IL   60045          2            04/25/97         00
    1617014229                           05           06/01/97          0
    1617014229                           O            05/01/12
    0
1




    1589776          450/450             F          375,000.00         ZZ
                                         180        373,867.45          1
    640 MIDDLEFIELD ROAD               7.500          3,476.30         61
                                       7.250          3,476.30      615,000.00
    PALO ALTO        CA   94301          5            05/20/97         00
    4320081                              05           07/01/97          0
    4320081                              O            06/01/12
    0


    1589777          686/G01             F          101,000.00         ZZ
                                         180        100,704.87          1
    930 ARLINGTON WAY                  7.875            957.94         58
                                       7.625            957.94      175,000.00
    MARTINEZ         CA   94553          5            05/21/97         00
    0430252866                           05           07/01/97          0
    0818275828                           O            06/01/12
    0


    1589782          070/070             F          263,600.00         T
                                         180        261,144.04          1
    131 NORTH QUAKER HILL ROAD         7.250          2,406.31         80
                                       7.000          2,406.31      329,500.00
    PAWLING          NY   12564          1            03/03/97         00
    6911067                              05           05/01/97          0
    6911067                              O            04/01/12
    0


    1589794          439/439             F           45,500.00         ZZ
                                         180         45,240.75          1
    944 WESTERN AVENUE                 8.200            440.10         65
                                       7.950            440.10       70,000.00
    COLTON           CA   92324          5            04/15/97         00
    1899187                              05           06/01/97          0
    1899187                              O            05/01/12
    0


    1589844          450/450             F          262,000.00         ZZ
                                         180        262,000.00          1
    1660 BALSAM WAY                    7.500          2,428.77         63
                                       7.250          2,428.77      418,000.00
    MILFORD TWP      MI   48381          5            06/03/97         00
    3982345                              01           08/01/97          0
    3982345                              O            07/01/12
    0


    1589886          E22/G01             F           75,000.00         ZZ
                                         180         74,788.02          1
1


    7109 BURNING TREE DRIVE            8.250            727.61         26
                                       8.000            727.61      289,594.00
    MCHENRY          IL   60050          1            05/28/97         00
    0410411144                           05           07/01/97          0
    410411144                            O            06/01/12
    0


    1589917          686/G01             F           30,000.00         ZZ
                                         180         29,917.07          1
    19505 QUESADA AVE #UU103           8.500            295.43         75
                                       8.250            295.43       40,000.00
    PORT CHARLOTTE   FL   33952          1            05/28/97         00
    0430252858                           01           07/01/97          0
    18341893                             O            06/01/12
    0


    1590029          439/G01             F          107,200.00         ZZ
                                         180        104,716.86          1
    30305 NEBULA LANE                  8.250          1,040.00         65
                                       8.000          1,040.00      165,000.00
    TEMECULA         CA   92592          2            10/15/96         00
    0430278184                           05           12/01/96          0
    1877231                              O            11/01/11
    0


    1590031          439/G01             F          111,000.00         ZZ
                                         180        105,876.48          1
    83 SUMMIT DRIVE                    7.300          1,016.41         53
                                       7.050          1,016.41      210,000.00
    SMITHTOWN        NY   11787          2            12/09/96         00
    0430266825                           05           02/01/97          0
    1883455                              O            01/01/12
    0


    1590032          439/G01             F           61,500.00         ZZ
                                         180         60,401.51          1
    7160 MOSLEY STREET                 7.850            582.42         60
                                       7.600            582.42      104,000.00
    HOLLYWOOD        FL   33024          2            12/18/96         00
    0430279877                           05           02/01/97          0
    1884063                              O            01/01/12
    0


    1590033          439/G01             F          100,400.00         ZZ
                                         180         99,830.49          1
    13164 SW 49TH COURT                8.250            974.03         75
                                       8.000            974.03      134,000.00
    MIRAMAR          FL   33027          1            04/29/97         00
    0430278176                           05           06/01/97          0
1


    1884180                              O            05/01/12
    0


    1590034          439/G01             F           59,000.00         ZZ
                                         180         57,909.33          1
    7129 EAGLE ROAD                    7.450            545.27         37
                                       7.200            545.27      160,000.00
    FAIR OAKS        CA   95628          5            12/06/96         00
    0430278150                           05           02/01/97          0
    1885573                              O            01/01/12
    0


    1590035          439/G01             F          125,000.00         ZZ
                                         180        119,637.17          1
    31 LOCUST LANE                     7.950          1,190.96         45
                                       7.700          1,190.96      283,000.00
    MOUNT VERNON     NY   10552          1            05/02/97         00
    0430266908                           05           07/01/97          0
    1894216                              O            06/01/12
    0


    1590036          439/G01             F           82,100.00         ZZ
                                         180         81,621.78          1
    1240 FRUITLAND AVENUE              7.950            782.23         68
                                       7.700            782.23      122,000.00
    MARCO ISLAND     FL   34145          2            04/09/97         00
    0430278135                           05           06/01/97          0
    1894250                              O            05/01/12
    0


    1590037          439/G01             F          310,000.00         ZZ
                                         180        309,076.02          1
    437 CALLE DE ARAGON                7.650          2,900.23         80
                                       7.400          2,900.23      387,500.00
    TORRANCE         CA   90277          1            04/23/97         00
    0430266767                           05           07/01/97          0
    1894974                              O            06/01/12
    0


    1590038          439/G01             F          252,600.00         ZZ
                                         180        251,109.15          1
    11683 SPRUCE RUN DRIVE             7.800          2,384.91         75
                                       7.550          2,384.91      336,900.00
    SAN DIEGO        CA   92131          1            04/22/97         00
    0430266809                           05           06/01/97          0
    1896837                              O            05/01/12
    0


1


    1590039          439/G01             F          250,000.00         ZZ
                                         180        248,556.62          1
    85 WINCHESTER DRIVE                8.050          2,396.36         66
                                       7.800          2,396.36      380,000.00
    MANHASSET        NY   11030          1            04/21/97         00
    0430267070                           05           06/01/97          0
    1897914                              O            05/01/12
    0


    1590040          439/G01             F          396,000.00         ZZ
                                         180        394,835.19          2
    4158-4160 MIDDLEFIELD ROAD         7.800          3,738.81         80
                                       7.550          3,738.81      495,000.00
    PALO ALTO        CA   94303          1            05/01/97         00
    0430267104                           05           07/01/97          0
    1898006                              O            06/01/12
    0


    1590041          439/G01             F          456,000.00         ZZ
                                         180        453,200.63          1
    1783 LAS CANOAS ROAD               7.350          4,188.41         80
                                       7.100          4,188.41      570,000.00
    SANTA BARBARA    CA   93105          1            04/10/97         00
    0430279679                           05           06/01/97          0
    1898169                              O            05/01/12
    0


    1590042          439/G01             F          113,000.00         ZZ
                                         180        112,312.31          1
    1503 AMELIA DRIVE                  7.450          1,044.32         70
                                       7.200          1,044.32      161,490.00
    CEDAR PARK       TX   78613          1            04/26/97         00
    0430267138                           05           06/01/97          0
    1898196                              O            05/01/12
    0


    1590043          439/G01             F          325,000.00         ZZ
                                         180        323,115.34          1
    1635 N ATLANTIC BOULEVARD          8.000          3,105.87         70
                                       7.750          3,105.87      465,000.00
    FORT LAUDERDALE  FL   33305          1            04/30/97         00
    0430267146                           05           06/01/97          0
    1898223                              O            05/01/12
    0


    1590044          439/G01             F          130,000.00         ZZ
                                         180        129,236.11          1
    544 FOUNDRY COURT                  7.850          1,231.12         65
                                       7.600          1,231.12      200,000.00
1


    SAN JOSE         CA   95133          5            04/07/97         00
    0430267237                           05           06/01/97          0
    1898933                              O            05/01/12
    0


    1590045          439/G01             F          100,000.00         ZZ
                                         180         99,427.72          1
    49 BRIAN DRIVE                     8.150            964.34         59
                                       7.900            964.34      171,000.00
    GLENDALE HEIGHT  IL   60139          5            04/14/97         00
    0430278499                           05           06/01/97          0
    1899070                              O            05/01/12
    0


    1590048          439/G01             F           38,500.00         ZZ
                                         180         38,279.67          1
    1731 PRESIDENTIAL WAY #202         8.150            371.27         70
                                       7.900            371.27       55,000.00
    WEST PALM BEACH  FL   33401          1            04/09/97         00
    0430267385                           01           06/01/97          0
    1899414                              O            05/01/12
    0


    1590049          439/G01             F           88,000.00         ZZ
                                         180         86,987.19          1
    6540 SW 181 LANE                   8.200            851.17         34
                                       7.950            851.17      258,823.00
    FT LAUDERDALE    FL   33331          5            04/10/97         00
    0430267401                           05           06/01/97          0
    1899571                              O            05/01/12
    0


    1590051          439/G01             F          236,400.00         ZZ
                                         180        235,059.07          1
    1903 61ST AVENUE COURT NORTH       8.250          2,293.42         79
                                       8.000          2,293.42      300,000.00
    GIG HARBOR       WA   98335          2            04/18/97         00
    0430267435                           05           06/01/97          0
    1900114                              O            05/01/12
    0


    1590052          439/G01             F          214,600.00         ZZ
                                         180        213,327.84          1
    2675 SHETLAND PLACE                7.750          2,019.98         67
                                       7.500          2,019.98      322,500.00
    ARROYO GRANDE    CA   93420          1            04/21/97         00
    0430267443                           05           06/01/97          0
    1900788                              O            05/01/12
    0
1




    1590053          439/G01             F           32,000.00         ZZ
                                         180         31,795.93          1
    29760 THORNHILL DRIVE              8.100            307.66         57
                                       7.850            307.66       57,000.00
    SUN CITY         CA   92586          1            04/24/97         00
    0430267492                           03           06/01/97          0
    1900863                              O            05/01/12
    0


    1590054          439/G01             F          150,600.00         ZZ
                                         180        150,176.23          1
    2674 MONTROSE PLACE                8.300          1,465.42         44
                                       8.050          1,465.42      350,000.00
    SANTA BARBARA    CA   93105          5            05/02/97         00
    0430267526                           05           07/01/97          0
    1900945                              O            06/01/12
    0


    1590055          439/G01             F           50,000.00         ZZ
                                         180         49,718.88          1
    1805 TAMPA WAY                     8.350            487.99         31
                                       8.100            487.99      165,000.00
    SAN JOSE         CA   95122          5            04/15/97         00
    0430267559                           05           06/01/97          0
    1901081                              O            05/01/12
    0


    1590056          439/G01             F          335,000.00         ZZ
                                         180        333,099.79          1
    16000 SUNRISE WATCH ROAD           8.250          3,249.98         54
                                       8.000          3,249.98      625,000.00
    APPLEGATE        CA   95703          5            04/22/97         00
    0430267575                           05           06/01/97          0
    1901233                              O            05/01/12
    0


    1590058          439/G01             F          300,000.00         ZZ
                                         180        299,133.04          1
    1520 BANKS STREET                  8.000          2,866.96         48
                                       7.750          2,866.96      627,500.00
    HOUSTON          TX   77006          1            05/05/97         00
    0430267591                           05           07/01/97          0
    1901445                              O            06/01/12
    0


    1590059          439/G01             F           62,500.00         ZZ
                                         180         62,324.13          1
1


    3130 N 36TH AVENUE                 8.300            608.16         50
                                       8.050            608.16      125,000.00
    HOLLYWOOD        FL   33021          2            05/08/97         00
    0430279661                           03           07/01/97          0
    1901511                              O            06/01/12
    0


    1590060          439/G01             F          130,000.00         T
                                         180        129,252.75          1
    18510 ATLANTIC BLVD                8.100          1,249.87         74
                                       7.850          1,249.87      177,000.00
    MIAMI BEACH      FL   33160          1            04/18/97         00
    0430267633                           05           06/01/97          0
    1901690                              O            05/01/12
    0


    1590061          439/G01             F          119,000.00         ZZ
                                         180        118,668.12          1
    64 WOODSIDE AVENUE                 8.400          1,164.88         51
                                       8.150          1,164.88      235,000.00
    FAIRFIELD        CT   06430          5            05/05/97         00
    0430267682                           05           07/01/97          0
    1901803                              O            06/01/12
    0


    1590062          439/G01             F           50,000.00         ZZ
                                         180         49,707.48          1
    1836 SOUTH CORDOVA STREET          7.900            474.95         28
                                       7.650            474.95      180,000.00
    ALHAMBRA         CA   91801          1            04/23/97         00
    0430278077                           05           06/01/97          0
    1902158                              O            05/01/12
    0


    1590063          439/G01             F           30,000.00         ZZ
                                         180         29,820.59          1
    15326 RIVERSIDE GROVE DRIVE        7.650            280.67         47
                                       7.400            280.67       65,000.00
    HOUSTON          TX   77083          1            04/28/97         00
    0430265462                           03           06/01/97          0
    1903186                              O            05/01/12
    0


    1590064          439/G01             F          314,900.00         ZZ
                                         180        313,965.54          1
    5502 FRAGRANT CLOUD COURT          7.700          2,955.07         79
                                       7.450          2,955.07      400,000.00
    HOUSTON          TX   77041          2            05/14/97         00
    0430265470                           03           07/01/97          0
1


    1903611                              O            06/01/12
    0


    1590183          560/560             F          258,000.00         ZZ
                                         180        189,917.69          1
    258 FELLS RD                       9.500          2,694.10         45
                                       9.250          2,694.10      585,000.00
    ESSEX FELLS      NJ   07021          5            02/15/91         00
    217643816                            05           04/01/91          0
    217643816                            O            03/01/06
    0


    1590184          560/560             F          230,000.00         ZZ
                                         180        226,515.83          1
    9721 NEVADA AVENUE                 7.625          2,148.50         94
                                       7.375          2,148.50      247,000.00
    CHATSWORTH       CA   91311          2            01/07/97         04
    450623624                            05           03/01/97         35
    450623624                            O            02/01/12
    0


    1590185          560/560             F          262,000.00         ZZ
                                         180        257,906.87          1
    6 PARSONAGE LANE                   7.250          2,391.71         80
                                       7.000          2,391.71      330,000.00
    NORTH READING    MA   01864          2            01/11/97         00
    450623939                            05           03/01/97          0
    450623939                            O            02/01/12
    0


    1590186          560/560             F          289,000.00         ZZ
                                         180        194,719.15          1
    840 E SOUTH BEAR CREEK DRIVE       7.500          2,679.07         75
                                       7.250          2,679.07      389,000.00
    MERCED           CA   95340          1            01/16/97         00
    450626031                            05           03/01/97          0
    450626031                            O            02/01/12
    0


    1590188          560/560             F          560,000.00         ZZ
                                         180        551,620.04          1
    4801 ISLAND POND COURT             7.750          5,271.15         64
    UNIT 1105                          7.500          5,271.15      880,000.00
    BONITA SPRINGS   FL   33923          1            01/27/97         00
    450629225                            01           03/01/97          0
    450629225                            O            02/01/12
    0


1


    1590190          560/560             F          331,500.00         ZZ
                                         180        326,478.69          1
    554  48TH AVENUE                   7.625          3,096.65         73
                                       7.375          3,096.65      460,000.00
    SAN FRANCISCO    CA   94121          2            01/27/97         00
    450636857                            05           03/01/97          0
    450636857                            O            02/01/12
    0


    1590191          560/560             F           81,050.00         ZZ
                                         180         79,863.14          1
    306 BROOKDALE DRIVE                8.000            774.56         75
                                       7.750            774.56      109,000.00
    VACAVILLE        CA   95687          2            01/28/97         00
    450638119                            05           03/01/97          0
    450638119                            O            02/01/12
    0


    1590193          560/560             F          248,200.00         ZZ
                                         180        244,221.35          1
    10051 HERITAGE LANE                7.500          2,300.85         80
                                       7.250          2,300.85      312,000.00
    ALTA LOMA        CA   91737          2            02/04/97         00
    450639984                            05           04/01/97          0
    450639984                            O            03/01/12
    0


    1590194          560/560             F          256,000.00         ZZ
                                         180        253,075.78          1
    610 S WEST AVENUE D-103            8.250          2,483.56         80
                                       8.000          2,483.56      320,000.00
    ASPEN            CO   81611          1            02/11/97         00
    450640909                            01           04/01/97          0
    450640909                            O            03/01/12
    0


    1590195          560/560             F          155,900.00         T
                                         180        153,675.74          1
    350 S MAHONEY DRIVE NO 3           8.000          1,489.87         60
                                       7.750          1,489.87      259,900.00
    TELLURIDE        CO   81435          5            02/18/97         00
    450644125                            01           04/01/97          0
    450644125                            O            03/01/12
    0


    1590196          560/560             F          270,800.00         ZZ
                                         180        267,533.35          1
    4479 RAVINEWOOD DRIVE              7.625          2,529.63         69
                                       7.375          2,529.63      395,000.00
1


    COMMERCE TOWNSH  MI   48382          2            02/13/97         00
    450644513                            05           04/01/97          0
    450644513                            O            03/01/12
    0


    1590197          560/560             F          512,000.00         ZZ
                                         180        505,566.59          1
    10032  CHARTWELL MANOR COURT       7.500          4,746.31         49
                                       7.250          4,746.31    1,050,000.00
    POTOMAC          MD   20854          2            02/14/97         00
    450644919                            03           04/01/97          0
    450644919                            O            03/01/12
    0


    1590198          560/560             F          311,000.00         ZZ
                                         180        307,368.90          1
    1990 RANCH ROAD                    8.000          2,972.08         74
                                       7.750          2,972.08      425,000.00
    WRIGHT CITY      MO   63390          1            02/21/97         00
    450649819                            05           04/01/97          0
    450649819                            O            03/01/12
    0


    1590199          560/560             F          232,950.00         ZZ
                                         180        230,170.05          1
    716 HEATHERGLEN DRIVE              7.750          2,192.70         80
                                       7.500          2,192.70      291,225.00
    SOUTHLAKE        TX   76092          1            02/27/97         00
    450650700                            03           04/01/97          0
    450650700                            O            03/01/12
    0


    1590200          560/560             F          385,000.00         ZZ
                                         180        381,639.89          1
    11 DEERWOOD TRAIL                  8.000          3,679.27         52
                                       7.750          3,679.27      750,000.00
    WARREN           NJ   07059          2            03/06/97         00
    450661186                            05           05/01/97          0
    450661186                            O            04/01/12
    0


    1590201          560/560             F          246,400.00         ZZ
                                         180        244,104.29          1
    413 W WALDEN LANE                  7.250          2,249.30         54
                                       7.000          2,249.30      458,000.00
    PROSPECT HEIGHT  IL   60070          2            03/10/97         00
    450664461                            05           05/01/97          0
    450664461                            O            04/01/12
    0
1




    1590202          560/560             F          364,000.00         T
                                         180        360,752.87          1
    7640 E CANON DE LA VISTA           7.750          3,426.25         80
                                       7.500          3,426.25      455,000.00
    TUCSON           AZ   85750          1            03/04/97         00
    450665617                            03           05/01/97          0
    450665617                            O            04/01/12
    0


    1590203          560/560             F          290,500.00         ZZ
                                         180        287,936.73          1
    1420 MINARD ROAD                   7.875          2,755.25         71
                                       7.625          2,755.25      410,000.00
    GREEN OAKS       IL   60048          2            03/20/97         00
    450671979                            05           05/01/97          0
    450671979                            O            04/01/12
    0


    1590204          560/560             F          230,000.00         ZZ
                                         180        227,857.08          1
    6040 FAIRBROOK DRIVE               7.250          2,099.59         64
                                       7.000          2,099.59      360,000.00
    WEST BLOOMFIELD  MI   48322          2            03/21/97         00
    450672431                            05           05/01/97          0
    450672431                            O            04/01/12
    0


    1590205          560/560             F          264,750.00         ZZ
                                         180        262,439.39          1
    2339 LARIAT LANE                   8.000          2,530.09         75
                                       7.750          2,530.09      353,000.00
    WALNUT CREEK     CA   94596          5            03/13/97         00
    450672944                            03           05/01/97          0
    450672944                            O            04/01/12
    0


    1590206          560/560             F          286,000.00         ZZ
                                         180        283,448.69          1
    347  SOUTH UNION STREET            7.750          2,692.05         74
                                       7.500          2,692.05      390,000.00
    BURLINGTON       VT   05401          2            03/25/97         00
    450681259                            05           05/01/97          0
    450681259                            O            04/01/12
    0


    1590207          560/560             F          220,550.00         ZZ
                                         180        218,708.15          1
1


    31245 AVENIDA DEL REPOSO           8.500          2,171.85         75
                                       8.250          2,171.85      295,000.00
    TEMECULA         CA   92590          2            03/25/97         00
    450681978                            03           05/01/97          0
    450681978                            O            04/01/12
    0


    1590208          560/560             F          255,000.00         ZZ
                                         180        252,725.22          1
    25757 AVENIDA DEL ORO              7.750          2,400.26         84
                                       7.500          2,400.26      305,000.00
    TEMECULA         CA   92590          1            03/26/97         21
    450682182                            03           05/01/97         20
    450682182                            O            04/01/12
    0


    1590209          560/560             F          256,000.00         ZZ
                                         180        254,515.46          1
    4090 NE SUGARHILL AVENUE           8.000          2,446.47         80
                                       7.750          2,446.47      320,000.00
    JENSEN BEACH     FL   34957          1            04/15/97         00
    450692264                            03           06/01/97          0
    450692264                            O            05/01/12
    0


    1590210          560/560             F          286,400.00         ZZ
                                         180        284,302.40          1
    379 LITTLE BEAVER ROAD             7.500          2,654.97         63
                                       7.250          2,654.97      460,000.00
    ESTES PARK       CO   80517          2            04/14/97         00
    450694377                            05           06/01/97          0
    450694377                            O            05/01/12
    0


    1590211          560/560             F          400,000.00         ZZ
                                         120        390,608.01          1
    75 BOWMAN DRIVE                    8.125          4,879.57         49
                                       7.875          4,879.57      832,000.00
    GREENWICH        CT   06831          2            04/18/97         00
    450697636                            05           06/01/97          0
    450697636                            O            05/01/07
    0


    1590212          560/560             F          224,000.00         ZZ
                                         180        222,743.41          1
    3841 E FORGE AVENUE                8.375          2,189.44         78
                                       8.125          2,189.44      289,000.00
    MESA             AZ   85206          1            04/24/97         00
    450701990                            05           06/01/97          0
1


    450701990                            O            05/01/12
    0


    1590213          560/560             F          244,000.00         ZZ
                                         180        243,263.08          1
    105 GOOD LUCK LANE                 7.500          2,261.92         80
                                       7.250          2,261.92      305,000.00
    MARS             PA   16046          1            05/02/97         00
    450712419                            05           07/01/97          0
    450712419                            O            06/01/12
    0


    1590214          560/560             F          248,750.00         ZZ
                                         180        247,354.59          1
    10678 E TAMARISK WAY               8.375          2,431.35         33
                                       8.125          2,431.35      755,000.00
    SCOTTSDALE       AZ   85262          2            04/30/97         00
    450712872                            05           06/01/97          0
    450712872                            O            05/01/12
    0


    1590215          560/560             F          392,000.00         ZZ
                                         180        390,879.67          1
    2101 LAKE RIDGE WAY                8.125          3,774.50         80
                                       7.875          3,774.50      490,000.00
    FRANKLIN         TN   37064          1            05/05/97         00
    450713086                            03           07/01/97          0
    450713086                            O            06/01/12
    0


    1590216          560/560             F          250,000.00         ZZ
                                         180        248,534.20          1
    11716 SORREL RUN NW                7.875          2,371.13         55
                                       7.625          2,371.13      460,000.00
    GIG HARBOR       WA   98332          1            04/28/97         00
    450718754                            05           06/01/97          0
    450718754                            O            05/01/12
    0


    1590217          560/560             F          450,000.00         ZZ
                                         180        448,783.73          1
    12449  FIG ROAD                    8.750          4,497.52         75
                                       8.500          4,497.52      600,000.00
    WILTON           CA   95693          1            05/12/97         00
    450719604                            05           07/01/97          0
    450719604                            O            06/01/12
    0


1


    1590218          560/560             F          712,500.00         T
                                         180        710,508.49          1
    309  OCEAN OAKS                    8.375          6,964.17         75
                                       8.125          6,964.17      950,073.00
    KIAWAH ISLAND    SC   29455          1            05/21/97         00
    450724646                            03           07/01/97          0
    450724646                            O            06/01/12
    0


    1590219          560/560             F          300,000.00         ZZ
                                         180        299,123.40          1
    4969 HIDDEN DUNE CT                7.875          2,845.35         62
                                       7.625          2,845.35      485,000.00
    SAN DIEGO        CA   92130          1            05/23/97         00
    450726054                            05           07/01/97          0
    450726054                            O            06/01/12
    0


    1590220          560/560             F          226,000.00         ZZ
                                         180        225,368.30          1
    3040 TEMPLE KNOLLS                 8.375          2,208.99         17
                                       8.125          2,208.99    1,330,000.00
    STEAMBOAT SPRIN  CO   80477          2            05/19/97         00
    450726864                            05           07/01/97          0
    450726864                            O            06/01/12
    0


    1590221          560/560             F          314,000.00         ZZ
                                         180        312,054.79          1
    185 ARROYO WAY                     7.500          2,910.82         72
                                       7.250          2,910.82      440,000.00
    SAN JOSE         CA   95112          5            05/13/97         00
    450727201                            05           07/01/97          0
    450727201                            O            06/01/12
    0


    1590222          560/560             F          344,000.00         ZZ
                                         180        342,994.83          1
    294 CEDAR VIEW DRIVE               7.875          3,262.67         79
                                       7.625          3,262.67      440,000.00
    PORT TOWNSEND    WA   98368          2            05/14/97         00
    450727268                            05           07/01/97          0
    450727268                            O            06/01/12
    0


    1590223          560/560             F          244,250.00         ZZ
                                         180        243,528.38          1
    2880  SPRING CANYON ROAD           7.750          2,299.07         28
                                       7.500          2,299.07      900,000.00
1


    SANTA YNEZ       CA   93460          2            05/20/97         00
    450728639                            05           07/01/97          0
    450728639                            O            06/01/12
    0


    1590224          560/560             F          340,000.00         T
                                         180        339,070.67          1
    113  LOST CREEK LANE UNIT 1        8.625          3,373.08         80
                                       8.375          3,373.08      425,000.00
    TELLURIDE        CO   81435          1            05/28/97         00
    450730510                            01           07/01/97          0
    450730510                            O            06/01/12
    0


    1590225          560/560             F          230,600.00         ZZ
                                         180        229,948.23          1
    437 PARK BARRINGTON DRIVE          8.250          2,237.15         84
                                       8.000          2,237.15      275,000.00
    BARRINGTON       IL   60010          2            05/22/97         21
    450730601                            03           07/01/97         20
    450730601                            O            06/01/12
    0


    1590226          560/560             F          997,500.00         ZZ
                                         180        994,487.43          1
    3110 NE 44TH STREET                7.500          9,246.95         63
                                       7.250          9,246.95    1,600,000.00
    FORT LAUDERDALE  FL   33308          2            05/22/97         00
    450730916                            05           07/01/97          0
    450730916                            O            06/01/12
    0


    1590227          560/560             F          231,200.00         ZZ
                                         180        230,575.10          1
    4065 WINTERHAVEN STREET            8.750          2,310.73         80
                                       8.500          2,310.73      290,000.00
    YORBA LINDA      CA   92686          2            05/23/97         00
    450737788                            05           07/01/97          0
    450737788                            O            06/01/12
    0


    1590265          069/G01             F          118,900.00         ZZ
                                         180        118,900.00          1
    3337 COBBLESTONE LANE              7.125          1,077.04         70
                                       6.875          1,077.04      169,900.00
    LA VERNE         CA   91750          1            06/17/97         00
    0430281493                           03           08/01/97          0
    2185122                              O            07/01/12
    0
1




    1590352          E22/G01             F           97,000.00         ZZ
                                         180         96,725.84          1
    2117 ST. JOSEPH                    8.250            941.04         74
                                       8.000            941.04      132,000.00
    WEST BLOOMFIELD  MI   48324          2            05/20/97         00
    0410366157                           05           07/01/97          0
    410366157                            O            06/01/12
    0


    1590385          E22/G01             F          120,000.00         ZZ
                                         180        119,668.31          1
    9440 DYSON ROAD                    8.500          1,181.69         68
                                       8.250          1,181.69      177,000.00
    BRANDYWINE       MD   20613          5            05/28/97         00
    0410406060                           05           07/01/97          0
    410406060                            O            06/01/12
    0


    1590390          E22/G01             F          500,000.00         ZZ
                                         180        498,617.97          1
    1754 STONERIDGE                    8.500          4,923.70         69
                                       8.250          4,923.70      725,000.00
    SALINE           MI   48176          1            05/30/97         00
    0410414064                           05           07/01/97          0
    410414064                            O            06/01/12
    0


    1590497          623/623             F          169,000.00         T
                                         180        168,455.13          1
    15171 BRANSCOMB ROAD               6.750          1,495.50         65
                                       6.500          1,495.50      260,000.00
    BRANSCOMB        CA   95417          1            04/30/97         00
    6213714                              05           07/01/97          0
    6213714                              O            06/01/12
    0


    1590686          491/491             F          443,850.00         ZZ
                                         180        441,247.62          1
    15 BOBBY JONES LANE                7.875          4,209.70         80
                                       7.625          4,209.70      554,820.00
    COTTO DE CAZA A  CA   92679          1            04/16/97         00
    62309773                             03           06/01/97          0
    62309773                             O            05/01/12
    0


    1590750          356/G01             F          400,000.00         ZZ
                                         180        400,000.00          1
1


    250 GUADALUPE TERRACE              8.000          3,822.61         58
                                       7.750          3,822.61      700,000.00
    FREMONT          CA   94539          1            06/23/97         00
    0430281592                           03           08/01/97          0
    2416725                              O            07/01/12
    0


    1590787          450/450             F          303,000.00         BB
                                         180        302,162.49          1
    3617 WALBRI DR                     8.500          2,983.76         68
                                       8.250          2,983.76      450,000.00
    BLOOMFIELD TWP   MI   48304          5            05/14/97         00
    4282992                              05           07/01/97          0
    4282992                              O            06/01/12
    0


    1590800          450/450             F          300,000.00         ZZ
                                         180        299,133.04          1
    3804 SILVER FALLS COURT            8.000          2,866.96         26
                                       7.750          2,866.96    1,175,000.00
    PLANO            TX   75093          1            05/30/97         00
    4304671                              03           07/01/97          0
    4304671                              O            06/01/12
    0


    1591437          195/G01             F          308,000.00         T
                                         180        308,000.00          1
    DRAKE ROAD                         8.125          2,965.68         80
                                       7.875          2,965.68      385,000.00
    PLEASANT VALLEY  NY   12569          1            06/11/97         00
    0430259044                           05           08/01/97          0
    53675                                O            07/01/12
    0


    1591444          E22/G01             F          156,000.00         ZZ
                                         180        155,568.81          1
    43657 PERIGNON                     8.500          1,536.19         68
                                       8.250          1,536.19      230,000.00
    STERLING HEIGHT  MI   48310          2            05/29/97         00
    0410395214                           01           07/01/97          0
    410395214                            O            06/01/12
    0


    1591466          E22/G01             F           76,000.00         ZZ
                                         180         75,780.37          1
    6904 COLONIAL COURT                8.000            726.30         75
                                       7.750            726.30      102,000.00
    NORTH WALES      PA   19454          2            05/27/97         00
    0410385082                           09           07/01/97          0
1


    410385082                            O            06/01/12
    0


    1591479          686/G01             F           40,000.00         ZZ
                                         180         39,888.19          1
    2121 WEST JUNEAU STREET            8.375            390.98         63
                                       8.125            390.98       64,000.00
    TAMPA            FL   33604          5            05/19/97         00
    0430255695                           05           07/01/97          0
    18280745                             O            06/01/12
    0


    1591489          686/G01             F           70,000.00         ZZ
                                         180         69,788.59          1
    55 COSTAL DRIVE                    7.500            648.91         59
                                       7.250            648.91      120,000.00
    NEPTUNE CITY     NJ   07754          1            05/27/97         00
    0430255968                           05           07/01/97          0
    0818257305                           O            06/01/12
    0


    1591504          686/G01             F          100,000.00         ZZ
                                         180         99,714.19          1
    185 SENTER ROAD                    8.125            962.89         63
                                       7.875            962.89      160,000.00
    SAN JOSE         CA   95111          5            05/14/97         00
    0430255869                           05           07/01/97          0
    18275174                             O            06/01/12
    0


    1591514          686/G01             F           65,000.00         ZZ
                                         180         64,803.26          1
    31598 WEST NINE DRIVE              7.475            601.64         50
                                       7.225            601.64      130,000.00
    LAGUNA NIGUEL    CA   92677          2            05/14/97         00
    0430255885                           05           07/01/97          0
    17984107                             O            06/01/12
    0


    1591631          F27/G01             F          306,400.00         ZZ
                                         180        303,483.01          1
    221 ROBERTS ROAD                   7.000          2,754.01         80
                                       6.750          2,754.01      383,000.00
    PACIFICA         CA   94044          1            04/02/97         00
    0430259960                           03           05/01/97          0
    6250500                              O            04/01/12
    0


1


    1591636          F27/G01             F          276,000.00         ZZ
                                         180        275,184.57          1
    10609 SPRINGVALE COURT             7.750          2,597.93         85
                                       7.500          2,597.93      325,000.00
    GREAT FALLS      VA   20175          1            06/03/97         19
    0430263517                           05           07/01/97         12
    6262257                              O            06/01/12
    0


    1591683          F27/G01             F          428,000.00         ZZ
                                         180        426,678.78          1
    5140 DRIFTWOOD DRIVE               7.250          3,907.05         80
                                       7.000          3,907.05      535,000.00
    COMMERCE TOWNSH  MI   48382          1            05/28/97         00
    0430261941                           05           07/01/97          0
    6272496                              O            06/01/12
    0


    1591740          E22/G01             F          164,500.00         T
                                         180        164,045.31          1
    1619 E BEACH DRIVE                 8.500          1,619.90         70
                                       8.250          1,619.90      235,000.00
    LONG BEACH       NC   28465          1            05/30/97         00
    0410404230                           05           07/01/97          0
    410404230                            O            06/01/12
    0


    1591821          E22/G01             F          210,000.00         ZZ
                                         180        210,000.00          1
    1371 SOUTH SAN MARINO AVENUE       8.000          2,006.87         45
                                       7.750          2,006.87      469,000.00
    SAN MARINO       CA   91108          1            06/03/97         00
    0410412886                           05           08/01/97          0
    410412886                            O            07/01/12
    0


    1591823          E22/G01             F          128,000.00         T
                                         180        128,000.00          1
    775 LOWER PACIFIC DRIVE            7.625          1,195.69         50
                                       7.375          1,195.69      258,000.00
    SHELTER COVE     CA   95589          2            06/09/97         00
    0410373336                           05           08/01/97          0
    410373336                            O            07/01/12
    0


    1591875          367/367             F          300,488.07         ZZ
                                         159        299,389.28          1
    1721 19TH STREET NW                7.625          3,008.14         62
                                       7.375          3,008.14      490,000.00
1


    WASHINGTON       DC   20009          2            06/16/97         00
    1254450                              07           07/01/97          0
    1254450                              O            09/01/10
    0


    1592045          956/G01             F          400,000.00         ZZ
                                         180        400,000.00          1
    9720 ROYCE COURT                   8.125          3,851.53         43
                                       7.875          3,851.53      950,000.00
    BEVERLY HILLS    CA   90210          5            06/02/97         00
    0430262287                           03           08/01/97          0
    5705214                              O            07/01/12
    0


    1592053          267/267             F          586,500.00         ZZ
                                         180        584,728.70          1
    42882 IVY ST                       7.500          5,436.93         66
                                       7.250          5,436.93      900,000.00
    MURRIETA         CA   92562          5            05/15/97         00
    4451677                              05           07/01/97          0
    4451677                              O            06/01/12
    0


    1592063          267/267             F          396,000.00         ZZ
                                         180        394,777.56          1
    19144 MAYALL STREET                7.250          3,614.94         80
                                       7.000          3,614.94      495,000.00
    NORTHRIDGE       CA   91324          1            05/21/97         00
    4454845                              05           07/01/97          0
    4454845                              O            06/01/12
    0


    1592079          267/267             F          412,000.00         ZZ
                                         180        410,782.77          1
    777 PANORAMA RD                    7.750          3,878.06         59
                                       7.500          3,878.06      700,000.00
    PALM SPRINGS     CA   92262          2            05/15/97         00
    4453768                              05           07/01/97          0
    4453768                              O            06/01/12
    0


    1592082          267/267             F          210,000.00         ZZ
                                         180        210,000.00          1
    1301 MILLS AVENUE                  7.500          1,946.73         48
                                       7.250          1,946.73      439,000.00
    BURLINGAME       CA   94010          5            05/27/97         00
    4448137                              05           08/01/97          0
    4448137                              O            07/01/12
    0
1




    1592110          F27/G01             F          307,500.00         ZZ
                                         180        305,697.06          1
    3005 FRANKLINS CHANCE DRIVE        7.875          2,916.49         75
                                       7.625          2,916.49      410,000.00
    FALLSTON         MD   21047          1            05/01/97         00
    0430260273                           05           06/01/97          0
    6264014                              O            05/01/12
    0


    1592114          F27/G01             F          396,000.00         ZZ
                                         180        394,855.61          1
    10240 SUNDANCE COURT               8.000          3,784.39         90
                                       7.750          3,784.39      440,000.00
    POTOMAC          MD   20854          1            05/22/97         19
    0430262246                           03           07/01/97         25
    6259808                              O            06/01/12
    0


    1592158          E22/G01             F           70,000.00         ZZ
                                         180         70,000.00          1
    534 94TH AVENUE NORTH              8.625            694.46         65
                                       8.375            694.46      108,000.00
    NAPLES           FL   34108          1            06/09/97         00
    0410403414                           05           08/01/97          0
    410403414                            O            07/01/12
    0


    1592194          491/491             F          395,000.00         T
                                         180        393,820.08          1
    3815 LINCOLN AVENUE                7.625          3,689.82         77
                                       7.375          3,689.82      515,000.00
    DEPOE BAY        OR   97341          1            05/14/97         00
    62307681                             05           07/01/97          0
    62307681                             O            06/01/12
    0


    1592227          686/G01             F          120,000.00         ZZ
                                         180        120,000.00          1
    102 BUCKINGHAM WAY                 8.375          1,172.92         75
                                       8.125          1,172.92      160,535.00
    MT. LAUREL       NJ   08054          1            06/02/97         00
    0430258996                           09           08/01/97          0
    0818149817                           O            07/01/12
    0


    1592237          F27/G01             F          310,000.00         ZZ
                                         180        303,009.05          1
1


    5801 WARWICK PLACE                 7.000          2,786.37         50
                                       6.750          2,786.37      620,000.00
    CHEVY CHASE      MD   20815          2            04/18/97         00
    0430262170                           05           06/01/97          0
    6256119                              O            05/01/12
    0


    1592256          A52/G01             F          462,000.00         ZZ
                                         180        462,000.00          1
    2045 SUGARLOAF CLUB DRIVE          7.875          4,381.84         70
                                       7.625          4,381.84      660,000.00
    DULUTH           GA   30155          1            06/20/97         00
    0430258491                           03           08/01/97          0
    UNKNOWN                              O            07/01/12
    0


    1592876          686/G01             F          272,000.00         ZZ
                                         180        271,210.47          1
    170 ERICA WAY                      7.950          2,591.53         42
                                       7.700          2,591.53      650,000.00
    MENLO PARK       CA   94028          5            05/20/97         00
    0430259069                           05           07/01/97          0
    0818170599                           O            06/01/12
    0


    1592907          686/G01             F           48,500.00         ZZ
                                         180         48,500.00          1
    5425 S FULTON-LUCAS RD             8.500            477.60         34
                                       8.250            477.60      144,000.00
    SWANTON          OH   43558          2            05/30/97         00
    0430258616                           05           08/01/97          0
    0818229460                           O            07/01/12
    0


    1592921          686/G01             F           95,250.00         T
                                         180         94,983.77          1
    8880 E PARAISO DRIVE #109          8.375            931.00         69
                                       8.125            931.00      138,075.00
    SCOTTSDALE       AZ   85255          1            05/20/97         00
    0430258665                           09           07/01/97          0
    018369175                            O            06/01/12
    0


    1593230          623/623             F          276,000.00         ZZ
                                         180        275,231.57          1
    9574 100TH STREET                  8.500          2,717.89         77
                                       8.250          2,717.89      359,450.00
    ALTO             MI   49302          1            05/02/97         00
    901032                               05           07/01/97          0
1


    901032                               O            06/01/12
    0


    1593232          623/623             F          250,000.00         ZZ
                                         180        247,794.11          1
    18 DORAL COVE                      7.875          2,371.12         80
                                       7.625          2,371.12      315,000.00
    JACKSON          TN   38305          1            03/20/97         00
    914647                               05           05/01/97          0
    914647                               O            04/01/12
    0


    1593233          623/623             F          280,000.00         ZZ
                                         180        278,411.78          1
    794 N ST JOSEPH ST UNIT 43         8.250          2,716.39         80
                                       8.000          2,716.39      350,000.00
    SUTTONS BAY      MI   49682          1            04/21/97         00
    915373                               01           06/01/97          0
    915373                               O            05/01/12
    0


    1593234          623/623             F          270,000.00         ZZ
                                         180        269,211.07          1
    6681 BOXWOOD COURT                 7.875          2,560.81         53
                                       7.625          2,560.81      515,500.00
    WEST BLOOMFIELD  MI   48322          1            05/21/97         00
    917143                               01           07/01/97          0
    917143                               O            06/01/12
    0


    1593235          623/623             F          250,000.00         ZZ
                                         180        249,293.40          1
    523 S ENGEL                        8.250          2,425.35         41
                                       8.000          2,425.35      613,000.00
    PARK RIDGE       IL   60068          1            05/28/97         00
    919868                               05           07/01/97          0
    919868                               O            06/01/12
    0


    1593236          623/623             F          221,000.00         ZZ
                                         180        219,732.49          1
    113 WEST RIVERGLEN DRIVE           8.125          2,127.97         81
                                       7.875          2,127.97      273,000.00
    WORTHINGTON      OH   43085          2            04/26/97         14
    921436                               05           06/01/97          6
    921436                               O            05/01/12
    0


1


    1593237          623/623             F          125,000.00         ZZ
                                         180        124,290.97          1
    441 STRATHMORE DRIVE               8.250          1,212.68         79
                                       8.000          1,212.68      160,000.00
    SHARPSBURG       GA   30277          2            04/17/97         00
    921564                               03           06/01/97          0
    921564                               O            05/01/12
    0


    1593238          623/623             F          370,000.00         ZZ
                                         180        367,901.27          1
    510 ST JOHNS COURT                 8.250          3,589.52         55
                                       8.000          3,589.52      685,000.00
    OAK BROOK        IL   60521          2            04/25/97         00
    922457                               03           06/01/97          0
    922457                               O            05/01/12
    0


    1593239          623/623             F          349,000.00         ZZ
                                         180        346,885.37          1
    26621 EAST RIVER RD                7.500          3,235.27         37
                                       7.250          3,235.27      950,000.00
    GROSSE ILE       MI   48138          2            04/11/97         00
    922459                               05           06/01/97          0
    922459                               O            05/01/12
    0


    1593240          623/623             F          325,000.00         ZZ
                                         180        323,700.52          1
    2585 SHADLOW TRAIL SE              8.125          3,129.37         79
                                       7.875          3,129.37      412,000.00
    ADA              MI   49301          1            05/15/97         00
    922490                               05           07/01/97          0
    922490                               O            06/01/12
    0


    1593242          623/623             F          480,000.00         ZZ
                                         180        477,277.33          1
    8234 CASTLEHILL ROAD               8.250          4,656.67         80
                                       8.000          4,656.67      600,000.00
    HOOVER           AL   35242          1            04/30/97         00
    923296                               03           06/01/97          0
    923296                               O            05/01/12
    0


    1593244          623/623             F          301,200.00         ZZ
                                         180        300,348.69          1
    1528 FAR HILLS DRIVE               8.250          2,922.06         68
                                       8.000          2,922.06      445,000.00
1


    BARTLETT         IL   60103          2            05/16/97         00
    926343                               03           07/01/97          0
    926343                               O            06/01/12
    0


    1593245          623/623             F          291,400.00         ZZ
                                         180        290,557.90          1
    14835 TUMBLING FALLS COURT         8.000          2,784.77         90
                                       7.750          2,784.77      323,800.00
    HOUSTON          TX   77062          1            05/15/97         04
    926391                               03           07/01/97         25
    926391                               O            06/01/12
    0


    1593246          623/623             F          270,600.00         ZZ
                                         180        269,800.53          1
    3111 LAKE SHORE DRIVE              7.750          2,547.09         80
                                       7.500          2,547.09      338,300.00
    EDINBURG         TX   78539          1            05/23/97         00
    927463                               05           07/01/97          0
    927463                               O            06/01/12
    0


    1593247          623/623             F          245,000.00         ZZ
                                         180        242,486.64          1
    526 STRATFORD COURT #B             7.625          2,288.62         74
                                       7.375          2,288.62      335,000.00
    DEL MAR          CA   92014          2            03/06/97         00
    6210487                              01           05/01/97          0
    6210487                              O            04/01/12
    0


    1593248          623/623             F          227,950.00         ZZ
                                         180        226,642.63          1
    2735 IRONGATE PLACE                8.125          2,194.89         80
                                       7.875          2,194.89      284,950.00
    THOUSAND OAKS    CA   91362          1            04/28/97         00
    6230565                              05           06/01/97          0
    6230565                              O            05/01/12
    0


    1593249          623/623             F          370,000.00         ZZ
                                         180        367,901.27          1
    6332 NORTH 31ST STREET             8.250          3,589.52         70
                                       8.000          3,589.52      530,000.00
    PHOENIX          AZ   85016          5            04/29/97         00
    6235632                              03           06/01/97          0
    6235632                              O            05/01/12
    0
1




    1593250          623/623             F          391,800.00         ZZ
                                         180        386,204.77          1
    11432 EAST DE LA O ROAD            8.125          3,772.58         80
                                       7.875          3,772.58      489,784.00
    SCOTTSDALE       AZ   85255          4            04/16/97         00
    6297625                              03           06/01/97          0
    6297625                              O            05/01/12
    0


    1593352          623/623             F           80,500.00         ZZ
                                         180         80,284.85          1
    9440 SOUTH CENTRAL PARK AVENUE     8.875            810.51         70
                                       8.625            810.51      115,000.00
    EVERGREEN PARK   IL   60805          1            05/27/97         00
    922174                               05           07/01/97          0
    922174                               O            06/01/12
    0


    1593354          623/623             F           70,700.00         T
                                         180         70,316.43          1
    1531 AVLEIGH CIRCLE                8.750            706.61         70
                                       8.500            706.61      101,000.00
    ORLANDO          FL   32824          1            05/01/97         00
    923260                               03           06/01/97          0
    923260                               O            05/01/12
    0


    1593364          623/623             F           51,500.00         ZZ
                                         180         51,357.65          1
    476 NANCIE AVENUE                  8.500            507.14         74
                                       8.250            507.14       70,000.00
    MERRITT ISLAND   FL   32952          2            05/15/97         00
    925802                               05           07/01/97          0
    925802                               O            06/01/12
    0


    1593396          E22/G01             F          360,000.00         ZZ
                                         180        360,000.00          1
    21800 MACKENZIE AVENUE             8.125          3,466.38         80
                                       7.875          3,466.38      450,000.00
    YORBA LINDA      CA   92687          2            06/10/97         00
    0410453740                           05           08/01/97          0
    410453740                            O            07/01/12
    0


    1593426          E22/G01             F          191,750.00         ZZ
                                         180        191,750.00          1
1


    2113 WALNUT CIRCLE                 8.625          1,902.31         65
                                       8.375          1,902.31      295,000.00
    NORTHBROOK       IL   60062          5            05/30/97         00
    0410410922                           05           08/01/97          0
    410410922                            O            07/01/12
    0


    1593634          686/G01             F           60,000.00         ZZ
                                         180         59,826.60          1
    2215 SEA BREEZE DRIVE              8.000            573.40         43
                                       7.750            573.40      140,000.00
    SAN DIEGO        CA   92139          2            05/23/97         00
    0430264523                           05           07/01/97          0
    18281719                             O            06/01/12
    0


    1593730          686/G01             F           31,200.00         ZZ
                                         180         31,200.00          1
    7125 HARDISTY AVENUE               8.500            307.24         60
                                       8.250            307.24       52,000.00
    FORT WORTH       TX   76118          1            06/03/97         00
    0430259713                           05           08/01/97          0
    018288128                            O            07/01/12
    0


    1593966          956/G01             F          245,000.00         ZZ
                                         180        245,000.00          1
    2720 PEACHWOOD COURT               7.875          2,323.70         70
                                       7.625          2,323.70      353,000.00
    SAN JOSE         CA   95132          1            06/03/97         00
    0430263582                           05           08/01/97          0
    2705227                              O            07/01/12
    0


    1593974          975/G01             F          176,000.00         ZZ
                                         180        176,000.00          1
    15514 PINTURA DRIVE                7.500          1,631.51         80
                                       7.250          1,631.51      220,000.00
    HACIENDA HEIGHT  CA   91745          1            06/10/97         00
    0430265132                           05           08/01/97          0
    971090                               O            07/01/12
    0


    1594105          686/G01             F           80,000.00         ZZ
                                         180         80,000.00          1
    39092 HUGHESVILLE ROAD             8.375            781.95         26
                                       8.125            781.95      315,000.00
    LEESBURG         VA   20175          5            06/02/97         00
    0430261800                           05           08/01/97          0
1


    018259913                            O            07/01/12
    0


    1594113          686/G01             F           50,000.00         ZZ
                                         180         50,000.00          1
    6672 REMINGTON PLACE               8.250            485.08         31
                                       8.000            485.08      163,349.00
    LAKE WORTH       FL   33463          1            06/12/97         00
    0430261792                           03           08/01/97          0
    018343725                            O            07/01/12
    0


    1594148          E22/G01             F          204,000.00         ZZ
                                         180        204,000.00          1
    30815 TIMBER BROOK LANE            8.500          2,008.87         69
                                       8.250          2,008.87      297,000.00
    BINGHAM FARMS    MI   48025          2            06/06/97         00
    0410396733                           01           08/01/97          0
    410396733                            O            07/01/12
    0


    1594214          181/181             F          168,000.00         ZZ
                                         180        167,509.10          1
    130 AMBERWOOD DRIVE                7.875          1,593.40         45
                                       7.625          1,593.40      377,600.00
    FAYETTEVILLE     GA   30215          2            05/16/97         00
    5663440                              05           07/01/97          0
    5663440                              O            06/01/12
    0


    1594217          E22/G01             F          161,250.00         ZZ
                                         180        161,250.00          1
    8700 NW 47TH DRIVE                 7.750          1,517.81         75
                                       7.500          1,517.81      215,000.00
    CORAL SPRINGS    FL   33067          2            06/06/97         00
    0410384739                           03           08/01/97          0
    410384739                            O            07/01/12
    0


    1594218          686/G01             F          450,000.00         ZZ
                                         180        450,000.00          1
    19091 BECKWITH TERRACE             7.750          4,235.75         80
                                       7.500          4,235.75      565,000.00
    IRVINE           CA   92715          1            06/04/97         00
    0430261891                           03           08/01/97          0
    018066599                            O            07/01/12
    0


1


    1594251          E22/G01             F          108,000.00         ZZ
                                         180        107,701.48          1
    3359 FOXCROFT CIRCLE               8.500          1,063.52         70
                                       8.250          1,063.52      155,065.00
    OVIEDO           FL   32765          1            05/14/97         00
    0410352181                           03           07/01/97          0
    410352181                            O            06/01/12
    0


    1594259          181/181             F          250,000.00         ZZ
                                         180        249,293.39          1
    2003 CANTERBURY PLACE              8.250          2,425.36         70
                                       8.000          2,425.36      362,000.00
    WHEATON          IL   60187          1            05/15/97         00
    5659761                              05           07/01/97          0
    5659761                              O            06/01/12
    0


    1594305          E22/G01             F          100,000.00         ZZ
                                         180        100,000.00          1
    19 MOORLAND MANOR COURT            8.125            962.88         30
                                       7.875            962.88      337,000.00
    ST. LOUIS        MO   63146          1            06/12/97         00
    0410414007                           05           08/01/97          0
    410414007                            O            07/01/12
    0


    1594391          106/106             F          450,000.00         ZZ
                                         180        443,212.94          1
    429-435 GREENWICH STREET #4C       7.750          4,235.75         62
                                       7.500          4,235.75      725,806.00
    NEW YORK         NY   10013          1            01/29/97         00
    7648892                              06           03/01/97          0
    7648892                              O            02/01/12
    0


    1594392          106/106             F          300,000.00         T
                                         180        297,381.74          1
    13509 PHEASANT DRIVE               8.000          2,866.96         50
                                       7.750          2,866.96      600,000.00
    POTOMAC          MD   20850          2            03/11/97         00
    7748510                              05           05/01/97          0
    7748510                              O            04/01/12
    0


    1594393          106/106             F          400,000.00         ZZ
                                         180        397,602.70          1
    5 CEDAR AVENUE                     7.625          3,736.52         54
                                       7.375          3,736.52      750,000.00
1


    ALLENHURST       NJ   07711          2            04/23/97         00
    7758501                              05           06/01/97          0
    7758501                              O            05/01/12
    0


    1594394          106/106             F          281,250.00         ZZ
                                         180        279,582.77          1
    10 ST JOHN DRIVE                   7.750          2,647.34         75
                                       7.500          2,647.34      375,000.00
    HAWTHORN WOODS   IL   60047          5            04/04/97         00
    7761851                              05           06/01/97          0
    7761851                              O            05/01/12
    0


    1594395          106/106             F          429,000.00         T
                                         180        427,760.25          1
    434 WINGED FOOT DRIVE              8.000          4,099.75         74
                                       7.750          4,099.75      579,729.00
    MCDONOUGH        GA   30253          2            05/12/97         00
    7779556                              03           07/01/97          0
    7779556                              O            06/01/12
    0


    1594396          106/106             F          339,000.00         ZZ
                                         180        338,009.44          1
    853 W. DICKENS                     7.875          3,215.25         63
                                       7.625          3,215.25      539,000.00
    CHICAGO          IL   60614          1            05/09/97         00
    7781552                              05           07/01/97          0
    7781552                              O            06/01/12
    0


    1594397          106/106             F          500,000.00         ZZ
                                         180        497,163.86          1
    27029 MILES RIVER ROAD             8.250          4,850.71         79
                                       8.000          4,850.71      640,000.00
    EASTON           MD   21601          1            04/25/97         00
    7781842                              05           06/01/97          0
    7781842                              O            05/01/12
    0


    1594398          106/106             F          775,000.00         ZZ
                                         180        772,760.36          1
    9 EVAN WAY                         8.000          7,406.31         50
                                       7.750          7,406.31    1,550,000.00
    BALTIMORE        MD   21208          2            05/21/97         00
    7789431                              05           07/01/97          0
    7789431                              O            06/01/12
    0
1




    1594399          106/106             F          456,000.00         ZZ
                                         180        454,637.86          1
    330 EAST 38TH STREET #7-N          7.625          4,259.64         80
                                       7.375          4,259.64      570,000.00
    NEW YORK         NY   10016          1            05/16/97         00
    7792476                              06           07/01/97          0
    7792476                              O            06/01/12
    0


    1594407          686/G01             F          122,250.00         ZZ
                                         180        122,250.00          1
    4490 NEW HAVEN PLACE               8.250          1,186.00         75
                                       8.000          1,186.00      163,000.00
    SAN DIEGO        CA   92117          2            06/04/97         00
    0430266742                           05           08/01/97          0
    0818310005                           O            07/01/12
    0


    1594470          E22/G01             F           80,000.00         ZZ
                                         180         80,000.00          1
    1705 TYSON RD                      8.000            764.52         49
                                       7.750            764.52      164,900.00
    ST.CLOUD         FL   34771          1            06/12/97         00
    0410394647                           05           08/01/97          0
    410394647                            O            07/01/12
    0


    1594492          195/G01             F          200,000.00         ZZ
                                         180        200,000.00          1
    287 TAINTOR DRIVE                  7.500          1,854.03         43
                                       7.250          1,854.03      470,001.00
    SOUTHPORT        CT   06490          1            06/19/97         00
    0430264150                           05           08/01/97          0
    53718                                O            07/01/12
    0


    1594562          439/G01             F           90,000.00         ZZ
                                         180         90,000.00          1
    38093 CROCUS LANE                  8.000            860.09         75
                                       7.750            860.09      120,000.00
    PALM DESERT      CA   92211          1            06/10/97         00
    0430265512                           01           08/01/97          0
    19083153                             O            07/01/12
    0


    1594651          956/G01             F          271,000.00         T
                                         180        271,000.00          1
1


    1388 NORTH LAKE BLVD               7.750          2,550.86         58
                                       7.500          2,550.86      475,000.00
    TAHOE CITY       CA   96145          1            06/05/97         00
    0430280230                           01           08/01/97          0
    3705177                              O            07/01/12
    0


    1594746          267/G01             F          208,000.00         ZZ
                                         180        206,766.97          1
    5624 ARCH CREST DRIVE              7.750          1,957.86         70
                                       7.500          1,957.86      300,000.00
    LOS ANGELES      CA   90043          2            04/22/97         00
    0430265991                           05           06/01/97          0
    4447733                              O            05/01/12
    0


    1594758          267/G01             F          210,000.00         ZZ
                                         180        208,713.62          1
    2024 CHARLEMAGNE AVENUE            7.375          1,931.84         75
                                       7.125          1,931.84      280,000.00
    LONG BEACH       CA   90815          2            04/25/97         00
    0430266049                           05           06/01/97          0
    4444947                              O            05/01/12
    0


    1594776          267/G01             F          208,000.00         ZZ
                                         180        206,666.33          1
    627 CELESTIAL LANE                 7.750          1,957.86         69
                                       7.500          1,957.86      305,000.00
    FOSTER CITY      CA   94404          2            04/05/97         00
    0430266064                           09           06/01/97          0
    4450671                              O            05/01/12
    0


    1594788          267/G01             F          213,600.00         ZZ
                                         180        212,954.90          1
    411 S SPARKS ST                    7.500          1,980.10         80
                                       7.250          1,980.10      267,000.00
    BURBANK          CA   91506          1            04/25/97         00
    0430266114                           05           07/01/97          0
    4451431                              O            06/01/12
    0


    1594789          267/G01             F          347,900.00         ZZ
                                         180        345,792.03          1
    1303 SUNSET CLIFFS BLVD.           7.500          3,225.08         70
                                       7.250          3,225.08      497,000.00
    SAN DIEGO        CA   92107          1            04/14/97         00
    0430266122                           05           06/01/97          0
1


    4451114                              O            05/01/12
    0


    1594997          E22/G01             F           95,000.00         ZZ
                                         180         95,000.00          1
    1179 WHITTIER AVENUE               7.875            901.03         46
                                       7.625            901.03      211,000.00
    TOMS RIVER       NJ   08753          5            06/11/97         00
    0410432611                           05           08/01/97          0
    410432611                            O            07/01/12
    0


    1595188          077/077             F          232,000.00         ZZ
                                         180        232,000.00          1
    6627 CLOVERNOOK ROAD               7.875          2,200.40         80
                                       7.625          2,200.40      290,000.00
    MIDDLETON        WI   53562          1            06/16/97         00
    374904                               05           08/01/97          0
    374904                               O            07/01/12
    0


    1595299          267/G01             F          242,400.00         ZZ
                                         180        240,237.61          1
    1232 CAMBERA LN                    7.750          2,281.66         80
                                       7.500          2,281.66      303,000.00
    SANTA ANA        CA   92705          1            03/24/97         00
    0430266239                           05           05/01/97          0
    4436279                              O            04/01/12
    0


    1595331          E22/G01             F           96,600.00         T
                                         180         96,600.00          1
    7218 NW 14TH AVENUE                8.500            951.26         70
                                       8.250            951.26      138,000.00
    GAINESVILLE      FL   32605          1            06/10/97         00
    0410442388                           05           08/01/97          0
    410442388                            O            07/01/12
    0


    1595334          E22/G01             F          400,000.00         ZZ
                                         180        400,000.00          1
    8 EAST BELLEVIEW WAY               7.875          3,793.80         60
                                       7.625          3,793.80      675,000.00
    LITTLETON        CO   80121          5            06/11/97         00
    0410388805                           09           08/01/97          0
    410388805                            O            07/01/12
    0


1


    1595410          267/G01             F          245,000.00         ZZ
                                         180        238,729.61          1
    1321 WILLSBROOK CT                 7.375          2,253.82         63
                                       7.125          2,253.82      390,000.00
    WESTLAKE VILLAG  CA   91361          2            03/21/97         00
    0430266296                           05           05/01/97          0
    4438158                              O            04/01/12
    0


    1595422          450/450             F          274,500.00         ZZ
                                         180        274,500.00          1
    611 LOCH CHALET COURT              8.125          2,643.11         90
                                       7.875          2,643.11      305,000.00
    ARLINGTON        TX   76012          1            06/18/97         11
    4303673                              05           08/01/97         12
    4303673                              O            07/01/12
    0


    1595447          267/G01             F          255,550.00         ZZ
                                         180        254,018.43          1
    16144 ELZA DR                      7.625          2,387.17         95
                                       7.375          2,387.17      269,000.00
    HACIENDA HEIGHT  CA   91745          2            04/09/97         10
    0430266346                           03           06/01/97         25
    4431855                              O            05/01/12
    0


    1595473          267/G01             F          246,900.00         ZZ
                                         180        244,624.39          1
    1955 12TH AVENUE                   7.375          2,271.30         73
                                       7.125          2,271.30      340,000.00
    SAN FRANCISCO    CA   94116          2            02/27/97         00
    0430267955                           07           05/01/97          0
    4440943                              O            04/01/12
    0


    1595479          267/G01             F          227,000.00         ZZ
                                         180        225,654.35          1
    23014 ERWIN ST                     7.750          2,136.70         36
                                       7.500          2,136.70      640,000.00
    WOODLAND HILLS   CA   91367          2            04/18/97         00
    0430267971                           05           06/01/97          0
    4444159                              O            05/01/12
    0


    1595481          267/G01             F          350,000.00         ZZ
                                         180        346,985.61          1
    2228 W MAGILL AVENUE               7.500          3,244.55         70
                                       7.250          3,244.55      500,000.00
1


    FRESNO           CA   93711          2            04/17/97         00
    0430267989                           05           06/01/97          0
    4444086                              O            05/01/12
    0


    1595484          267/G01             F          280,000.00         ZZ
                                         180        278,303.43          1
    933 KENTER WAY                     7.500          2,595.64         44
                                       7.250          2,595.64      650,000.00
    LOS ANGELES      CA   90049          5            04/03/97         00
    0430268003                           05           06/01/97          0
    4438881                              O            05/01/12
    0


    1595501          267/G01             F          220,000.00         ZZ
                                         180        219,350.02          1
    20557 HIAWATHA STREET              7.750          2,070.81         69
                                       7.500          2,070.81      323,000.00
    CHATSWORTH       CA   91311          5            05/08/97         00
    0430268037                           05           07/01/97          0
    4454154                              O            06/01/12
    0


    1595515          267/G01             F          480,000.00         ZZ
                                         180        478,581.87          1
    197 WHISPERING TREES LANE          7.750          4,518.13         79
                                       7.500          4,518.13      615,000.00
    DANVILLE         CA   94526          2            05/05/97         00
    0430268078                           05           07/01/97          0
    4447555                              O            06/01/12
    0


    1595563          686/G01             F           50,000.00         ZZ
                                         180         49,858.67          1
    151  NEWTON RD                     8.250            485.08         63
                                       8.000            485.08       80,000.00
    RALEIGH          NC   27615          1            05/29/97         00
    0430267617                           01           07/01/97          0
    818280257                            O            06/01/12
    0


    1595566          686/G01             F          255,000.00         ZZ
                                         180        255,000.00          1
    1958 LONGVIEW DRIVE                7.850          2,414.89         75
                                       7.600          2,414.89      340,000.00
    SAN LEANDRO      CA   94577          1            06/10/97         00
    0430267807                           05           08/01/97          0
    818173460                            O            07/01/12
    0
1




    1595571          686/G01             F          100,000.00         ZZ
                                         180        100,000.00          1
    48-31 203RD STREET                 7.800            944.15         52
                                       7.550            944.15      195,000.00
    BAYSIDE          NY   11364          1            06/13/97         00
    0430281543                           05           08/01/97          0
    0818301194                           O            07/01/12
    0


    1595594          686/G01             F           58,253.00         ZZ
                                         180         58,253.00          1
    217 NE9 AVENUE                     7.700            546.66         52
                                       7.450            546.66      114,000.00
    DEERFIELD BEACH  FL   33441          2            06/10/97         00
    0430268086                           05           08/01/97          0
    818364028                            O            07/01/12
    0


    1595596          686/G01             F          134,500.00         ZZ
                                         180        134,500.00          1
    290 NORTH PEAK DR                  8.000          1,285.36         69
                                       7.750          1,285.36      195,000.00
    ALPHARETTA       GA   30202          5            06/09/97         00
    0430268011                           03           08/01/97          0
    818342974                            O            07/01/12
    0


    1595605          686/G01             F          275,000.00         ZZ
                                         180        275,000.00          1
    5810 SW120 AVE                     7.750          2,588.51         63
                                       7.500          2,588.51      440,000.00
    MIAMI            FL   33183          5            06/09/97         00
    0430267906                           05           08/01/97          0
    818343618                            O            07/01/12
    0


    1595628          686/G01             F           56,800.00         ZZ
                                         180         56,800.00          1
    6332 MONTPELIER ROAD               7.850            537.91         60
                                       7.600            537.91       96,000.00
    CHARLOTTE        NC   28210          2            06/06/97         00
    0430267831                           05           08/01/97          0
    818163768                            O            07/01/12
    0


    1595635          686/G01             F           74,200.00         ZZ
                                         180         73,990.28          1
1


    2632  E CINNABAR AVENUE            8.250            719.85         69
                                       8.000            719.85      108,000.00
    PHOENIX          AZ   85028          5            05/23/97         00
    0430268136                           05           07/01/97          0
    818369431                            O            06/01/12
    0


    1595659          181/181             F          190,000.00         ZZ
                                         180        189,450.93          1
    6 MOCKERNUT COURT                  8.000          1,815.74         44
                                       7.750          1,815.74      432,475.00
    GREENSBORO       NC   27455          1            06/06/97         00
    181                                  05           07/01/97          0
    181                                  O            06/01/12
    0


    1595690          E22/G01             F          105,750.00         ZZ
                                         180        105,750.00          1
    7121 KINGWOOD ROAD                 7.500            980.32         75
                                       7.250            980.32      141,000.00
    LITTLE ROCK      AR   72207          5            06/12/97         00
    0410414650                           05           08/01/97          0
    410414650                            O            07/01/12
    0


    1595757          830/830             F          620,900.00         T
                                         180        620,900.00          1
    350 DUNE CIRCLE                    8.375          6,068.84         70
                                       8.125          6,068.84      887,000.00
    KAILUA           HI   96734          2            06/16/97         00
    1878248                              05           08/01/97          0
    1878248                              O            07/01/12
    0


    1595796          926/926             F          165,000.00         ZZ
                                         180        165,000.00          1
    19 SANTA MARIA DRIVE               8.000          1,576.83         62
                                       7.750          1,576.83      270,000.00
    HILTON HEAD ISL  SC   29926          2            06/16/97         00
    UNKNOWN                              03           08/01/97          0
    UNKNOWN                              O            07/01/12
    0


    1595807          E22/G01             F          568,000.00         ZZ
                                         180        568,000.00          1
    31 OVERLEIGH ROAD                  7.625          5,305.86         80
                                       7.375          5,305.86      710,000.00
    BERNARDSVILLE    NJ   07924          1            06/19/97         00
    0410433098                           05           08/01/97          0
1


    410433098                            O            07/01/12
    0


    1595925          E66/E66             F          261,850.00         ZZ
                                         180        261,850.00          1
    4704 WHITE CHAPEL WAY              8.000          2,502.37         45
                                       7.750          2,502.37      585,000.00
    RALEIGH          NC   27615          2            06/05/97         00
    600326126                            03           08/01/97          0
    600326126                            O            07/01/12
    0


    1595948          070/070             F          329,600.00         ZZ
                                         180        322,870.51          1
    1360 SOUTH PITKIN AVENUE           8.125          3,173.67         80
                                       7.875          3,173.67      412,000.00
    SUPERIOR         CO   80027          1            11/27/96         00
    3190148                              03           01/01/97          0
    3190148                              O            12/01/11
    0


    1596052          E22/G01             F           50,000.00         ZZ
                                         180         50,000.00          1
    91 PRAIRIE DRIVE                   8.625            496.04         28
                                       8.375            496.04      180,000.00
    ADDISON          IL   60101          1            06/19/97         00
    0410455323                           05           08/01/97          0
    410455323                            O            07/01/12
    0


    1596053          439/439             F           55,000.00         ZZ
                                         180         55,000.00          1
    1102 OYSTER BAY DR.                8.700            548.08         38
                                       8.450            548.08      145,000.00
    SUGAR LAND       TX   77478          1            06/16/97         00
    1903325                              03           08/01/97          0
    1903325                              O            07/01/12
    0


    1596055          439/439             F          343,900.00         ZZ
                                         180        343,900.00          1
    1717 EDGEWOOD ROAD                 7.600          3,207.57         80
                                       7.350          3,207.57      429,950.00
    REDWOOD CITY     CA   94062          1            06/18/97         00
    1906672                              05           08/01/97          0
    1906672                              O            07/01/12
    0


1


    1596087          E22/G01             F           42,700.00         ZZ
                                         180         42,700.00          1
    12018 RIVER BEND DRIVE             8.500            420.48         95
                                       8.250            420.48       45,000.00
    D'IBERVILLE      MS   39532          1            06/17/97         10
    0410432496                           05           08/01/97         25
    410432496                            O            07/01/12
    0


    1596093          686/G01             F           90,000.00         ZZ
                                         180         90,000.00          1
    1008 HORIZON STREET                7.600            839.44         75
                                       7.350            839.44      120,000.00
    CALEXICO         CA   92231          5            06/10/97         00
    0430281337                           05           08/01/97          0
    0818326373                           O            07/01/12
    0


    1596123          E22/G01             F           99,000.00         ZZ
                                         180         99,000.00          1
    591 LAKE COVEN COURT               8.000            946.10         51
                                       7.750            946.10      195,000.00
    LAKE MARY        FL   32746          2            06/16/97         00
    0410407506                           03           08/01/97          0
    410407506                            O            07/01/12
    0


    1596125          E22/G01             F           52,000.00         ZZ
                                         180         52,000.00          1
    3118 LIVE OAK STREET               8.375            508.26         55
                                       8.125            508.26       95,000.00
    NAVARRE          FL   32566          5            06/13/97         00
    0410454102                           05           08/01/97          0
    410454102                            O            07/01/12
    0


    1596138          E22/G01             F          220,000.00         ZZ
                                         180        220,000.00          1
    4955 NORTH CALLE ROBLEDA           8.250          2,134.31         80
                                       8.000          2,134.31      275,000.00
    AGOURA HILLS     CA   91301          2            06/19/97         00
    0410423917                           05           08/01/97          0
    410423917                            O            07/01/12
    0


    1596186          686/G01             F          100,000.00         ZZ
                                         180        100,000.00          1
    7239 SANZA PLACE                   7.750            941.28         58
                                       7.500            941.28      172,500.00
1


    RANCHO CUCAMONG  CA   91701          2            06/09/97         00
    0430278226                           05           08/01/97          0
    0818000937                           O            07/01/12
    0


    1596272          956/G01             F          292,000.00         ZZ
                                         180        292,000.00          1
    3209 BAYSHORE DRIVE                8.250          2,832.81         80
                                       8.000          2,832.81      365,000.00
    WESTLAKE VILLAG  CA   91361          1            06/23/97         00
    0430281733                           01           08/01/97          0
    5706145                              O            07/01/12
    0


    1596429          480/G01             F           80,000.00         ZZ
                                         180         80,000.00          1
    4019 TURQUOISE TRAIL               8.000            764.52         43
                                       7.750            764.52      188,000.00
    FT LAUDERDALE    FL   33331          1            06/25/97         00
    0430281386                           03           08/01/97          0
    2073963                              O            07/01/12
    0


    1596490          686/G01             F           30,000.00         T
                                         180         30,000.00          1
    2024 SE 5TH STREET                 8.250            291.05         17
                                       8.000            291.05      178,000.00
    DEERFIELD BEACH  FL   33441          1            06/10/97         00
    0430279166                           09           08/01/97          0
    818279507                            O            07/01/12
    0


    1596499          686/G01             F           70,000.00         ZZ
                                         180         70,000.00          1
    1816 SE 23RD AVENUE                8.250            679.10         39
                                       8.000            679.10      182,000.00
    FT LAUDERDALE    FL   33316          2            06/16/97         00
    0430279471                           05           08/01/97          0
    818343659                            O            07/01/12
    0


    1596503          076/076             F          300,000.00         ZZ
                                         180        298,258.76          1
    100 SOUTHBROOK ROAD                7.990          2,865.23         79
                                       7.740          2,865.23      383,333.00
    EAST LONGMEADOW  MA   01028          1            04/30/97         00
    1260553                              05           06/01/97          0
    1260553                              O            05/01/12
    0
1




    1596505          076/076             F          225,000.00         ZZ
                                         180        224,356.95          1
    324 PEAKHAM ROAD                   8.125          2,166.49         68
                                       7.875          2,166.49      335,000.00
    SUDBURY          MA   01776          5            05/13/97         00
    1274243                              05           07/01/97          0
    1274243                              O            06/01/12
    0


    1596507          076/076             F          254,400.00         ZZ
                                         180        253,648.39          1
    609 GALLAND STREET                 7.750          2,394.61         80
                                       7.500          2,394.61      318,000.00
    PETALUMA         CA   94952          1            05/07/97         00
    6096962                              05           07/01/97          0
    6096962                              O            06/01/12
    0


    1596510          076/076             F          346,000.00         ZZ
                                         180        344,080.49          1
    14719 VALLEYHEART DRIVE            8.500          3,407.20         79
                                       8.250          3,407.20      443,500.00
    SHERMAN OAKS AR  CA   91403          2            04/14/97         00
    7075316                              05           06/01/97          0
    7075316                              O            05/01/12
    0


    1596511          076/076             F          700,000.00         ZZ
                                         180        695,850.45          1
    10140 WEST BROADVIEW DRIVE         7.750          6,588.93         74
                                       7.500          6,588.93      950,000.00
    BAY HARBOR ISLA  FL   33154          1            04/29/97         00
    7082312                              05           06/01/97          0
    7082312                              O            05/01/12
    0


    1596512          076/076             F          219,353.60         ZZ
                                         180        218,109.37          1
    1045 KINGSWAY LANE                 8.250          2,128.04         80
                                       8.000          2,128.04      274,192.00
    TARPON SPRINGS   FL   34689          1            05/16/97         00
    7082704                              03           06/01/97          0
    7082704                              O            05/01/12
    0


    1596513          076/076             F          276,000.00         ZZ
                                         180        275,175.55          1
1


    1311 MOYER ROAD                    7.625          2,578.20         80
                                       7.375          2,578.20      345,000.00
    NEWPORT NEWS     VA   23608          1            05/21/97         00
    7084767                              05           07/01/97          0
    7084767                              O            06/01/12
    0


    1596514          076/076             F          290,500.00         ZZ
                                         180        289,651.16          1
    8056 STEEPLECHASE DRIVE            7.875          2,755.25         70
                                       7.625          2,755.25      415,000.00
    PALM BEACH GARD  FL   33418          1            05/16/97         00
    7088329                              03           07/01/97          0
    7088329                              O            06/01/12
    0


    1596515          076/076             F          277,000.00         ZZ
                                         180        276,190.60          1
    11820 SOUTH HIGHWAY 475            7.875          2,627.21         60
                                       7.625          2,627.21      465,000.00
    OCALA            FL   34474          5            05/16/97         00
    7090880                              05           07/01/97          0
    7090880                              O            06/01/12
    0


    1596516          076/076             F          312,000.00         ZZ
                                         180        311,088.33          1
    26742 BRIDLEWOOD DRIVE             7.875          2,959.17         64
                                       7.625          2,959.17      490,000.00
    LAGUNA HILLS     CA   92653          1            05/15/97         00
    7092856                              03           07/01/97          0
    7092856                              O            06/01/12
    0


    1596517          076/076             F          347,200.00         ZZ
                                         180        345,164.30          1
    2819 S HAYDEN STREET               7.875          3,293.02         80
                                       7.625          3,293.02      434,000.00
    AMARILLO         TX   79109          1            04/30/97         00
    8101542                              05           06/01/97          0
    8101542                              O            05/01/12
    0


    1596518          076/076             F          310,000.00         ZZ
                                         180        308,121.67          1
    110 GREAT POND DRIVE               7.500          2,873.74         72
                                       7.250          2,873.74      435,000.00
    BOXFORD          MA   01921          1            04/30/97         00
    8121602                              05           06/01/97          0
1


    8121602                              O            05/01/12
    0


    1596519          076/076             F          428,000.00         ZZ
                                         180        426,763.14          1
    6300 BELO HORIZONTE CIRCLE         8.000          4,090.19         80
                                       7.750          4,090.19      535,000.00
    AUSTIN           TX   78731          1            05/22/97         00
    8143932                              05           07/01/97          0
    8143932                              O            06/01/12
    0


    1596520          076/076             F          270,000.00         ZZ
                                         180        268,399.47          1
    10622 S OXFORD                     7.750          2,541.44         73
                                       7.500          2,541.44      370,000.00
    TULSA            OK   74137          2            04/14/97         00
    8189812                              05           06/01/97          0
    8189812                              O            05/01/12
    0


    1596521          076/076             F          246,400.00         ZZ
                                         180        245,672.03          1
    801 VANGUARD                       7.750          2,319.30         80
                                       7.500          2,319.30      308,000.00
    AUSTIN           TX   78734          2            05/28/97         00
    8204282                              05           07/01/97          0
    8204282                              O            06/01/12
    0


    1596522          076/076             F          276,000.00         T
                                         180        275,202.40          1
    742 CAMINO CATALINA                8.000          2,637.60         80
                                       7.750          2,637.60      345,000.00
    SOLANA BEACH     CA   92075          1            04/29/97         00
    8229802                              03           07/01/97          0
    8229802                              O            06/01/12
    0


    1596524          076/076             F          245,000.00         T
                                         180        244,307.54          1
    N 7874 SHORE ACRES ROAD            8.250          2,376.84         73
                                       8.000          2,376.84      340,000.00
    LAKE MILLS       WI   53551          2            06/02/97         00
    8260282                              05           07/01/97          0
    8260282                              O            06/01/12
    0


1


    1596526          076/076             F          558,000.00         ZZ
                                         180        556,351.43          1
    94 PIPERS WALK                     7.750          5,252.32         80
                                       7.500          5,252.32      697,500.00
    SUGAR LAND       TX   77479          1            05/14/97         00
    8414012                              03           07/01/97          0
    8414012                              O            06/01/12
    0


    1596527          076/076             F          340,000.00         ZZ
                                         180        338,961.84          1
    105 LEE LANE                       7.375          3,127.74         80
                                       7.125          3,127.74      426,900.00
    MACON            GA   31210          2            05/02/97         00
    8418482                              05           07/01/97          0
    8418482                              O            06/01/12
    0


    1596529          076/076             F          345,000.00         ZZ
                                         180        343,980.72          1
    4215 COCHRAN CHAPEL ROAD           7.750          3,247.40         56
                                       7.500          3,247.40      620,000.00
    DALLAS           TX   75209          1            05/21/97         00
    8421912                              03           07/01/97          0
    8421912                              O            06/01/12
    0


    1596576          686/G01             F          160,000.00         ZZ
                                         180        160,000.00          1
    19321 NW8TH STREET                 8.375          1,563.89         62
                                       8.125          1,563.89      260,000.00
    PEMBROKE PINES   FL   33029          1            06/09/97         00
    0430278978                           03           08/01/97          0
    0818341133                           O            07/01/12
    0


    1596584          163/G01             F          342,000.00         ZZ
                                         180        340,016.75          1
    13881 INDIAN BLUFF ROAD            8.000          3,268.33         90
                                       7.750          3,268.33      380,000.00
    TEMPLE BELL COU  TX   76502          4            04/25/97         04
    0430280669                           05           06/01/97         25
    57193227                             O            05/01/12
    0


    1596586          686/G01             F          150,000.00         ZZ
                                         180        150,000.00          1
    24 EAST LAKE DR                    8.250          1,455.22         34
                                       8.000          1,455.22      452,500.00
1


    ANNAPOLIS        MD   21403          1            06/04/97         00
    0430278911                           05           08/01/97          0
    0818256935                           O            07/01/12
    0


    1596589          163/G01             F          263,800.00         ZZ
                                         180        262,320.16          1
    12876 BRADSHAW                     8.375          2,578.45         70
                                       8.125          2,578.45      380,000.00
    OVERLAND PARK    KS   66213          2            04/23/97         00
    0430280651                           03           06/01/97          0
    57382753                             O            05/01/12
    0


    1596622          163/G01             F          232,000.00         ZZ
                                         180        231,336.94          1
    123 OAK LEAF LANE                  8.125          2,233.89         80
                                       7.875          2,233.89      290,000.00
    LONGWOOD         FL   32779          1            05/12/97         00
    0430280479                           03           07/01/97          0
    57401029                             O            06/01/12
    0


    1596708          180/180             F          248,800.00         ZZ
                                         180        248,800.00          1
    108 PARAGON COURT                  8.250          2,413.71         80
                                       8.000          2,413.71      311,000.00
    AUSTIN           TX   78734          1            06/02/97         00
    4884672                              03           08/01/97          0
    4884672                              O            07/01/12
    0


    1596717          180/180             F          251,750.00         ZZ
                                         180        251,022.47          1
    17432 NORTHEAST 136TH STREET       8.000          2,405.86         95
                                       7.750          2,405.86      265,000.00
    REDMOND          WA   98052          1            05/22/97         10
    7474877                              03           07/01/97         25
    7474877                              O            06/01/12
    0


    1596725          180/180             F          308,650.00         ZZ
                                         180        308,650.00          1
    7891 SW 157 TERRACE                7.750          2,905.25         80
                                       7.500          2,905.25      386,513.00
    MIAMI            FL   33157          1            06/05/97         00
    4800819                              05           08/01/97          0
    4800819                              O            07/01/12
    0
1




    1596728          180/180             F          254,400.00         ZZ
                                         180        253,623.21          1
    660 OLD HUNT WAY                   7.375          2,340.29         80
                                       7.125          2,340.29      318,000.00
    HERNDON          VA   20170          1            05/30/97         00
    7487994                              03           07/01/97          0
    7487994                              O            06/01/12
    0


    1596731          180/180             F          240,000.00         ZZ
                                         180        239,298.72          1
    9026 SPENCER COURT                 7.875          2,276.28         93
                                       7.625          2,276.28      260,000.00
    GILROY           CA   95020          2            05/20/97         04
    7479603                              05           07/01/97         25
    7479603                              O            06/01/12
    0


    1596733          180/180             F          275,000.00         ZZ
                                         180        274,196.45          1
    584 SW REGENCY PLACE               7.875          2,608.24         58
                                       7.625          2,608.24      475,000.00
    PORTLAND         OR   97225          1            05/15/97         00
    7470826                              03           07/01/97          0
    7470826                              O            06/01/12
    0


    1596735          180/180             F          536,400.00         ZZ
                                         180        536,400.00          1
    8 SANTA LUCIA                      7.875          5,087.49         70
                                       7.625          5,087.49      766,345.00
    ORINDA           CA   94563          1            06/03/97         00
    7480650                              05           08/01/97          0
    7480650                              O            07/01/12
    0


    1596933          387/387             F          190,000.00         ZZ
                                         180        189,444.82          1
    3 WEST SHADY LANE                  7.875          1,802.06         51
                                       7.625          1,802.06      375,000.00
    HOUSTON          TX   77063          2            05/23/97         00
    1122969                              03           07/01/97          0
    1122969                              O            06/01/12
    0


    1596934          387/387             F          420,000.00         ZZ
                                         180        417,564.43          1
1


    12473 TITUS AVENUE                 8.000          4,013.74         73
                                       7.750          4,013.74      578,888.00
    SARATOGA         CA   95070          1            04/22/97         00
    1100056                              05           06/01/97          0
    1100056                              O            05/01/12
    0


    1596935          387/387             F          279,450.00         ZZ
                                         180        277,775.18          1
    5550 BAHIA MAR CIRCLE              7.625          2,610.43         90
                                       7.375          2,610.43      310,500.00
    STONE MOUNTAIN   GA   30087          1            04/30/97         11
    1095025                              05           06/01/97         25
    1095025                              O            05/01/12
    0


    1596968          163/G01             F          338,000.00         ZZ
                                         180        336,103.90          1
    4020 ENSENADA AVENUE               8.375          3,303.71         80
                                       8.125          3,303.71      422,500.00
    MIAMI            FL   33133          1            04/30/97         00
    0430280545                           05           06/01/97          0
    574411190                            O            05/01/12
    0


    1596971          163/G01             F          225,000.00         ZZ
                                         180        224,371.10          1
    2615 RIDGEWAY                      8.375          2,199.21         90
                                       8.125          2,199.21      250,000.00
    ARDMORE          OK   73401          1            05/29/97         04
    0430280677                           05           07/01/97         25
    57488356                             O            06/01/12
    0


    1596973          163/G01             F          576,000.00         ZZ
                                         180        572,659.78          1
    NO 3 OASIS AVENUE                  8.000          5,504.56         73
                                       7.750          5,504.56      790,000.00
    ODESSA           TX   79765          4            04/29/97         00
    0430281154                           03           06/01/97          0
    57169921                             O            05/01/12
    0


    1596977          163/G01             F          276,000.00         ZZ
                                         180        274,417.04          1
    9601 W 156TH ST                    8.125          2,657.56         80
                                       7.875          2,657.56      345,000.00
    OVERLAND PARK    KS   66221          1            04/25/97         00
    0430281204                           03           06/01/97          0
1


    57343598                             O            05/01/12
    0


    1596979          163/G01             F          255,000.00         ZZ
                                         180        254,263.09          1
    610 NORTHWEST 11TH AVENUE          8.000          2,436.91         62
                                       7.750          2,436.91      413,525.00
    PORTLAND         OR   97209          1            05/02/97         00
    0430281063                           07           07/01/97          0
    57217909                             O            06/01/12
    0


    1596982          163/G01             F          361,000.00         ZZ
                                         180        359,945.16          1
    44 GOLDEN EAGLE LANE               7.875          3,423.90         77
                                       7.625          3,423.90      470,000.00
    LITTLETON        CO   80127          2            05/21/97         00
    0430281196                           03           07/01/97          0
    215732193                            O            06/01/12
    0


    1596991          163/G01             F          300,000.00         ZZ
                                         180        299,123.40          1
    47 DARTMOUTH AVENUE                7.875          2,845.35         54
                                       7.625          2,845.35      559,000.00
    NEEDHAM          MA   02192          1            05/05/97         00
    0430281212                           05           07/01/97          0
    215683545                            O            06/01/12
    0


    1596993          163/G01             F          323,800.00         ZZ
                                         180        321,880.54          1
    12051 LINCOLN AVENUE               7.750          3,047.85         65
                                       7.500          3,047.85      503,718.00
    CLIVE            IA   50325          4            04/14/97         00
    0430280933                           05           06/01/97          0
    57331678                             O            05/01/12
    0


    1596998          163/G01             F          267,000.00         ZZ
                                         180        265,369.90          1
    1309 W 20TH STREET                 7.875          2,532.36         79
                                       7.625          2,532.36      340,000.00
    YUMA             AZ   85364          2            04/24/97         00
    0430280925                           05           06/01/97          0
    57449719                             O            05/01/12
    0


1


    1597001          163/G01             F          225,000.00         ZZ
                                         180        224,335.26          1
    254 WEST 11TH STREET               7.750          2,117.87         90
                                       7.500          2,117.87      250,000.00
    CLAREMONT        CA   91711          1            05/02/97         14
    0430280735                           05           07/01/97         25
    215688734                            O            06/01/12
    0


    1597008          163/G01             F          325,000.00         ZZ
                                         180        323,030.60          1
    7 MALVERN ROAD                     7.500          3,012.79         90
                                       7.250          3,012.79      365,000.00
    HOLMDEL          NJ   07733          2            04/04/97         04
    0430284547                           05           06/01/97         25
    372370204                            O            05/01/12
    0


    1597085          A83/G01             F          283,000.00         ZZ
                                         180        282,173.08          1
    328 DUARTE COURT                   7.875          2,684.11         84
                                       7.625          2,684.11      340,000.00
    MILPITAS         CA   95035          2            05/15/97         14
    0430284950                           05           07/01/97         12
    A83                                  O            06/01/12
    0


    1597143          181/181             F          295,000.00         ZZ
                                         180        294,175.44          1
    26764 MENOMINEE PLACE              8.375          2,883.41         60
                                       8.125          2,883.41      498,000.00
    RANCHO PALOS VE  CA   90275          2            05/20/97         00
    181                                  05           07/01/97          0
    181                                  O            06/01/12
    0


    1597153          181/181             F          112,400.00         ZZ
                                         180        112,067.93          1
    3908 WILLIAMS DAIRY ROAD           7.750          1,057.99         80
                                       7.500          1,057.99      140,500.00
    GREENSBORO       NC   27406          5            05/29/97         00
    181                                  05           07/01/97          0
    181                                  O            06/01/12
    0


    1597191          181/181             F          155,000.00         ZZ
                                         180        154,542.06          1
    5449 GROVE RIDGE WAY               7.750          1,458.98         66
    NO 116                             7.500          1,458.98      235,000.00
1


    ROCKVILLE        MD   20852          1            05/29/97         00
    181                                  05           07/01/97          0
    181                                  O            06/01/12
    0


    1597195          181/181             F           67,000.00         ZZ
                                         180         66,553.65          1
    1509 EVERGREEN STREET              8.375            654.88         58
                                       8.125            654.88      116,000.00
    MC HENRY         IL   60050          2            04/25/97         00
    181                                  05           06/01/97          0
    181                                  O            05/01/12
    0


    1597296          736/G01             F          251,250.00         ZZ
                                         180        251,250.00          1
    636 MCCOY ROAD                     7.875          2,382.98         75
                                       7.625          2,382.98      335,000.00
    BELT             MT   59412          5            06/20/97         00
    0430283499                           05           08/01/97          0
    523761                               O            07/01/12
    0


    1597376          575/G01             F          235,000.00         ZZ
                                         180        235,000.00          1
    17 STONY BROOK ROAD                7.875          2,228.86         95
                                       7.625          2,228.86      247,500.00
    STONINGTON       CT   06378          1            06/12/97         12
    0430286674                           05           08/01/97         30
    972323129                            O            07/01/12
    0


    1597379          575/G01             F          250,000.00         ZZ
                                         180        250,000.00          1
    17590 WHITE STONE DRIVE            8.125          2,407.21         60
                                       7.875          2,407.21      420,000.00
    TALL TIMBERS     MD   20690          2            06/13/97         00
    0430283788                           05           08/01/97          0
    972061778                            O            07/01/12
    0


    1597447          H05/H05             F          167,500.00         T
                                         180        167,500.00          1
    287 PINE STREET                    8.125          1,612.83         71
                                       7.875          1,612.83      236,800.00
    SANTA ROSA BEAC  FL   32459          2            06/20/97         00
    258809696                            05           08/01/97          0
    258809696                            O            07/01/12
    0
1




    1599618          575/G01             F          236,000.00         ZZ
                                         180        236,000.00          1
    2103 ADDISON ROAD                  7.750          2,221.41         57
                                       7.500          2,221.41      420,000.00
    HOUSTON          TX   77030          1            06/06/97         00
    0430283143                           05           08/01/97          0
    972316784                            O            07/01/12
    0


    1599643          575/G01             F          284,000.00         ZZ
                                         180        284,000.00          1
    6 BONNIE LANE                      7.375          2,612.58         80
                                       7.125          2,612.58      355,000.00
    MEDIA            PA   19063          1            06/20/97         00
    0430285114                           03           08/01/97          0
    972322493                            O            07/01/12
    0


    1599714          225/225             F          335,000.00         ZZ
                                         180        333,977.10          1
    40 BLUEBERRY HILL                  7.375          3,081.75         48
                                       7.125          3,081.75      700,000.00
    WILTON           CT   06897          5            06/02/97         00
    8048025                              05           07/01/97          0
    8048025                              O            06/01/12
    0


    1599732          E82/G01             F          385,350.00         ZZ
                                         180        385,350.00          1
    7519 SOUTH FROG HOLLOW LA          7.625          3,599.67         75
                                       7.375          3,599.67      516,000.00
    EVERGREEN        CO   80439          2            06/27/97         00
    0400043998                           05           08/01/97          0
    400043998                            O            07/01/12
    0


    1599864          450/450             F          300,000.00         ZZ
                                         180        300,000.00          1
    45 WESTWIND                        7.625          2,802.39         73
                                       7.375          2,802.39      415,000.00
    GROSSE POINTE F  MI   48236          1            06/25/97         00
    4297792                              05           08/01/97          0
    4297792                              O            07/01/12
    0


    1599865          225/225             F          300,000.00         ZZ
                                         180        298,298.33          1
1


    301 TIDEPOINTE WAY                 8.250          2,910.42         69
    #3202                              8.000          2,910.42      436,000.00
    HILTON HEAD      SC   29928          1            05/01/97         00
    8379557                              01           06/01/97          0
    8379557                              O            05/01/12
    0


    1599916          225/225             F          240,000.00         ZZ
                                         180        239,306.43          1
    859 BROADVIEW                      8.000          2,293.57         64
                                       7.750          2,293.57      375,000.00
    HIGHLAND PARK    IL   60035          5            05/28/97         00
    8048218                              05           07/01/97          0
    8048218                              O            06/01/12
    0


    1600106          369/G01             F          339,400.00         ZZ
                                         180        338,440.72          1
    510 FALL RIVER                     8.250          3,292.66         49
                                       8.000          3,292.66      700,000.00
    HOUSTON          TX   77024          2            05/28/97         00
    0430286757                           05           07/01/97          0
    60610227                             O            06/01/12
    0


    1600108          225/225             F          587,000.00         ZZ
                                         180        585,246.55          1
    2 PROCTOR STREET                   7.625          5,483.35         50
                                       7.375          5,483.35    1,175,000.00
    MANCHESTER       MA   01944          1            05/30/97         00
    8047929                              05           07/01/97          0
    8047929                              O            06/01/12
    0


    1600114          225/225             F          288,000.00         ZZ
                                         180        287,167.73          1
    9107 BROMPTON COURT                8.000          2,752.27         80
                                       7.750          2,752.27      360,000.00
    RALEIGH          NC   27615          2            05/23/97         00
    8380469                              03           07/01/97          0
    8380469                              O            06/01/12
    0


    1600124          225/225             F          536,000.00         ZZ
                                         180        533,281.35          1
    6322 WESCATES COURT                8.000          5,122.29         80
                                       7.750          5,122.29      670,000.00
    BRENTWOOD        TN   37027          1            05/09/97         00
    8377384                              03           07/01/97          0
1


    8377384                              O            06/01/12
    0


    1600131          225/225             F          279,000.00         ZZ
                                         180        278,166.58          1
    1009 GLENDALYN CIRCLE              7.625          2,606.23         80
                                       7.375          2,606.23      350,000.00
    SPARTANBURG      SC   29302          1            05/30/97         00
    8048555                              05           07/01/97          0
    8048555                              O            06/01/12
    0


    1600154          E22/G01             F          140,000.00         ZZ
                                         180        140,000.00          2
    261 WARREN STREET                  8.500          1,378.64         50
                                       8.250          1,378.64      280,000.00
    LYNDHURST        NJ   07071          1            06/27/97         00
    0410380976                           05           08/01/97          0
    410380976                            O            07/01/12
    0


    1600236          686/G01             F          103,700.00         ZZ
                                         180        103,700.00          1
    122 MARLBORO COURT UNIT #46        8.250          1,006.04         73
                                       8.000          1,006.04      144,000.00
    MARYVILLE        TN   37803          2            06/19/97         00
    0430285528                           01           08/01/97          0
    0818388480                           O            07/01/12
    0


    1600290          686/G01             F           89,500.00         ZZ
                                         180         89,500.00          1
    1000 HORIZON STREET                7.650            837.33         75
                                       7.400            837.33      120,000.00
    CALEXICO         CA   92231          5            06/13/97         00
    0430286955                           05           08/01/97          0
    818326381                            O            07/01/12
    0


    1600555          686/G01             F           42,000.00         ZZ
                                         180         42,000.00          1
    4560 SE ROARING BROOK DRIVE        7.700            394.14         75
                                       7.450            394.14       56,000.00
    STUART           FL   34997          1            06/24/97         00
    0430284117                           05           08/01/97          0
    817977366                            O            07/01/12
    0


1


    1600560          686/G01             F          300,000.00         ZZ
                                         180        300,000.00          1
    2544 CHICO RIVER ROAD              8.240          2,908.68         71
                                       7.990          2,908.68      425,000.00
    CHICO            CA   95928          1            06/11/97         00
    0430284133                           05           08/01/97          0
    818250102                            O            07/01/12
    0


    1600613          696/G01             F          830,000.00         ZZ
                                         180        830,000.00          1
    2664 HALFWAY ROAD                  7.750          7,812.59         70
                                       7.500          7,812.59    1,200,000.00
    THE PLAINS       VA   20198          1            06/30/97         00
    0430286583                           05           08/01/97          0
    5011032                              O            07/01/12
    0


    1600648          225/225             F          375,000.00         T
                                         180        372,752.52          1
    71 WINDTREE ROAD                   7.625          3,502.99         70
                                       7.375          3,502.99      536,000.00
    WINHALL          VT   05340          1            05/01/97         00
    8046778                              05           06/01/97          0
    8046778                              O            05/01/12
    0


    1600654          225/225             F          257,000.00         ZZ
                                         180        257,000.00          1
    4624 CEDARHILL ROAD                7.750          2,419.08         68
                                       7.500          2,419.08      380,000.00
    COCONUT CREEK    FL   33066          2            06/05/97         00
    8049600                              05           08/01/97          0
    8049600                              O            07/01/12
    0


    1600656          074/074             F        1,000,000.00         ZZ
                                         180        991,272.52          1
    155 LINCOLN ST                     8.000          9,556.52         49
                                       7.750          9,556.52    2,075,000.00
    ENGLEWOOD        NJ   07631          1            03/27/97         00
    1101199830                           05           05/01/97          0
    1101199830                           O            04/01/12
    0


    1600657          074/074             F          291,000.00         ZZ
                                         180        289,293.82          1
    10 SUNRISE LANE                    7.875          2,759.99         60
                                       7.625          2,759.99      485,000.00
1


    GREENBURGH       NY   10583          1            04/10/97         00
    1106050946                           05           06/01/97          0
    1106050946                           O            05/01/12
    0


    1600658          074/074             F          123,750.00         ZZ
                                         180        123,000.18          1
    2285 HARRISON AVENUE               7.500          1,147.18         75
                                       7.250          1,147.18      165,000.00
    BALDWIN          NY   11510          1            04/22/97         00
    1106051133                           05           06/01/97          0
    1106051133                           O            05/01/12
    0


    1600659          074/074             F          250,000.00         ZZ
                                         180        248,518.01          1
    121 BARLOW DRIVE SOUTH             7.750          2,353.19         75
                                       7.500          2,353.19      335,000.00
    BROOKLYN         NY   11234          1            04/24/97         00
    1106055644                           05           06/01/97          0
    1106055644                           O            05/01/12
    0


    1600660          074/074             F           38,500.00         ZZ
                                         180         38,083.81          1
    2262 PALMER AVENUE, APT #5A        8.875            387.64         70
                                       8.625            387.64       55,000.00
    NEW ROCHELLE     NY   10801          1            02/06/97         00
    1111082996                           11           04/01/97          0
    1111082996                           O            03/01/12
    0


    1600661          074/074             F          350,000.00         ZZ
                                         180        345,823.55          1
    152 FOXWOOD DR, #152               7.750          3,294.47         66
                                       7.500          3,294.47      535,000.00
    JERICHO          NY   11753          2            02/19/97         00
    1111087300                           01           04/01/97          0
    1111087300                           O            03/01/12
    0


    1600662          074/074             F          195,000.00         ZZ
                                         180        193,831.30          1
    3020 CLUBHOUSE ROAD                7.625          1,821.56         67
                                       7.375          1,821.56      295,000.00
    MERRICK          NY   11566          1            04/03/97         00
    1111092322                           05           06/01/97          0
    1111092322                           O            05/01/12
    0
1




    1600663          074/074             F          220,000.00         ZZ
                                         180        218,695.85          1
    170-37 LITHONIA AVE                7.750          2,070.81         80
                                       7.500          2,070.81      275,000.00
    FLUSHING         NY   11365          1            04/23/97         00
    1111093904                           05           06/01/97          0
    1111093904                           O            05/01/12
    0


    1600664          074/074             F          161,250.00         ZZ
                                         180        160,304.55          1
    1041 BALLSTON LAKE ROAD            7.875          1,529.38         75
                                       7.625          1,529.38      215,000.00
    CLIFTON PARK     NY   12065          1            04/02/97         00
    1111096028                           05           06/01/97          0
    1111096028                           O            05/01/12
    0


    1600665          074/074             F           45,000.00         ZZ
                                         180         44,755.85          1
    110-45 QUEENS BLVD #818            8.750            449.76         48
                                       8.500            449.76       95,000.00
    FOREST HILLS     NY   11375          1            04/14/97         00
    1111099751                           11           06/01/97          0
    1111099751                           O            05/01/12
    0


    1600666          074/074             F          400,000.00         ZZ
                                         180        397,780.91          1
    4 PRIORY LANE                      8.500          3,938.96         34
                                       8.250          3,938.96    1,192,000.00
    PELHAM MANOR     NY   10803          1            04/16/97         00
    1111102073                           05           06/01/97          0
    1111102073                           O            05/01/12
    0


    1600667          074/074             F          252,800.00         T
                                         180        251,301.41          1
    2688 AQUETONG ROAD                 7.750          2,379.55         78
                                       7.500          2,379.55      325,000.00
    NEW HOPE         PA   18938          1            04/18/97         00
    1114701482                           05           06/01/97          0
    1114701482                           O            05/01/12
    0


    1600668          074/074             F          250,400.00         ZZ
                                         180        248,041.70          1
1


    119 BORTONS RD                     7.125          2,268.20         80
                                       6.875          2,268.20      313,000.00
    MARLTON          NJ   08053          1            03/31/97         00
    1172135677                           05           05/01/97          0
    1172135677                           O            04/01/12
    0


    1600669          074/074             F          416,000.00         ZZ
                                         180        413,367.42          1
    2543 FORTY SHILLING WY             7.000          3,739.13         80
                                       6.750          3,739.13      520,000.00
    SPRINGFIELD      PA   18081          1            04/07/97         00
    1175040453                           05           06/01/97          0
    1175040453                           O            05/01/12
    0


    1600670          074/074             F          200,000.00         ZZ
                                         180        198,865.55          1
    1665 SOUTH MOLINO AVENUE           8.250          1,940.28         51
                                       8.000          1,940.28      398,000.00
    SAN MARINO       CA   91108          1            04/10/97         00
    1233008252                           05           06/01/97          0
    1233008252                           O            05/01/12
    0


    1600671          074/074             F          275,000.00         ZZ
                                         180        272,465.42          1
    4342 CEDARDALE DRIVE               7.375          2,529.79         75
                                       7.125          2,529.79      370,000.00
    MOORPARK         CA   93021          2            03/21/97         00
    1233009164                           03           05/01/97          0
    1233009164                           O            04/01/12
    0


    1600672          074/074             F          500,000.00         ZZ
                                         180        484,445.59          1
    8 PELICAN POINT DRIVE              8.000          4,778.26         33
                                       7.750          4,778.26    1,550,000.00
    NEWPORT BEACH    CA   92657          2            02/13/97         00
    1236002285                           03           04/01/97          0
    1236002285                           O            03/01/12
    0


    1600673          074/074             F          381,500.00         ZZ
                                         180        378,096.76          1
    350 SOUTH OCEAN BLVD UNIT 10D      7.750          3,590.97         70
                                       7.500          3,590.97      545,000.00
    BOCA RATON       FL   33432          1            03/31/97         00
    1301122704                           01           05/01/97          0
1


    1301122704                           O            04/01/12
    0


    1600674          074/074             F           59,250.00         ZZ
                                         180         58,917.62          1
    700 SW 3RD AVE                     8.375            579.13         75
                                       8.125            579.13       79,000.00
    BOYNTON BEACH    FL   33426          1            04/18/97         00
    1301124095                           05           06/01/97          0
    1301124095                           O            05/01/12
    0


    1600675          074/074             F          600,000.00         T
                                         180        596,482.09          1
    11756 LAKE HOUSE COURT             7.875          5,690.70         45
                                       7.625          5,690.70    1,350,000.00
    NORTH PALM BEAC  FL   33408          1            04/15/97         00
    1301124200                           03           06/01/97          0
    1301124200                           O            05/01/12
    0


    1600676          074/074             F           53,000.00         ZZ
                                         180         52,689.25          1
    20350 W COUNTRY CLUB DR            7.875            502.68         63
                                       7.625            502.68       85,000.00
    NORTH MIAMI BEA  FL   33180          5            04/11/97         00
    1312027964                           01           06/01/97          0
    1312027964                           O            05/01/12
    0


    1600677          074/074             F           36,000.00         ZZ
                                         180         35,788.93          1
    2851 NE 183 ST APT 2212            7.875            341.44         48
                                       7.625            341.44       76,000.00
    NORTH MIAMI BEA  FL   33160          1            04/22/97         00
    1312027975                           01           06/01/97          0
    1312027975                           O            05/01/12
    0


    1600678          074/074             F          500,000.00         ZZ
                                         180        497,036.04          1
    40057 NORTH 107TH STREET           7.750          4,706.38         67
                                       7.500          4,706.38      750,000.00
    SCOTTSDALE       AZ   85262          1            04/07/97         00
    1497002839                           03           06/01/97          0
    1497002839                           O            05/01/12
    0


1


    1600679          074/074             F          314,000.00         ZZ
                                         180        311,137.22          1
    5 BERKLEY COURT                    7.500          2,910.82         78
                                       7.250          2,910.82      405,000.00
    BRIARCLIFF MANO  NY   10510          2            03/27/97         00
    1500292575                           03           05/01/97          0
    1500292575                           O            04/01/12
    0


    1600680          074/074             F          260,000.00         ZZ
                                         180        258,458.74          1
    16 OVERHILL DRIVE                  7.750          2,447.32         65
                                       7.500          2,447.32      400,000.00
    NORTH BRUNSWICK  NJ   08902          5            04/01/97         00
    1500293090                           05           06/01/97          0
    1500293090                           O            05/01/12
    0


    1600681          074/074             F          105,000.00         ZZ
                                         180        104,053.26          1
    7 PINE RIDGE STREET                7.750            988.34         75
                                       7.500            988.34      140,000.00
    NEW BEDFORD      MA   02740          2            03/26/97         00
    1500297896                           05           05/01/97          0
    1500297896                           O            04/01/12
    0


    1600682          074/074             F          275,000.00         ZZ
                                         180        272,492.81          1
    1066 NORTH POINTE CIRCLE           7.500          2,549.28         52
                                       7.250          2,549.28      530,000.00
    SHREVEPORT       LA   71106          2            03/27/97         00
    1502040449                           05           05/01/97          0
    1502040449                           O            04/01/12
    0


    1600683          074/074             F          246,200.00         ZZ
                                         180        244,772.28          1
    7272 WESTMORELAND DRIVE            8.000          2,352.82         77
                                       7.750          2,352.82      320,000.00
    ST LOUIS         MO   63130          2            04/16/97         00
    1502091632                           03           06/01/97          0
    1502091632                           O            05/01/12
    0


    1600684          074/074             F          400,000.00         ZZ
                                         180        396,470.54          1
    900 VISTA MIA COURT                7.875          3,793.80         75
                                       7.625          3,793.80      535,000.00
1


    EL PASO          TX   79922          2            03/19/97         00
    1504102922                           05           05/01/97          0
    1504102922                           O            04/01/12
    0


    1600685          074/074             F          284,000.00         ZZ
                                         180        280,611.13          1
    902 LAKE BREEZE DRIVE              7.750          2,673.22         80
                                       7.500          2,673.22      355,000.00
    HIGHLAND VILLAG  TX   75067          1            02/12/97         00
    1504104509                           03           04/01/97          0
    1504104509                           O            03/01/12
    0


    1600686          074/074             F          388,000.00         ZZ
                                         180        384,538.76          1
    15019 SOUTH 6TH PLACE              7.750          3,652.16         80
                                       7.500          3,652.16      485,000.00
    PHOENIX          AZ   85048          5            03/03/97         00
    1504106581                           03           05/01/97          0
    1504106581                           O            04/01/12
    0


    1600687          074/074             F          309,000.00         ZZ
                                         180        306,213.30          1
    3140 PURDUE STREET                 7.625          2,886.46         49
                                       7.375          2,886.46      635,000.00
    UNIVERSITY PARK  TX   75225          2            04/02/97         00
    1504112198                           05           05/01/97          0
    1504112198                           O            04/01/12
    0


    1600688          074/074             F          340,000.00         ZZ
                                         180        336,966.98          1
    517 VINTAGE TRAIL                  7.750          3,200.34         80
                                       7.500          3,200.34      425,000.00
    WAUKEE           IA   50263          2            03/31/97         00
    1505034985                           05           05/01/97          0
    1505034985                           O            04/01/12
    0


    1600689          074/074             F           44,250.00         ZZ
                                         180         43,880.46          1
    6675 EMCH ROAD                     8.500            435.75         75
                                       8.250            435.75       59,000.00
    WALBRIDGE        OH   43465          1            03/31/97         00
    1507233530                           05           05/01/97          0
    1507233530                           O            04/01/12
    0
1




    1600690          074/074             F           58,000.00         ZZ
                                         180         57,283.71          1
    12912 55TH AVENUE SE               8.500            571.15         35
                                       8.250            571.15      167,000.00
    EVERETT          WA   98208          5            03/20/97         00
    1507238126                           05           05/01/97          0
    1507238126                           O            04/01/12
    0


    1600691          074/074             F          145,840.00         ZZ
                                         180        144,608.53          1
    4240 LAKESIDE DRIVE                8.375          1,425.48         61
                                       8.125          1,425.48      240,000.00
    COPLAY           PA   18037          2            03/26/97         00
    1507241211                           05           05/01/97          0
    1507241211                           O            04/01/12
    0


    1600692          074/074             F          308,000.00         ZZ
                                         180        305,370.39          1
    1428 KINGSMILL COURT               8.250          2,988.04         80
                                       8.000          2,988.04      385,000.00
    COPPELL          TX   75244          1            03/26/97         00
    1509953370                           03           05/01/97          0
    1509953370                           O            04/01/12
    0


    1600693          074/074             F          300,000.00         ZZ
                                         180        297,143.94          1
    11 GRANDVIEW DRIVE                 7.000          2,696.49         90
                                       6.750          2,696.49      334,000.00
    SHALIMAR         FL   32579          1            03/13/97         19
    1511090357                           05           05/01/97         25
    1511090357                           O            04/01/12
    0


    1600694          074/074             F        1,100,000.00         ZZ
                                         180      1,090,399.77          1
    1 PINE HOLLOW                      8.000         10,512.17         69
                                       7.750         10,512.17    1,600,000.00
    NEWNAN           GA   30263          2            03/24/97         00
    1511090460                           03           05/01/97          0
    1511090460                           O            04/01/12
    0


    1600695          074/074             F           63,000.00         ZZ
                                         180         62,444.09          1
1


    3117 PEACHTREE CIRCLE              7.875            597.53         40
                                       7.625            597.53      158,000.00
    DAVIE            FL   33328          5            03/24/97         00
    1511091917                           03           05/01/97          0
    1511091917                           O            04/01/12
    0


    1600696          074/074             F           40,000.00         T
                                         180         39,643.17          1
    947 DOGWOOD TRAIL                  7.750            376.51         58
                                       7.500            376.51       70,000.00
    HIAWASEE         GA   30546          1            03/24/97         00
    1511097470                           05           05/01/97          0
    1511097470                           O            04/01/12
    0


    1600697          074/074             F           56,000.00         ZZ
                                         180         55,436.56          1
    4309 WYO ROAD                      7.875            531.13         70
                                       7.625            531.13       81,000.00
    YADKINVILLE      NC   27055          2            03/20/97         00
    1511098745                           05           05/01/97          0
    1511098745                           O            04/01/12
    0


    1600698          074/074             F          101,250.00         ZZ
                                         180        100,366.34          1
    11531 SW 142 PLACE                 8.000            967.60         75
                                       7.750            967.60      135,000.00
    MIAMI            FL   33186          1            03/27/97         00
    1511105250                           05           05/01/97          0
    1511105250                           O            04/01/12
    0


    1600699          074/074             F          343,900.00         ZZ
                                         180        341,861.38          1
    2620 HOLCOMB LANE                  7.750          3,237.05         59
                                       7.500          3,237.05      585,000.00
    RENO             NV   89511          5            04/10/97         00
    1512086479                           05           06/01/97          0
    1512086479                           O            05/01/12
    0


    1600700          074/074             F          240,000.00         ZZ
                                         180        236,525.20          1
    1150 KOONTZ LANE                   8.250          2,328.34         80
                                       8.000          2,328.34      300,000.00
    CARSON CITY      NV   89701          2            03/28/97         00
    1512091220                           05           05/01/97          0
1


    1512091220                           O            04/01/12
    0


    1600701          074/074             F          367,000.00         T
                                         180        361,388.34          1
    414 SAGE ROAD UNIT 4               7.500          3,402.14         59
                                       7.250          3,402.14      627,000.00
    KETCHUM          ID   83340          2            01/29/97         00
    1513103610                           01           03/01/97          0
    1513103610                           O            02/01/12
    0


    1600702          074/074             F          238,350.00         ZZ
                                         180        236,200.45          1
    4305 ST ANDREWS DRIVE              7.625          2,226.50         80
                                       7.375          2,226.50      300,000.00
    PUEBLO           CO   81001          1            03/14/97         00
    1513107280                           05           05/01/97          0
    1513107280                           O            04/01/12
    0


    1600703          074/074             F          300,000.00         ZZ
                                         180        297,294.47          1
    2211 11TH AVENUE EAST              7.625          2,802.39         80
                                       7.375          2,802.39      375,000.00
    SEATTLE          WA   98102          2            03/14/97         00
    1513115390                           05           05/01/97          0
    1513115390                           O            04/01/12
    0


    1600704          074/074             F          275,000.00         ZZ
                                         180        272,519.92          1
    32320 VALLEY VIEW DR               7.625          2,568.86         37
                                       7.375          2,568.86      760,000.00
    STEAMBOAT SPRIN  CO   80487          5            03/26/97         00
    1513116189                           05           05/01/97          0
    1513116189                           O            04/01/12
    0


    1600705          074/074             F          280,000.00         ZZ
                                         180        278,358.31          1
    4945 WEST OLD OAK LANE             7.875          2,655.66         64
                                       7.625          2,655.66      439,000.00
    HIGHLAND         UT   84003          2            03/31/97         00
    1513119223                           05           06/01/97          0
    1513119223                           O            05/01/12
    0


1


    1600706          074/074             F          230,000.00         ZZ
                                         180        228,636.59          1
    4077 COLONIAL ROAD                 7.750          2,164.93         89
                                       7.500          2,164.93      260,000.00
    ROSEBURG         OR   97470          1            04/08/97         11
    1513122498                           05           06/01/97         25
    1513122498                           O            05/01/12
    0


    1600707          074/074             F          650,000.00         ZZ
                                         180        646,146.85          1
    1439 CIRCLE RIDGE DRIVE            7.750          6,118.29         80
                                       7.500          6,118.29      820,000.00
    AUSTIN           TX   78746          2            04/07/97         00
    1520003954                           05           06/01/97          0
    1520003954                           O            05/01/12
    0


    1600708          074/074             F          400,000.00         ZZ
                                         180        397,680.41          1
    8307 CLUB RIDGE DRIVE              8.000          3,822.61         46
                                       7.750          3,822.61      875,000.00
    AUSTIN           TX   78735          1            04/15/97         00
    1520007922                           03           06/01/97          0
    1520007922                           O            05/01/12
    0


    1600709          074/074             F          628,000.00         ZZ
                                         180        620,587.36          1
    202 GLENNVILLE COURT               7.875          5,956.27         80
                                       7.625          5,956.27      785,000.00
    HOUSTON          TX   77024          1            02/13/97         00
    1521031831                           03           04/01/97          0
    1521031831                           O            03/01/12
    0


    1600710          074/074             F          260,000.00         ZZ
                                         180        256,829.50          1
    4780 LAKESIDE WAY                  7.500          2,410.23         80
                                       7.250          2,410.23      325,000.00
    FAIR OAKS        CA   95628          1            02/06/97         00
    1550000478                           05           04/01/97          0
    1550000478                           O            03/01/12
    0


    1600711          074/074             F          350,000.00         ZZ
                                         180        347,947.88          1
    1516 E BRITTON ROAD                7.875          3,319.58         77
                                       7.625          3,319.58      460,000.00
1


    OKLAHOMA CITY    OK   73131          2            04/16/97         00
    1563145961                           05           06/01/97          0
    1563145961                           O            05/01/12
    0


    1600712          074/074             F          337,000.00         ZZ
                                         180        335,024.10          1
    7206 93RD AVENUE SOUTHEAST         7.875          3,196.28         67
                                       7.625          3,196.28      505,000.00
    MERCER ISLAND    WA   98040          5            04/04/97         00
    1565156299                           05           06/01/97          0
    1565156299                           O            05/01/12
    0


    1600713          074/074             F          300,000.00         ZZ
                                         180        297,549.67          1
    547 NORTH SHORE ROAD               8.750          2,998.35         53
                                       8.500          2,998.35      575,000.00
    LAKE OSWEGO      OR   97035          5            03/24/97         00
    1565156470                           05           05/01/97          0
    1565156470                           O            04/01/12
    0


    1600714          074/074             F           88,000.00         ZZ
                                         180         86,961.26          1
    3222 COTTONVILLE ROAD              7.875            834.64         80
                                       7.625            834.64      110,000.00
    GRANT            AL   35747          5            02/21/97         00
    1566091133                           05           04/01/97          0
    1566091133                           O            03/01/12
    0


    1600715          074/074             F           47,200.00         ZZ
                                         180         46,796.91          1
    105 HORSE CREEK ROAD               8.250            457.91         80
                                       8.000            457.91       59,000.00
    MILL SPRING      NC   28756          5            03/31/97         00
    1566092919                           05           05/01/97          0
    1566092919                           O            04/01/12
    0


    1600716          074/074             F          150,150.00         ZZ
                                         180        148,868.06          1
    4609 CLEARLAKE DRIVE               8.250          1,456.67         64
                                       8.000          1,456.67      236,000.00
    METAIRIE         LA   70006          5            03/25/97         00
    1566093988                           05           05/01/97          0
    1566093988                           O            04/01/12
    0
1




    1600717          074/074             F           28,000.00         T
                                         180         27,842.93          1
    2125 EAST YALE STREET              8.375            273.68         70
                                       8.125            273.68       40,000.00
    PHOENIX          AZ   85006          1            04/01/97         00
    1569157770                           05           06/01/97          0
    1569157770                           O            05/01/12
    0


    1600718          074/074             F          476,500.00         ZZ
                                         180        473,885.78          1
    16687 NORTH 111TH STREET           8.625          4,727.27         80
                                       8.375          4,727.27      595,661.00
    SCOTTSDALE       AZ   85259          1            04/16/97         00
    1569165542                           03           06/01/97          0
    1569165542                           O            05/01/12
    0


    1600719          074/074             F           51,700.00         ZZ
                                         180         51,062.67          1
    1429 SANDHURST DRIVE EAST          7.375            475.61         50
                                       7.125            475.61      104,400.00
    MAPLEWOOD        MN   55109          1            02/14/97         00
    1576037644                           05           04/01/97          0
    1576037644                           O            03/01/12
    0


    1600720          074/074             F           90,000.00         ZZ
                                         180         89,214.52          1
    1097 MATHIS FERRY ROAD             8.000            860.09         54
                                       7.750            860.09      168,500.00
    MOUNT PLEASANT   SC   29464          1            03/28/97         00
    1577064245                           03           05/01/97          0
    1577064245                           O            04/01/12
    0


    1600721          074/074             F          244,900.00         T
                                         180        242,854.81          1
    6306 HAMPTON PLACE NORTH           8.500          2,411.63         70
                                       8.250          2,411.63      349,900.00
    HILTON HEAD ISL  SC   29928          1            03/31/97         00
    1577069792                           01           05/01/97          0
    1577069792                           O            04/01/12
    0


    1600722          074/074             F          192,000.00         ZZ
                                         180        189,708.93          1
1


    6798 BUGLE COURT                   7.750          1,807.25         80
                                       7.500          1,807.25      240,000.00
    BOULDER          CO   80301          5            02/06/97         00
    1579042491                           03           04/01/97          0
    1579042491                           O            03/01/12
    0


    1600723          074/074             F          113,600.00         ZZ
                                         180        112,640.76          1
    1055 KOHL STREET                   8.375          1,110.36         80
                                       8.125          1,110.36      142,000.00
    BROOMFIELD       CO   80020          5            03/27/97         00
    1579044373                           05           05/01/97          0
    1579044373                           O            04/01/12
    0


    1600724          074/074             F          356,200.00         ZZ
                                         180        354,157.07          1
    219 EAST CANYON                    8.125          3,429.79         75
                                       7.875          3,429.79      475,000.00
    KETCHUM          ID   83340          5            04/10/97         00
    1579046426                           05           06/01/97          0
    1579046426                           O            05/01/12
    0


    1600725          074/074             F           55,900.00         ZZ
                                         180         54,938.28          1
    5 BRIDGHAM STREET                  8.750            558.70         70
                                       8.500            558.70       80,000.00
    EAST PROVIDENCE  RI   02916          2            03/31/97         00
    1580049250                           05           05/01/97          0
    1580049250                           O            04/01/12
    0


    1600726          074/074             F           56,550.00         ZZ
                                         180         55,929.39          1
    4036 MIAMI AVENUE                  8.750            565.19         65
                                       8.500            565.19       87,000.00
    LORAIN           OH   44053          5            02/13/97         00
    1581088101                           05           04/01/97          0
    1581088101                           O            03/01/12
    0


    1600727          074/074             F           65,200.00         ZZ
                                         180         64,421.96          1
    2152 SOUTH RITTER AVENUE           7.750            613.72         76
                                       7.500            613.72       86,000.00
    INDIANAPOLIS     IN   46203          5            02/21/97         00
    1581088360                           05           04/01/97          0
1


    1581088360                           O            03/01/12
    0


    1600728          074/074             F           85,000.00         ZZ
                                         180         84,485.58          1
    2975 LOTUS COURT                   8.625            843.27         63
                                       8.375            843.27      135,000.00
    STERLING HEIGHT  MI   48310          1            04/10/97         00
    1581090384                           05           06/01/97          0
    1581090384                           O            05/01/12
    0


    1600729          074/074             F          528,000.00         ZZ
                                         180        524,794.56          1
    14301 EAST 113TH STREET            7.750          4,969.94         22
                                       7.500          4,969.94    2,481,250.00
    FALL CREEK       IN   46040          1            04/14/97         00
    1581093586                           05           06/01/97          0
    1581093586                           O            05/01/12
    0


    1600730          074/074             F           68,000.00         ZZ
                                         180         67,419.43          1
    1604 NORTH ENGLEWOOD               8.250            659.70         80
                                       8.000            659.70       85,000.00
    INDIANAPOLIS     IN   46219          5            03/25/97         00
    1581093757                           05           05/01/97          0
    1581093757                           O            04/01/12
    0


    1600731          074/074             F           75,000.00         ZZ
                                         180         74,555.39          1
    908 HILLDALE LANE                  7.750            705.96         27
                                       7.500            705.96      285,000.00
    BUFFALO GROVE    IL   60089          5            04/07/97         00
    1583042917                           05           06/01/97          0
    1583042917                           O            05/01/12
    0


    1600732          074/074             F          112,500.00         ZZ
                                         180        111,260.73          1
    10171 HIGH RIDGE ROAD              8.750          1,124.38         71
                                       8.500          1,124.38      159,000.00
    LAUREL           MD   20723          2            02/24/97         00
    1587057916                           05           04/01/97          0
    1587057916                           O            03/01/12
    0


1


    1600733          074/074             F          255,500.00         ZZ
                                         180        253,270.10          1
    410 RIVER ROAD                     8.000          2,441.70         79
                                       7.750          2,441.70      327,000.00
    CHESTERTOWN      MD   21620          5            03/26/97         00
    1587059332                           05           05/01/97          0
    1587059332                           O            04/01/12
    0


    1600734          074/074             F           88,000.00         ZZ
                                         180         87,214.95          1
    900 BOOKER DRIVE                   7.750            828.33         80
                                       7.500            828.33      110,000.00
    CAPITOL HEIGHTS  MD   20743          5            03/26/97         00
    1587061301                           05           05/01/97          0
    1587061301                           O            04/01/12
    0


    1600735          074/074             F        1,000,000.00         ZZ
                                         180        993,940.86          1
    969 ARAPAHOE TRAIL                 7.500          9,270.13         50
                                       7.250          9,270.13    2,000,000.00
    FRANKLIN LAKES   NJ   07417          5            04/01/97         00
    1587061709                           05           06/01/97          0
    1587061709                           O            05/01/12
    0


    1600736          074/074             F          140,000.00         ZZ
                                         180        138,780.58          1
    1041 FITCH ROAD                    8.125          1,348.04         80
                                       7.875          1,348.04      175,000.00
    SOUTHAMPTON      PA   18966          5            03/24/97         00
    1587061833                           05           05/01/97          0
    1587061833                           O            04/01/12
    0


    1600737          074/074             F           48,300.00         T
                                         180         47,742.18          1
    21 EDMUND ROAD                     8.125            465.08         70
                                       7.875            465.08       69,000.00
    HOLLYWOOD        FL   33023          1            02/26/97         00
    1589097489                           05           04/01/97          0
    1589097489                           O            03/01/12
    0


    1600738          074/074             F           30,400.00         ZZ
                                         180         30,140.43          1
    150 PINEVIEW ROAD UNIT #B-2        8.250            294.93         80
                                       8.000            294.93       38,000.00
1


    JUPITER          FL   33469          2            03/28/97         00
    1589098459                           01           05/01/97          0
    1589098459                           O            04/01/12
    0


    1600739          074/074             F           61,000.00         ZZ
                                         180         60,479.20          1
    11020 SW 42 TERRACE                8.250            591.79         61
                                       8.000            591.79      100,000.00
    MIAMI            FL   33165          5            03/27/97         00
    1589100765                           05           05/01/97          0
    1589100765                           O            04/01/12
    0


    1600740          074/074             F          459,300.00         ZZ
                                         180        456,577.30          1
    6760 ANDOVER LANE                  7.750          4,323.28         80
    (WESTCHESTER AREA)                 7.500          4,323.28      574,129.00
    LOS ANGELES      CA   90045          1            04/11/97         00
    1595029439                           05           06/01/97          0
    1595029439                           O            05/01/12
    0


    1600741          074/074             F          200,000.00         ZZ
                                         180        197,715.41          1
    19611 EAST COVINA HILLS ROAD       8.250          1,940.29         66
                                       8.000          1,940.29      305,000.00
    COVINA           CA   91724          5            02/04/97         00
    1596022683                           05           04/01/97          0
    1596022683                           O            03/01/12
    0


    1600742          074/074             F          250,000.00         ZZ
                                         180        248,550.24          1
    411 LEMON GROVE LANE               8.000          2,389.14         63
                                       7.750          2,389.14      400,000.00
    SANTA BARBARA    CA   93108          5            04/10/97         00
    1596025353                           05           06/01/97          0
    1596025353                           O            05/01/12
    0


    1600743          074/074             F          322,500.00         ZZ
                                         180        320,710.85          1
    4108 EAST HILLCREST DRIVE          8.500          3,175.79         75
                                       8.250          3,175.79      430,000.00
    THOUSAND OAKS    CA   91362          5            04/02/97         00
    1596026094                           05           06/01/97          0
    1596026094                           O            05/01/12
    0
1




    1600744          074/074             F          480,000.00         ZZ
                                         180        477,216.47          1
    19500 BRAEWOOD DRIVE               8.000          4,587.14         74
                                       7.750          4,587.14      650,000.00
    TARZANA          CA   91356          5            04/07/97         00
    1596026786                           05           06/01/97          0
    1596026786                           O            05/01/12
    0


    1600745          074/074             F          520,000.00         ZZ
                                         180        517,017.62          1
    107 N WYNSTONE DRIVE               8.125          5,006.99         80
                                       7.875          5,006.99      650,000.00
    NORTH BARRINGTO  IL   60010          5            04/14/97         00
    1614013762                           03           06/01/97          0
    1614013762                           O            05/01/12
    0


    1600746          074/074             F          237,850.00         ZZ
                                         180        236,377.10          1
    20649 SHOAL PLACE                  7.250          2,171.24         90
                                       7.000          2,171.24      265,000.00
    STERLING         VA   20165          2            04/07/97         21
    1761103997                           03           06/01/97         25
    1761103997                           O            05/01/12
    0


    1600747          074/074             F          261,000.00         ZZ
                                         180        259,486.47          1
    13 FOGGS POINT ROAD                8.000          2,494.25         90
                                       7.750          2,494.25      290,000.00
    FREEPORT         ME   04032          1            04/18/97         04
    1809001291                           05           06/01/97         25
    1809001291                           O            05/01/12
    0


    1600856          E22/G01             F           50,000.00         ZZ
                                         180         50,000.00          1
    101 FOREST HILL DRIVE              7.500            463.51         24
                                       7.250            463.51      212,500.00
    BLACK MOUNTAIN   NC   28711          1            06/30/97         00
    0410450761                           05           08/01/97          0
    410450761                            O            07/01/12
    0


    1600885          637/G01             F          400,000.00         ZZ
                                         180        398,791.95          1
1


    141 DENISE STREET                  7.500          3,708.05         70
                                       7.250          3,708.05      575,000.00
    BAKERSFIELD      CA   93308          1            05/15/97         00
    0430288498                           05           07/01/97          0
    9743048                              O            06/01/12
    0


    1601092          106/106             F          424,000.00         ZZ
                                         180        424,000.00          1
    4736 MANITOU ROAD                  8.000          4,051.96         56
                                       7.750          4,051.96      765,000.00
    TONKA BAY        MN   55331          2            06/10/97         00
    6340947                              05           08/01/97          0
    6340947                              O            07/01/12
    0


    1601105          225/225             F          637,280.00         ZZ
                                         180        637,280.00          1
    38 BROOKWOOD DRIVE                 8.000          6,090.17         80
                                       7.750          6,090.17      796,666.00
    BRIARCLIFF       NY   10510          1            06/06/97         00
    2820189                              05           08/01/97          0
    2820189                              O            07/01/12
    0


    1601117          106/106             F          444,000.00         ZZ
                                         180        444,000.00          1
    34 CANFIELD DRIVE                  7.625          4,147.54         80
                                       7.375          4,147.54      555,000.00
    STAMFORD         CT   06902          1            06/06/97         00
    6332472                              05           08/01/97          0
    6332472                              O            07/01/12
    0


    1601981          076/076             F          309,500.00         ZZ
                                         180        308,605.58          1
    10 LOMAS COURT                     8.000          2,957.75         72
                                       7.750          2,957.75      435,000.00
    EDGEWOOD         NM   87015          2            05/19/97         00
    7093474                              05           07/01/97          0
    7093474                              O            06/01/12
    0


    1601986          076/076             F          258,400.00         ZZ
                                         180        258,400.00          1
    3613 JUSTIN DRIVE                  7.875          2,450.79         80
                                       7.625          2,450.79      323,000.00
    PALM HARBOR      FL   34685          1            06/04/97         00
    7096362                              03           08/01/97          0
1


    7096362                              O            07/01/12
    0


    1601988          076/076             F          270,000.00         ZZ
                                         180        270,000.00          1
    5 CANOE RIVER ROAD                 8.250          2,619.38         73
                                       8.000          2,619.38      370,000.00
    SHARON           MA   02067          1            06/12/97         00
    8262332                              05           08/01/97          0
    8262332                              O            07/01/12
    0


    1601990          076/076             F          562,500.00         T
                                         180        562,500.00          1
    12 ASPEN LANE                      8.250          5,457.04         75
                                       8.000          5,457.04      750,000.00
    MT CRESTED BUTT  CO   81225          1            06/18/97         00
    8267822                              05           08/01/97          0
    8267822                              O            07/01/12
    0


    1602037          076/076             F          260,000.00         ZZ
                                         180        260,000.00          1
    4217 27TH AVENUE NORTHWEST         7.875          2,465.97         80
                                       7.625          2,465.97      325,000.00
    GIG HARBOR       WA   98335          1            06/12/97         00
    8512292                              03           08/01/97          0
    8512292                              O            07/01/12
    0


    1602970          450/450             F          420,000.00         ZZ
                                         180        420,000.00          1
    791 MIDDLE RIVER DR                8.000          4,013.74         47
                                       7.750          4,013.74      900,000.00
    FT LAUDERDALE    FL   33304          1            06/27/97         00
    4376638                              05           08/01/97          0
    4376638                              O            07/01/12
    0


    1603072          225/225             F          296,000.00         ZZ
                                         180        296,000.00          1
    624 VISTA VALINDA                  7.375          2,722.98         80
                                       7.125          2,722.98      370,000.00
    SAN CLEMENTE     CA   92672          1            06/24/97         00
    8377384                              05           08/01/97          0
    8377384                              O            07/01/12
    0
1

   TOTAL NUMBER OF LOANS   :        603

   TOTAL ORIGINAL BALANCE  :   153,799,473.67

   TOTAL PRINCIPAL BALANCE :   152,556,062.34

   TOTAL ORIGINAL P+I      :     1,463,160.07

   TOTAL CURRENT P+I       :     1,463,160.07


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 07/24/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 07.35.47           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S10 15 YEAR                       CUTOFF : 07/01/97
  POOL       : 0004254
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ----------------------------------------------

      1491816                              .2500
       35,009.88                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1543307                              .2500
       79,013.87                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1548529                              .2500
       74,045.20                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1549009                              .2500
      302,330.88                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1552071                              .2500
       52,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1569987                              .2500
      119,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1571458                              .2500
      260,258.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1571974                              .2500
       49,573.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1571978                              .2500
       39,098.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1571980                              .2500
      339,642.87                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1572006                              .2500
       72,028.95                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1572007                              .2500
      335,942.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1572019                              .2500
      500,339.26                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1572020                              .2500
      246,918.34                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      1572023                              .2500
       63,779.76                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1572048                              .2500
      302,903.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1572059                              .2500
       89,197.13                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1572072                              .2500
      251,382.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1572074                              .2500
      164,411.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1572083                              .2500
      208,246.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1572088                              .2500
      386,287.13                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1572191                              .2500
      447,352.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1572204                              .2500
      933,907.32                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1573586                              .2500
       69,808.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1575482                              .2500
      222,729.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1576080                              .2500
      372,727.82                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1576165                              .2500
      278,327.21                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1576174                              .2500
      285,749.07                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1576179                              .2500
      345,823.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1576184                              .2500
      241,202.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1576187                              .2500
      331,052.88                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1576230                              .2500
      385,255.28                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1576262                              .2500
      195,909.84                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1576643                              .2500
       23,933.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1576707                              .2500
      137,250.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1577005                              .2500
      256,459.44                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1577518                              .2500
       99,729.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1577569                              .2500
      238,481.20                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000
1



      1578193                              .2500
      238,516.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1579331                              .2500
      280,455.07                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1579541                              .2500
      273,387.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1579592                              .2500
      249,244.97                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1580168                              .2500
       34,300.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1580171                              .2500
       80,229.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1580177                              .2500
       49,275.71                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1580179                              .2500
       39,239.53                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      1580246                              .2500
      302,027.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1580250                              .2500
      259,266.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1580407                              .2500
      114,685.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1580540                              .2500
      203,410.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1580545                              .2500
      318,144.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1582330                              .2500
      250,700.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1582630                              .2500
      297,494.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1582636                              .2500
      257,705.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1582639                              .2500
      257,705.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1582640                              .2500
      297,264.86                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1582644                              .2500
      338,067.76                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1582855                              .6250
      305,675.78                           .0800
            8.5000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1582934                              .2500
      222,686.64                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1582940                              .2500
       53,843.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1583115                              .2500
      147,178.45                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1583314                              .2500
      234,616.27                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1584791                              .2500
      150,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1585294                              .2500
      284,285.91                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1585297                              .2500
      217,232.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1585299                              .2500
      248,566.16                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1585300                              .2500
      326,991.35                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1585302                              .2500
      290,361.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1585304                              .2500
      273,017.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1585361                              .2500
      281,961.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1585634                              .2500
      170,991.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1585697                              .2500
       94,728.49                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1585706                              .2500
      288,242.85                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1586060                              .2500
      447,182.92                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000

      1586063                              .2500
      233,732.19                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1586064                              .2500
      221,032.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586162                              .2500
      223,723.74                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1586163                              .2500
      297,323.80                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1586164                              .2500
      380,574.47                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1586166                              .2500
      286,311.40                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586171                              .2500
      209,957.63                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1586172                              .2500
      215,763.48                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1586175                              .2500
      545,484.42                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586176                              .2500
      323,030.77                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1586178                              .2500
      248,400.73                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1586288                              .2500
      230,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1586396                              .2500
      455,851.51                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1586431                              .2500
      224,565.92                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1586432                              .2500
      389,650.64                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1586433                              .2500
      536,656.01                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1586434                              .2500
      233,801.18                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1586435                              .2500
      646,230.66                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1586436                              .2500
      263,411.77                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1586437                              .2500
      248,468.61                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      1586439                              .2500
      240,661.59                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1586440                              .2500
      283,196.41                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1586441                              .2500
      478,189.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1586442                              .2500
      230,639.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586443                              .2500
      593,422.03                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1586444                              .2500
      556,716.62                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586445                              .2500
      294,065.67                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586446                              .2500
      300,745.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1586447                              .2500
      400,014.59                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1586449                              .2500
      318,184.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1586450                              .2500
      278,358.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1586663                              .2500
      293,316.26                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1587062                              .2500
      134,622.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1587085                              .2500
       82,502.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1587088                              .2500
      159,539.66                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1587089                              .2500
       49,852.28                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1587094                              .2500
      129,614.23                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1587096                              .2500
      291,165.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1587106                              .2500
       47,109.16                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1587107                              .2500
      129,615.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1587114                              .2500
       54,836.79                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1587115                              .2500
       59,821.95                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1587116                              .2500
       77,522.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1587117                              .2500
      435,792.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1587139                              .2500
      244,276.16                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1587140                              .2500
      199,402.57                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1587141                              .2500
      101,452.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1587142                              .2500
      169,495.52                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1587151                              .2500
      299,113.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1587152                              .2500
      113,663.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1587162                              .2500
      199,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1587217                              .2500
      284,143.04                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                         .0000
            7.0000                         .2700
1



      1587267                              .2500
      217,001.44                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1587275                              .2500
      278,429.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1587284                              .2500
      288,184.54                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000

      1587288                              .2500
      257,823.44                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1587306                              .2500
      320,175.64                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1587340                              .2500
      260,819.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1587344                              .2500
      334,801.17                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1587345                              .2500
      540,154.59                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      1587346                              .2500
      295,533.47                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1587347                              .2500
      311,185.67                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1588150                              .2500
      243,294.87                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1588175                              .2500
      288,192.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1588204                              .2500
      225,346.90                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1588215                              .2500
      247,794.08                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1588989                              .2500
      219,405.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1589242                              .2500
      997,142.01                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      1589243                              .2500
      124,109.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589244                              .2500
      298,390.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1589245                              .2500
       84,748.87                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589246                              .2500
       99,404.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1589250                              .2500
      398,894.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1589251                              .2500
      275,993.55                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1589252                              .2500
      114,318.28                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589253                              .2500
       43,877.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1589254                              .2500
       38,589.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1589255                              .2500
      232,000.77                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1589257                              .2500
      249,253.22                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1589258                              .2500
      378,937.86                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589260                              .2500
      646,188.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589261                              .2500
      361,436.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589262                              .2500
      233,722.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589264                              .2500
       69,396.63                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1589265                              .2500
      298,317.09                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589266                              .2500
      498,571.01                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1589267                              .2500
      220,712.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589268                              .2500
      259,231.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589269                              .2500
      382,934.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1589271                              .2500
      335,511.49                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1589272                              .2500
      123,304.40                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589273                              .2500
      139,983.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1589275                              .2500
       79,525.75                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589277                              .2500
      386,280.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589278                              .2500
      307,387.11                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589280                              .2500
       80,175.26                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589281                              .2500
      238,653.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589282                              .2500
      323,094.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589285                              .2500
      149,120.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589286                              .2500
       74,560.26                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1589287                              .2500
      237,905.39                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589288                              .2500
      157,570.68                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589291                              .2500
      438,742.48                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1589292                              .2500
      304,125.06                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589293                              .2500
      133,833.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589295                              .2500
       49,710.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589296                              .2500
      138,764.69                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589297                              .2500
      277,609.44                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1589298                              .2500
      299,113.67                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589299                              .2500
      341,338.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589300                              .2500
      361,865.80                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589301                              .2500
      537,037.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1589304                              .2500
       47,253.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1589305                              .2500
      126,815.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1589306                              .2500
       27,751.76                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1589307                              .2500
       51,711.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1589309                              .2500
      150,189.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1589310                              .2500
       58,163.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1589312                              .2500
       58,156.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589313                              .2500
      497,100.49                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589314                              .2500
      102,251.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1589316                              .2500
      237,242.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1589317                              .2500
       77,482.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1589319                              .2500
      126,784.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1589322                              .2500
       49,874.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1589323                              .2500
       43,959.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      1589326                              .2500
       69,142.84                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1589328                              .2500
       60,653.99                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1589329                              .2500
      144,576.30                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1589331                              .2500
       59,273.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1589332                              .2500
       84,050.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1589333                              .2500
      626,386.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      1589336                              .2500
      279,172.76                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589337                              .2500
      392,612.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1589338                              .2500
      516,917.48                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1589776                              .2500
      373,867.45                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1589777                              .2500
      100,704.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1589782                              .2500
      261,144.04                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1589794                              .2500
       45,240.75                           .0800
            8.2000                         .0000
            7.9500                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1589844                              .2500
      262,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      1589886                              .2500
       74,788.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1589917                              .2500
       29,917.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1590029                              .2500
      104,716.86                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590031                              .2500
      105,876.48                           .0300
            7.3000                         .0000
            7.0500                         .0000
            7.0200                         .0000
            7.0000                         .0200

      1590032                              .2500
       60,401.51                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1590033                              .2500
       99,830.49                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590034                              .2500
       57,909.33                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1590035                              .2500
      119,637.17                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1590036                              .2500
       81,621.78                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1590037                              .2500
      309,076.02                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700

      1590038                              .2500
      251,109.15                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1590039                              .2500
      248,556.62                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                         .0000
            7.0000                         .7700

      1590040                              .2500
      394,835.19                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1590041                              .2500
      453,200.63                           .0300
            7.3500                         .0000
            7.1000                         .0000
            7.0700                         .0000
            7.0000                         .0700

      1590042                              .2500
      112,312.31                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1590043                              .2500
      323,115.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1590044                              .2500
      129,236.11                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1590045                              .2500
       99,427.72                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1590048                              .2500
       38,279.67                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                         .0000
            7.0000                         .8700

      1590049                              .2500
       86,987.19                           .0300
            8.2000                         .0000
            7.9500                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1590051                              .2500
      235,059.07                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590052                              .2500
      213,327.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590053                              .2500
       31,795.93                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1590054                              .2500
      150,176.23                           .0300
            8.3000                         .0000
            8.0500                         .0000
            8.0200                         .0000
            7.0000                        1.0200
1



      1590055                              .2500
       49,718.88                           .0300
            8.3500                         .0000
            8.1000                         .0000
            8.0700                         .0000
            7.0000                        1.0700

      1590056                              .2500
      333,099.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590058                              .2500
      299,133.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590059                              .2500
       62,324.13                           .0300
            8.3000                         .0000
            8.0500                         .0000
            8.0200                         .0000
            7.0000                        1.0200

      1590060                              .2500
      129,252.75                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                         .0000
            7.0000                         .8200

      1590061                              .2500
      118,668.12                           .0300
            8.4000                         .0000
            8.1500                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1590062                              .2500
       49,707.48                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                         .0000
            7.0000                         .6200

      1590063                              .2500
       29,820.59                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700
1



      1590064                              .2500
      313,965.54                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1590183                              .2500
      189,917.69                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1590184                              .2500
      226,515.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1590185                              .2500
      257,906.87                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1590186                              .2500
      194,719.15                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590188                              .2500
      551,620.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590190                              .2500
      326,478.69                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1590191                              .2500
       79,863.14                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1590193                              .2500
      244,221.35                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590194                              .2500
      253,075.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590195                              .2500
      153,675.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590196                              .2500
      267,533.35                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1590197                              .2500
      505,566.59                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590198                              .2500
      307,368.90                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590199                              .2500
      230,170.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590200                              .2500
      381,639.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1590201                              .2500
      244,104.29                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1590202                              .2500
      360,752.87                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590203                              .2500
      287,936.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1590204                              .2500
      227,857.08                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1590205                              .2500
      262,439.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590206                              .2500
      283,448.69                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590207                              .2500
      218,708.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1590208                              .2500
      252,725.22                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1590209                              .2500
      254,515.46                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590210                              .2500
      284,302.40                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590211                              .2500
      390,608.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1590212                              .2500
      222,743.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1590213                              .2500
      243,263.08                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590214                              .2500
      247,354.59                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1590215                              .2500
      390,879.67                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1590216                              .2500
      248,534.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1590217                              .2500
      448,783.73                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1590218                              .2500
      710,508.49                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1590219                              .2500
      299,123.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1590220                              .2500
      225,368.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1590221                              .2500
      312,054.79                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590222                              .2500
      342,994.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1590223                              .2500
      243,528.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1590224                              .2500
      339,070.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1590225                              .2500
      229,948.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590226                              .2500
      994,487.43                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1590227                              .2500
      230,575.10                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1590265                              .2500
      118,900.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1590352                              .2500
       96,725.84                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1590385                              .2500
      119,668.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1590390                              .2500
      498,617.97                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1590497                              .2500
      168,455.13                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.4200                         .0000
1



      1590686                              .2500
      441,247.62                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1590750                              .2500
      400,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1590787                              .2500
      302,162.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1590800                              .2500
      299,133.04                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1591437                              .2500
      308,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1591444                              .2500
      155,568.81                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1591466                              .2500
       75,780.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1591479                              .2500
       39,888.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1591489                              .2500
       69,788.59                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1591504                              .2500
       99,714.19                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1591514                              .2500
       64,803.26                           .0300
            7.4750                         .0000
            7.2250                         .0000
            7.1950                         .0000
            7.0000                         .1950

      1591631                              .2500
      303,483.01                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1591636                              .2500
      275,184.57                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1591683                              .2500
      426,678.78                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1591740                              .2500
      164,045.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1591821                              .2500
      210,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1591823                              .2500
      128,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1591875                              .2500
      299,389.28                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1592045                              .2500
      400,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1592053                              .2500
      584,728.70                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1592063                              .2500
      394,777.56                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1592079                              .2500
      410,782.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1592082                              .2500
      210,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1592110                              .2500
      305,697.06                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1592114                              .2500
      394,855.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1592158                              .2500
       70,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1592194                              .2500
      393,820.08                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1592227                              .2500
      120,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1592237                              .2500
      303,009.05                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1592256                              .2500
      462,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1592876                              .2500
      271,210.47                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1592907                              .2500
       48,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1592921                              .2500
       94,983.77                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1593230                              .2500
      275,231.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1593232                              .2500
      247,794.11                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1593233                              .2500
      278,411.78                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593234                              .2500
      269,211.07                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1593235                              .2500
      249,293.40                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593236                              .2500
      219,732.49                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1593237                              .2500
      124,290.97                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1593238                              .2500
      367,901.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593239                              .2500
      346,885.37                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1593240                              .2500
      323,700.52                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1593242                              .2500
      477,277.33                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593244                              .2500
      300,348.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593245                              .2500
      290,557.90                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1593246                              .2500
      269,800.53                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1593247                              .2500
      242,486.64                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      1593248                              .2500
      226,642.63                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1593249                              .2500
      367,901.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1593250                              .2500
      386,204.77                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1593352                              .2500
       80,284.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1593354                              .2500
       70,316.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1593364                              .2500
       51,357.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1593396                              .2500
      360,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1593426                              .2500
      191,750.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1593634                              .2500
       59,826.60                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1593730                              .2500
       31,200.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1593966                              .2500
      245,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1593974                              .2500
      176,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1594105                              .2500
       80,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1594113                              .2500
       50,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1594148                              .2500
      204,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1594214                              .2500
      167,509.10                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1594217                              .2500
      161,250.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1594218                              .2500
      450,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1594251                              .2500
      107,701.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1594259                              .2500
      249,293.39                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1594305                              .2500
      100,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1594391                              .2500
      443,212.94                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1594392                              .2500
      297,381.74                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1594393                              .2500
      397,602.70                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      1594394                              .2500
      279,582.77                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1594395                              .2500
      427,760.25                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1594396                              .2500
      338,009.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1594397                              .2500
      497,163.86                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1594398                              .2500
      772,760.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1594399                              .2500
      454,637.86                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1594407                              .2500
      122,250.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1594470                              .2500
       80,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1594492                              .2500
      200,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1594562                              .2500
       90,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1594651                              .2500
      271,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1594746                              .2500
      206,766.97                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1594758                              .2500
      208,713.62                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1594776                              .2500
      206,666.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1594788                              .2500
      212,954.90                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1594789                              .2500
      345,792.03                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1594997                              .2500
       95,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1595188                              .2500
      232,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1595299                              .2500
      240,237.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1595331                              .2500
       96,600.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1595334                              .2500
      400,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1595410                              .2500
      238,729.61                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1595422                              .2500
      274,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1595447                              .2500
      254,018.43                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1595473                              .2500
      244,624.39                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1595479                              .2500
      225,654.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1595481                              .2500
      346,985.61                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1595484                              .2500
      278,303.43                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1595501                              .2500
      219,350.02                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1595515                              .2500
      478,581.87                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1595563                              .2500
       49,858.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1595566                              .2500
      255,000.00                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700
1



      1595571                              .2500
      100,000.00                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1595594                              .2500
       58,253.00                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1595596                              .2500
      134,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1595605                              .2500
      275,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1595628                              .2500
       56,800.00                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1595635                              .2500
       73,990.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1595659                              .2500
      189,450.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1595690                              .2500
      105,750.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1595757                              .2500
      620,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1595796                              .2500
      165,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1595807                              .2500
      568,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1595925                              .2500
      261,850.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1595948                              .2500
      322,870.51                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1596052                              .2500
       50,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1596053                              .2500
       55,000.00                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.3700                         .0000
            7.0000                        1.3700

      1596055                              .2500
      343,900.00                           .0800
            7.6000                         .0000
            7.3500                         .0000
            7.2700                         .0000
            7.0000                         .2700
1



      1596087                              .2500
       42,700.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1596093                              .2500
       90,000.00                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1596123                              .2500
       99,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1596125                              .2500
       52,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1596138                              .2500
      220,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1596186                              .2500
      100,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1596272                              .2500
      292,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1596429                              .2500
       80,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1596490                              .2500
       30,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1596499                              .2500
       70,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1596503                              .2500
      298,258.76                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            7.0000                         .6600

      1596505                              .2500
      224,356.95                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1596507                              .2500
      253,648.39                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596510                              .2500
      344,080.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1596511                              .2500
      695,850.45                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596512                              .2500
      218,109.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1596513                              .2500
      275,175.55                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1596514                              .2500
      289,651.16                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596515                              .2500
      276,190.60                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596516                              .2500
      311,088.33                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596517                              .2500
      345,164.30                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596518                              .2500
      308,121.67                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1596519                              .2500
      426,763.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1596520                              .2500
      268,399.47                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1596521                              .2500
      245,672.03                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596522                              .2500
      275,202.40                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1596524                              .2500
      244,307.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1596526                              .2500
      556,351.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596527                              .2500
      338,961.84                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1596529                              .2500
      343,980.72                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596576                              .2500
      160,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1596584                              .2500
      340,016.75                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1596586                              .2500
      150,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1596589                              .2500
      262,320.16                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1596622                              .2500
      231,336.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1596708                              .2500
      248,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1596717                              .2500
      251,022.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1596725                              .2500
      308,650.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1596728                              .2500
      253,623.21                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1596731                              .2500
      239,298.72                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1596733                              .2500
      274,196.45                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596735                              .2500
      536,400.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596933                              .2500
      189,444.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1596934                              .2500
      417,564.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1596935                              .2500
      277,775.18                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1596968                              .2500
      336,103.90                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1596971                              .2500
      224,371.10                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1596973                              .2500
      572,659.78                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1596977                              .2500
      274,417.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1596979                              .2500
      254,263.09                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1596982                              .2500
      359,945.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1596991                              .2500
      299,123.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1596993                              .2500
      321,880.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1596998                              .2500
      265,369.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1597001                              .2500
      224,335.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1597008                              .2500
      323,030.60                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1597085                              .2500
      282,173.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1597143                              .2500
      294,175.44                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1597153                              .2500
      112,067.93                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1597191                              .2500
      154,542.06                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1597195                              .2500
       66,553.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1597296                              .2500
      251,250.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1597376                              .2500
      235,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1597379                              .2500
      250,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1597447                              .2500
      167,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1599618                              .2500
      236,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1599643                              .2500
      284,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1599714                              .2500
      333,977.10                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1599732                              .2500
      385,350.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1599864                              .2500
      300,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1599865                              .2500
      298,298.33                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1599916                              .2500
      239,306.43                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1600106                              .2500
      338,440.72                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1600108                              .2500
      585,246.55                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600114                              .2500
      287,167.73                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600124                              .2500
      533,281.35                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600131                              .2500
      278,166.58                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600154                              .2500
      140,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1600236                              .2500
      103,700.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1600290                              .2500
       89,500.00                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                         .0000
            7.0000                         .3700
1



      1600555                              .2500
       42,000.00                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600560                              .2500
      300,000.00                           .0300
            8.2400                         .0000
            7.9900                         .0000
            7.9600                         .0000
            7.0000                         .9600

      1600613                              .2500
      830,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1600648                              .2500
      372,752.52                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600654                              .2500
      257,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600656                              .2500
      991,272.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600657                              .2500
      289,293.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600658                              .2500
      123,000.18                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      1600659                              .2500
      248,518.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600660                              .2500
       38,083.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1600661                              .2500
      345,823.55                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600662                              .2500
      193,831.30                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600663                              .2500
      218,695.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600664                              .2500
      160,304.55                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600665                              .2500
       44,755.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1600666                              .2500
      397,780.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1600667                              .2500
      251,301.41                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600668                              .2500
      248,041.70                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000

      1600669                              .2500
      413,367.42                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1600670                              .2500
      198,865.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600671                              .2500
      272,465.42                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1600672                              .2500
      484,445.59                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600673                              .2500
      378,096.76                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600674                              .2500
       58,917.62                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1600675                              .2500
      596,482.09                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600676                              .2500
       52,689.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600677                              .2500
       35,788.93                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600678                              .2500
      497,036.04                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600679                              .2500
      311,137.22                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1600680                              .2500
      258,458.74                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600681                              .2500
      104,053.26                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600682                              .2500
      272,492.81                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      1600683                              .2500
      244,772.28                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600684                              .2500
      396,470.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600685                              .2500
      280,611.13                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600686                              .2500
      384,538.76                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600687                              .2500
      306,213.30                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600688                              .2500
      336,966.98                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600689                              .2500
       43,880.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1600690                              .2500
       57,283.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1600691                              .2500
      144,608.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1600692                              .2500
      305,370.39                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600693                              .2500
      297,143.94                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1600694                              .2500
    1,090,399.77                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600695                              .2500
       62,444.09                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600696                              .2500
       39,643.17                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600697                              .2500
       55,436.56                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600698                              .2500
      100,366.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1600699                              .2500
      341,861.38                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600700                              .2500
      236,525.20                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600701                              .2500
      361,388.34                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1600702                              .2500
      236,200.45                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600703                              .2500
      297,294.47                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600704                              .2500
      272,519.92                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1600705                              .2500
      278,358.31                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600706                              .2500
      228,636.59                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1600707                              .2500
      646,146.85                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600708                              .2500
      397,680.41                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600709                              .2500
      620,587.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600710                              .2500
      256,829.50                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1600711                              .2500
      347,947.88                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600712                              .2500
      335,024.10                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1600713                              .2500
      297,549.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1600714                              .2500
       86,961.26                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1600715                              .2500
       46,796.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600716                              .2500
      148,868.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600717                              .2500
       27,842.93                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1600718                              .2500
      473,885.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1600719                              .2500
       51,062.67                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1600720                              .2500
       89,214.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600721                              .2500
      242,854.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1600722                              .2500
      189,708.93                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1600723                              .2500
      112,640.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1600724                              .2500
      354,157.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1600725                              .2500
       54,938.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1600726                              .2500
       55,929.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1600727                              .2500
       64,421.96                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600728                              .2500
       84,485.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1600729                              .2500
      524,794.56                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600730                              .2500
       67,419.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1600731                              .2500
       74,555.39                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600732                              .2500
      111,260.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1600733                              .2500
      253,270.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600734                              .2500
       87,214.95                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600735                              .2500
      993,940.86                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1600736                              .2500
      138,780.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1600737                              .2500
       47,742.18                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1600738                              .2500
       30,140.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1600739                              .2500
       60,479.20                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600740                              .2500
      456,577.30                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1600741                              .2500
      197,715.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1600742                              .2500
      248,550.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600743                              .2500
      320,710.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1600744                              .2500
      477,216.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600745                              .2500
      517,017.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1600746                              .2500
      236,377.10                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000
1



      1600747                              .2500
      259,486.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1600856                              .2500
       50,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1600885                              .2500
      398,791.95                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1601092                              .2500
      424,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1601105                              .2500
      637,280.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1601117                              .2500
      444,000.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1601981                              .2500
      308,605.58                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1601986                              .2500
      258,400.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1601988                              .2500
      270,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1601990                              .2500
      562,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1602037                              .2500
      260,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1602970                              .2500
      420,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1603072                              .2500
      296,000.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

  TOTAL NUMBER OF LOANS:      603
  TOTAL BALANCE........:        152,556,062.34


  RUN ON     : 07/24/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 07.35.47            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1997-S10 15YR FIXED SUMMARY REPORT     CUTOFF : 07/01/97
  POOL       : 0004254
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------  CURR NOTE RATE      7.9019
6.7500      9.5000
  RFC NET RATE                          7.6511            6.5000      9.2500
  NET MTG RATE(INVSTR RATE)             7.5880            6.4200      9.2200
  POST STRIP RATE                       6.9902            6.4200      7.0000
  SUB SERV FEE                           .2508             .2500       .6250
  MSTR SERV FEE                          .0631             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5978             .0000      2.2200







  TOTAL NUMBER OF LOANS:   603
  TOTAL BALANCE........:     152,556,062.34


                             ***************************
                             *      END OF REPORT      *
                             ***************************



NY1-221875.4

                                                     EXHIBIT G

                                         FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.



NY1-221875.4

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and
Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the


NY1-221875.4
                                                        G-2
                  certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.



NY1-221875.4
                                                        G-3

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and


NY1-221875.4
                                                        G-4
enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.


NY1-221875.4
                                                        G-5

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                              SELLER/SERVICER

[Corporate Seal]


                                               (Name of Seller/Servicer)

By:                               By:
         (Signature)                                (Signature)


                                  By:
         (Typed Name)                               (Typed Name)


Title:                            Title:




ATTEST:                           RESIDENTIAL FUNDING CORPORATION

By:                               By:
         (Signature)                                (Signature)


                                  By:
         (Typed Name)                               (Typed Name)


Title:                            Title:


NY1-221875.4
                                     G-6

                                                     EXHIBIT H
                                           FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)               Mortgage Loan
Prepaid in Full
                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:      [ ] Promissory Note
                                           [ ] Primary Insurance Policy
                                           [ ] Mortgage or Deed of Trust
                                           [ ] Assignment(s) of Mortgage or
Deed of Trust
                                           [ ] Title Insurance Policy
                                           [ ] Other:


Name

Title

Date


NY1-221875.4

                                                    EXHIBIT I-1

                                     FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1997-S10, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R


NY1-221875.4

Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
--------------.



NY1-221875.4
                                                       I-1-2

                  10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.




NY1-221875.4
                                                       I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                                     NOTARY PUBLIC

                                                     COUNTY OF
                                                     STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.


NY1-221875.4
                                                       I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                            __________________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1997-S10

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S10, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S10, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition


NY1-221875.4
of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                         Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:


NY1-221875.4
                                                       I-2-2

                                                    EXHIBIT J-1

                                      FORM OF INVESTOR REPRESENTATION LETTER

                                           ______________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza, Siute 0126
Chicago, Illinois  60670-0126



Attention:  Residential Funding Corporation Series 1997-S10

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S10, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S10, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and


NY1-221875.4

                  Servicing  Agreement  contains   restrictions   regarding  the
                  transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its
                  own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]



NY1-221875.4
                                                       J-1-2

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of
                  (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          6.          The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.




NY1-221875.4
                                                       J-1-3

                  In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:


NY1-221875.4
                                                       J-1-4

                                                    EXHIBIT J-2

                                        FORM OF ERISA REPRESENTATION LETTER



                                                         ____________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126


Attention:  Residential Funding Corporation Series 1997-S10

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S10, [Class M-]

Ladies and Gentlemen:

                  ____________________ (the "Purchaser") intends to purchase from ________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S10, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                                      (a)  The  Purchaser  is  not  an  employee
                  benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly,


NY1-221875.4
                  on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

                                      (b) The Purchaser is an insurance company,
                  the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.


                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:


NY1-221875.4
                                                       J-2-2

                                                     EXHIBIT K

                                     FORM OF TRANSFEROR REPRESENTATION LETTER




                                                    , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois  60670-0126

Attention: Residential Funding Corporation Series 1997-S10

                  Re:     Mortgage Pass-Through Certificates,
                          Series 1997-S10, [Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-S10, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of


NY1-221875.4

Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           (Seller)



                                           By:
                                           Name:
                                           Title:


NY1-221875.4
                                                        K-2

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is


NY1-221875.4
         capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.     The Buyer

                          a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or


NY1-221875.4
                                                        L-2

                          b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                       Print Name of Buyer

By:                                        By:
     Name:                                     Name:
     Title:                                    Title:

Taxpayer Identification:                       Taxpayer Identification:

No.                                        No.

Date:                                      Date:






NY1-221875.4
                                                        L-3

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___     Bank.  The Buyer (a) is a national bank or banking
             ----
             institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                                   ----------------------------------


NY1-221875.4
                                                        L-4

     ___     Savings and Loan.  The Buyer (a) is a savings and loan
             ----------------
             association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___     Insurance Company.  The Buyer is an insurance company
             -----------------
             whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser
             registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
             Section 301(c) or (d) of the Small Business Investment
             Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___     Trust Fund.  The Buyer is a trust fund whose trustee is a
             ----------
             bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
             (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.



NY1-221875.4
                                                        L-5

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___         ___                   Will the Buyer be purchasing the Rule 144A
  Yes         No                    Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's


NY1-221875.4
                                                        L-6
purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:

                                            Date:


NY1-221875.4
                                                        L-7

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies,


NY1-221875.4
                                                        L-8

(ii) bank deposit notes and certificates of deposit,  (iii) loan participations,
(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:







NY1-221875.4
                                                        L-9

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 12.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses


NY1-221875.4
allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section


NY1-221875.4
                                                        M-2

860(F)(a)(1)  of the Code or on  "contributions  after the  startup  date" under
Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 12.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request


NY1-221875.4
                                                        M-3
of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or
(B) such amendment, reduction, deletion or cancellation is made in accordance with Section 12.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.


NY1-221875.4
                                                        M-4

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                       Mortgage Pass-Through Certificates
                                 Series 1997-S10


                                                           , 199__


The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1997-S10

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of July 1, 1997 (the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1997-S10 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential
Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or


NY1-221875.4
through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section
12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited
Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and


NY1-221875.4
                                                        N-2
the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:
Name:
Title:


NY1-221875.4
                                                        N-3

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                           __________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1997-S10

                  Re:      Mortgage Pass-Through Certificates,
                           Series 1997-S10 Assignment of Mortgage Loan

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and



NY1-221875.4

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:



NY1-221875.4
                                                        O-2

                                                     EXHIBIT P

                                          SCHEDULE OF DISCOUNT FRACTIONS




Schedule of Discount Fractions

        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1590497 168,455.13      6.420   8.2857142857%   13,957.71
1586178 248,400.73      6.545   6.5000000000%   16,146.05
1586439 240,661.59      6.545   6.5000000000%   15,643.00
1548529 74,045.20       6.670   4.7142857143%   3,490.70
1572088 386,287.13      6.670   4.7142857143%   18,210.68
1577569 238,481.20      6.670   4.7142857143%   11,242.69
1586440 283,196.41      6.670   4.7142857143%   13,350.69
1600669 413,367.42      6.670   4.7142857143%   19,487.32
1600693 297,143.94      6.670   4.7142857143%   14,008.21
1591631 303,483.01      6.720   4.0000000000%   12,139.32
1592237 303,009.05      6.720   4.0000000000%   12,120.36
1586060 447,182.92      6.795   2.9285714286%   13,096.07
1587284 288,184.54      6.795   2.9285714286%   8,439.69
1600668 248,041.70      6.795   2.9285714286%   7,264.08
1590265 118,900.00      6.845   2.2142857143%   2,632.79
1586172 215,763.48      6.920   1.1428571429%   2,465.87
1586433 536,656.01      6.920   1.1428571429%   6,133.21
1586434 233,801.18      6.920   1.1428571429%   2,672.01
1587288 257,823.44      6.920   1.1428571429%   2,946.55
1587346 295,533.47      6.920   1.1428571429%   3,377.53
1589782 261,144.04      6.920   1.1428571429%   2,984.50
1592063 394,777.56      6.920   1.1428571429%   4,511.74
1600746 236,377.10      6.920   1.1428571429%   2,701.45
1590185 257,906.87      6.970   0.4285714286%   1,105.32
1590201 244,104.29      6.970   0.4285714286%   1,046.16
1590204 227,857.08      6.970   0.4285714286%   976.53
1591683 426,678.78      6.970   0.4285714286%   1,828.62

        $7,647,263.27           2.7981102982%   $213,978.86

NY1-221875.4
                                                        P-1

                                                     EXHIBIT Q

                                           FORM OF REQUEST FOR EXCHANGE

                                                            [DATE]

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois 60670

                  Re: Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1997-S10


                  Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the of Class A-7[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-7-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The Initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-7-_ Certificates will be $__________ and ____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-7[-1] Certificates surrendered for exchange.

                  All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of July 1, 1997, among Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and The First National Bank of Chicago, as trustee.

                                    RESIDENTIAL FUNDING CORPORATION




                                    By:______________________________
                                    Name:
                                    Title:


NY1-221875.4
                                                        Q-1

                                    EXHIBIT R

         CLASS A-1 SCHEDULED PERCENTAGES AND TARGETED PRINCIPAL BALANCES

                                 [See Attached]


NY1-221875.4
                                                        Q-2